SCHEDULE 14A
                         (Exchange Act Rule 14a-101)
                           INFORMATION REQUIRED IN
                    PROXY STATEMENT SCHEDULE 14A INFORMATION

                   Proxy Statement Pursuant to Section 14(a)
              of the Securities Exchange Act of 1934, as amended

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[X]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Exchange Act Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Exchange Act Rules 14a-11(c) or 14a-12

                           Enterprise Software, Inc.
                     ------------------------------------
             (Name of the Registrant as Specified in Its Charter)

                          Enterprise Software, Inc.
                     ------------------------------------
   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[ ]  No fee required.

[X]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)    Title of each class of securities to which transaction applies:
            Common Stock, par value $.001 per share, of Enterprise Software, Inc. (the "Enterprise Common Shares").

     (2)    Aggregate number of securities to which transaction applies:
            Up to 5,953,178 Enterprise Common Shares.

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): The underlying value of the transaction used solely for the purpose of computing the filing fee is $55,066,896, and was determined by multiplying $9.25 (the maximum per unit price to be paid to holders of Enterprise Common Shares pursuant to the transaction) by 5,953,178 (the maximum number of Enterprise Common Shares for which payment will be made pursuant to the transaction). One fiftieth of one percent of $55,066,896 is equal to $11,013.38.

     (4)    Proposed maximum aggregate value of transaction:        $55,066,896

     (5)    Total fee paid:                                         $11,013.38

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)    Amount Previously Paid:

     (2)    Form, Schedule or Registration Statement No.:

     (3)    Filing Party:

     (4)    Date Filed:

                      PRELIMINARY--SUBJECT TO COMPLETION

     [LOGO]
                           ENTERPRISE SOFTWARE, INC.

                   MERGER PROPOSED - YOUR VOTE IS IMPORTANT

     The Board of Directors of Enterprise Software, Inc. and LiveWire Acquisition Corporation have approved a merger agreement which provides for the merger of the two companies. In connection with the merger, we will need to amend our certificate of incorporation. Detailed information concerning the merger and the charter amendment is set forth in the accompanying proxy statement. I urge you to read the enclosed material carefully.

     You will vote on two separate proposals at the special meeting. The first proposal is to approve and adopt the merger agreement. The second proposal is to approve an amendment to the certificate of incorporation to (1) redesignate Enterprise's currently existing common stock as class A common stock, (2) create a second class of common stock to be designated as class B common stock, which will be identical to the class A common stock except that the shares of class B common stock will have a liquidation preference of $.10 per share and (3) increase the number of authorized shares of capital stock to include 5,000,000 shares of class B common stock.

     If the merger is completed, each outstanding share of Enterprise class A common stock (other than those held by stockholders who exercise and perfect their statutory appraisal rights under Delaware law) will be converted into the right to receive a payment of $9.25 in cash (which is subject to a downward adjustment in certain circumstances). In connection with the merger, each holder of class B common stock will retain his or her shares of class B common stock.

     Your vote is very important. Whether or not you plan to attend the special meeting, please take the time to vote by completing and mailing the enclosed proxy card. If you sign, date and mail your proxy card without indicating how you want to vote, we will vote your proxy in favor of the matters considered at the special meeting. If you do not return your proxy card or instruct your broker how to vote any shares held for you in your broker's name, the effect will be a vote against approval and adoption of the merger agreement and against the amendment to the certificate of incorporation of Enterprise.

     We cannot complete the merger unless the stockholders of Enterprise approve and adopt the merger agreement and the amendment to the certificate of incorporation. We have scheduled a special meeting for the stockholders of Enterprise to vote on the merger agreement and the amendment to the certificate of incorporation. The date, time and place of the special meeting are as follows:
                        __________, ____________, 1999
                          ______ a.m., Mountain time
                        ______________________________
                        ______________________________
                        ______________________________

     This proxy statement is dated ____________, 1999, and is first being mailed to stockholders on or about ____________, 1999.


                                                    .........................

                                                    Richard L. Schleufer
                                                    Chairman of the Board and
                                                    Chief Executive Officer
Colorado Springs, Colorado
_______________, 1999

                           ENTERPRISE SOFTWARE, INC.
                             8415 Explorer Drive
                       Colorado Springs, Colorado 80920
                                (719) 265-3200
                            -----------------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                       TO BE HELD ON ____________, 1999

To the Stockholders of Enterprise Software, Inc.:

     NOTICE IS HEREBY GIVEN, that a special meeting of stockholders of Enterprise Software, Inc., a Delaware corporation, will be held at _____________, on ________, 1999 at _____ a.m., Mountain time, for the following purposes:

     (1) To consider and vote upon a proposal to approve and adopt an agreement and plan of merger, dated as of June 27, 1999, as amended and restated on July 26, 1999, between LiveWire Acquisition Corporation, a Delaware corporation, and Enterprise.

     (2) To consider and vote upon a proposal to approve and adopt an amendment to the certificate of incorporation to (1) redesignate Enterprise's currently existing common stock as class A common stock, (2) create a second class of common stock to be designated as class B common stock, which will be identical to the class A common stock except that the shares of class B common stock will have a liquidation preference of $.10 per share, and (3) increase the number of authorized shares of capital stock to include 5,000,000 shares of class B common stock.

     (3) To transact such other business as may properly come before the meeting or any adjournments or postponements of the special meeting.

     THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT, AS AMENDED AND RESTATED, AND THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION AND RECOMMENDS A VOTE FOR SUCH PROPOSALS.

     Because each of proposals 1 and 2 arise out of the proposed transaction with LiveWire, approval of each of these proposals is contingent upon approval of the other proposal. If either of these proposals is not approved by our stockholders, none of the proposals will be implemented and the merger will not be consummated.

     Only stockholders of record at the close of business on ____________, 1999 are entitled to notice of and to vote at the special meeting or at any adjournments and postponements of the special meeting. The affirmative vote of the holders of a majority of the outstanding shares of Enterprise common stock entitled to vote on the merger is required to approve and adopt the merger and to approve the amendment to the certificate of incorporation. We cannot complete the merger unless our stockholders both approve and adopt the merger agreement and approve the amendment to the certificate of incorporation. A list of stockholders entitled to vote at the meeting will be available at the offices of D.F. King & Co., Inc., 77 Water Street, New York, New York 10005 and at our principal office in Colorado Springs, Colorado for a period of ten days prior to the meeting, and such list will also be available at the special meeting.

     We have also enclosed a copy of our Annual Report on Form 10-KSB for the year ended March 31, 1999.

     Your vote is important. Even if you plan to attend the special meeting in person, we request that you sign, date and mail the enclosed proxy card to ensure that your shares will be represented at the special meeting if you are unable to attend. If you do attend the special meeting and wish to vote in person, you may withdraw your proxy and vote in person. If your shares are held in "street name" by your broker or other nominee, only that holder can vote your shares. You should follow the directions provided by your broker or nominee regarding how to instruct them to vote your shares.

     If you fail to vote your shares, either by proxy or in person, at the meeting, the effect will be a vote against the merger and certificate of incorporation amendment proposals.

                                            By Order of the Board of Directors

                                            .....................

                                            H. Bradley Eden
                                            Secretary
Colorado Springs, Colorado
____________, 1999

                               TABLE OF CONTENTS

                                                                           Page

CHAPTER ONE - THE MERGER

     QUESTIONS AND ANSWERS ABOUT THE MERGER.................................I-1
          The Merger Consideration..........................................I-1
          How to Vote Your Shares...........................................I-1

     SUMMARY................................................................I-3
          Parties to the Merger Agreement...................................I-3
          The Merger........................................................I-4
          Amendment to the Certificate of Incorporation and Exchange
               of Common Stock of Enterprise................................I-8
          The Enterprise Stockholders' Meeting..............................I-8

     THE MERGER............................................................I-10
          Background of the Merger.........................................I-10
          Reasons for the Merger; Recommendation of the Board of Directors.I-13
          Opinion of Enterprise's Financial Advisor........................I-15
          Financing of the Merger..........................................I-21
          Merger Consideration.............................................I-25
          Effective Time of the Merger.....................................I-26
          Conversion of Shares; Procedures for Exchange of Certificates....I-26
          Federal Income Tax Consequences..................................I-27
          Accounting Treatment.............................................I-28
          Regulatory Matters...............................................I-28
          Directors and Officers of Enterprise after the Merger............I-28
          NASDAQ Delisting.................................................I-29
          Exchange Act Deregistering.......................................I-29
          Resale of Enterprise Class B Common Stock Following the Merger...I-30

     AMENDMENT TO THE CERTIFICATE OF
          INCORPORATION AND EXCHANGE OF COMMON STOCK.......................I-31
          Background.......................................................I-31
          Amendment to the Certificate of Incorporation of Enterprise......I-31
          Exchange of Common Stock.........................................I-31

     INTERESTS OF CERTAIN PERSONS IN THE MERGER............................I-32
          Employee Stock Options...........................................I-32
          Severance and Change in Control Agreements.......................I-32
          Other Employee Benefits..........................................I-33
          Indemnification and Insurance....................................I-33

     CERTAIN PROVISIONS OF THE MERGER AGREEMENT............................I-33
          The Merger.......................................................I-34
          Closing and Effective Time.......................................I-34
          Surviving Corporation............................................I-35
          Representations and Warranties...................................I-35
          Conditions to the Consummation of the Merger.....................I-40
          Termination......................................................I-41
          Other Expenses...................................................I-43
          Amendment and Waiver.............................................I-43

     CERTAIN PROVISIONS OF THE VOTING AGREEMENTS...........................I-44
          Voting...........................................................I-44
          No Solicitation..................................................I-45

                                                                           Page

          Transfer.........................................................I-45
          Appraisal Rights.................................................I-45
          Exchange of Common Stock.........................................I-45

CHAPTER TWO - INFORMATION ABOUT
THE ENTERPRISE STOCKHOLDERS' MEETING AND VOTING

          General..........................................................II-1
          Matters to Be Considered.........................................II-1
          Record Date......................................................II-1
          Voting at the Special Meeting....................................II-2
          Proxies..........................................................II-2
          Information Concerning the Solicitation of Proxies...............II-3
          Recommendation of the Enterprise Board of Directors..............II-3

CHAPTER THREE - ADDITIONAL INFORMATION

     INFORMATION CONCERNING THE COMPANIES.................................III-1
          Enterprise Software, Inc........................................III-1
          LiveWire Media, L.L.C. and LiveWire Acquisition Corporation.....III-2

     DESCRIPTION OF ENTERPRISE CAPITAL STOCK FOLLOWING THE MERGER.........III-3
          Authorized Capital Stock........................................III-3
          Class A Common Stock............................................III-3
          Class B Common Stock............................................III-3
          Preferred Stock.................................................III-3
          Preemptive Rights...............................................III-4
          Anti-takeover Statute...........................................III-4

     COMPARISON OF THE RIGHTS OF ENTERPRISE
          STOCKHOLDERS BEFORE AND AFTER THE MERGER........................III-5

     SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.......III-7
          Beneficial Owners...............................................III-7
          Officers and Directors..........................................III-8

     APPRAISAL RIGHTS OF DISSENTING STOCKHOLDERS..........................III-9

     EXPERTS.............................................................III-12

     WHERE YOU CAN FIND MORE INFORMATION.................................III-12

     FUTURE STOCKHOLDER PROPOSALS........................................III-13

LIST OF INDEXES
     Annex A   Agreement and Plan of Merger, as amended and restated
     Annex B   Form of Voting Agreement among certain stockholders, Enterprise
               Software, Inc. and LiveWire Acquisition Corporation
     Annex C   Voting and Exchange Agreement between Enterprise Software, Inc.,
               LiveWire Acquisition Corporation, Kimberlin Family Partners,
               L.P. and Oshkim Limited Partnership
     Annex D   Opinion of Schroder & Co. Inc.
     Annex E   Section 262 of the Delaware General Corporation Law
     Annex F   Amendment to the Certificate of Incorporation

     Appendix I -- Proxy Card

     Chapter One -- The Merger


                           CHAPTER ONE - THE MERGER

                    QUESTIONS AND ANSWERS ABOUT THE MERGER

The Merger Consideration

Q:   What will I receive for each Enterprise share?
A. For each share of Enterprise class A common stock, you will have the right to receive $9.25 in cash. This cash price will be adjusted downward in the event that there is either:

     o a shortfall in actual and projected gross revenues for fiscal year 2000 below the $35,467,000 of revenues budgeted for the year; or

     o an adverse effect on the financial condition, business, assets or results of operations of Enterprise or a breach of a representation or warranty made by Enterprise in the merger agreement, which in either case, produces a liability of more than $1,000,000.

Q:   Why will certain Enterprise stockholders retain common stock in the merger?
A. In order to structure the merger as a recapitalization, a specified number of shares of voting common stock must remain outstanding following the merger. Kimberlin Family Partners, L.P. and Oshkim Limited
     Partnership have agreed to exchange between 125,000 and 175,000 of their shares of Enterprise class A common stock for shares of class B common stock of Enterprise immediately prior to the effective time of the merger. These shares of class B common stock will be retained by Kimberlin Family Partners, L.P. and Oshkim Limited Partnership following the merger.

Q:   Do I have dissenters' rights in connection with the merger?
A. Yes. Holders of class A common stock that do not vote in favor of the merger and follow other required procedures under Delaware law will not receive $9.25 per share (as may be adjusted). Instead, their only right will be to receive the appraised fair value of their existing shares of Enterprise class A common stock in cash.

How to Vote Your Shares

Q:   How do I vote my shares?
A. After carefully reading and considering the information contained in this document, please fill out and sign your proxy card. Then mail your completed, signed and dated proxy card in the enclosed return envelope as soon as possible so that your shares can be voted at the Enterprise special meeting.

Q: If my shares are held in "street name" by my broker, will my broker vote my shares for me?
A. Your broker will not be able to vote your shares on either of the proposals without instructions from you. You should follow the directions provided by your broker to vote your shares.

Q:   How do I change my vote after I have marked my signed proxy card?
A. You may change your vote by sending a written notice stating that you would like to revoke your proxy or by completing and submitting a new, later dated proxy card to the Secretary of Enterprise. You also can attend the Enterprise special meeting and vote in person.

Q:   Should I send in my stock certificates now?
A. No. You should not send in your stock certificates at this time. After the merger is completed, LiveWire will send instructions to you. These instructions will explain how to exchange your Enterprise class A common stock for cash.

                                                     Chapter One -- The Merger


Q:   When do you expect the merger to be completed?
A. We are working toward completing the merger as quickly as possible after the Enterprise special meeting. We anticipate that the merger will be completed during our fiscal quarter ending September 30, 1999.

Q:   Who can help answer my questions?
A.   If you have more questions about the merger, you should contact:

          D.F. King & Co., Inc.
          (800) 578-5378

                                                     Chapter One -- The Merger


                                    SUMMARY

     This summary contains selected information from this proxy statement and may not contain all of the information that is important to you. To understand the merger fully and to obtain a more complete description of the legal terms of the merger, you should read carefully this entire document, including the Annexes, and the documents to which we refer you. See "Where You Can Find More Information" on page III-12.

                        Parties to the Merger Agreement

Enterprise Software, Inc. (see page III-1)
8415 Explorer Drive
Colorado Springs, CO 80920
Telephone: (719) 265-3200

     Enterprise, through its subsidiaries, designs, develops and integrates traffic and billing, revenue management and program management software products for use by broadcast television stations, radio stations and cable operators in the management of advertising time and programming. Enterprise also provides a range of related services to its customers, including hardware installation, customer support, training and custom software development.

LiveWire Media, L.L.C. and LiveWire Acquisition Corporation (see page III-2) 711 Westchester Avenue
White Plains, NY 10604
Telephone: (914) 422-0800

     LiveWire Acquisition Corporation is a Delaware corporation recently formed by LiveWire Media. It has not engaged in any activities to date except in connection with the proposed merger. LiveWire Acquisition Corporation is wholly owned by LiveWire Media.

     LiveWire Media is a Delaware limited liability company formed by Steven Price, the President and Chief Executive Officer of LiveWire Corporation, a telecommunications investment and management company, and Stuart Rosenstein, the Chief Financial Officer of LiveWire Corporation, for purposes of acquiring Enterprise. It is expected that certain private equity funds will purchase equity securities of LiveWire Media for cash prior to the effective time of the merger. LiveWire Media will contribute the cash raised by such issuances to LiveWire Acquisition Corporation for purposes of funding payment of a portion of the merger consideration and the fees and expenses associated with the merger.

     We sometimes refer to LiveWire Acquisition Corporation and LiveWire Media as "LiveWire" in this document.

                                                     Chapter One -- The Merger


                                  The Merger

   General

     We have attached the merger agreement as Annex A to this proxy statement. We encourage you to read the merger agreement because it is the legal document that governs the merger.

     If the merger and the charter amendment are approved by Enterprise stockholders and all other conditions to the merger are satisfied or, where permissible, waived, LiveWire Acquisition Corporation will merge with and into Enterprise, with Enterprise as the surviving corporation in the merger.

     Following the merger, Enterprise will continue to operate in substantially the same manner as it has in the past, except that we will be substantially leveraged, will have a different capital structure and will have a controlling stockholder. LiveWire Media will own approximately 94% of the outstanding common stock of Enterprise. In addition, LiveWire Media will own 28,885,417 shares of non-voting preferred stock of Enterprise.

   Reasons for the Merger (see page I-13)

     We believe that the merger is the most attractive offer received by Enterprise for its stockholders which will permit its stockholders to receive an attractive value for their shares of Enterprise common stock.

   Recommendation of the Board of Directors (see page I-13)

     Your Board of Directors believes that the merger agreement and the transactions contemplated thereby and the charter amendment are in the best interests of Enterprise and the Enterprise stockholders. ACCORDINGLY, THE
BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" ADOPTION AND APPROVAL OF THE MERGER AGREEMENT, AS AMENDED AND RESTATED, AND THE TRANSACTIONS CONTEMPLATED THEREBY AND "FOR" APPROVAL OF THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION.

   Opinion of Enterprise's Financial Advisor (see page I-15)

     In deciding to approve the merger, your Board of Directors considered the opinion delivered to it by Schroder & Co., Inc. that, as of the date of the opinion, and based upon and subject to the assumptions, limitations and qualifications set forth in the opinion, the cash merger consideration of $9.25 per share to be received by the holders of class A common stock pursuant to the merger is fair from a financial point of view. We have attached as Annex D the written opinion of Schroders dated July 26, 1999. You should read that document carefully to understand the assumptions made, matters considered and limitations of the review undertaken by Schroders in providing their opinion.

   Financing of the Merger (see page I-21)

     The total amount of funds required to consummate the transactions contemplated by the merger agreement and to pay all related fees and expenses is estimated to be approximately $87 million, which, based on available cash of Enterprise as of June 30, 1999, will be provided through a combination of:

     o approximately $47 million in proceeds from the issuance of certain equity interests of LiveWire Media to various private equity funds that are affiliates of LiveWire Media; and

     o borrowings by Enterprise of up to $40 million under a new senior secured credit facility.

                                                     Chapter One -- The Merger

   Federal Income Tax Consequences (see page I-27)

     The merger will be taxable to you. An Enterprise stockholder will recognize capital gain or loss based upon the difference between the cash received and the stockholder's basis in the shares exchanged pursuant to the merger.

     Tax matters can be complicated and the tax consequences of the merger to you will depend on the facts of your own situation. You should consult your own tax advisors to understand fully the tax consequences of the merger to you.

   Interests of Certain Persons in the Merger (see page I-32)

     Certain members of Enterprise's management, Board of Directors and employees will receive economic benefits as a result of the merger, including accelerated vesting of stock options, maintenance of directors' and officers' insurance coverage and employee benefits by Enterprise for specified periods of time following the merger, indemnification rights, benefits under change of control agreements and continued employment by Enterprise.

   Conditions to the Consummation of the Merger (see page I-40)

     The merger is subject to a number of conditions, including stockholder approval of the merger agreement and the amendment to the certificate of incorporation and receipt of the financing necessary to consummate the transactions contemplated by the merger agreement. LiveWire has agreed to use its commercially reasonable efforts to cause such funds to be obtained.

     Unless prohibited by law, Enterprise or LiveWire could elect to waive a condition that has not been satisfied and complete the merger anyway. We cannot be certain whether or when any of these conditions will be satisfied, or, where permissible, waived, or that we will complete the merger.

   Termination of the Merger Agreement (see page I-41)

     (1) Either Enterprise or LiveWire can terminate the merger agreement if any of the following occurs:

          o the merger is not consummated by November 1, 1999, provided the party seeking to terminate did not prevent consummation by failing to fulfill any of its obligations under the merger agreement;

          o    there is a permanent legal prohibition to completing the merger;

          o the merger agreement and the amendment to the certificate of incorporation are not approved by the holders of at least a majority of the outstanding Enterprise shares entitled to vote at the special meeting;

          o LiveWire reduces the cash merger consideration to be paid for each share of Enterprise common stock to less than $8.85 per share; or

          o the other party breaches in any material respect any of its obligations under the merger agreement and does not correct such breach within a 10-day period, or any of the other party's representations and warranties were incorrect when made or at any time prior to the effective time.

     (2) In addition, Enterprise can terminate the merger agreement if the following three conditions are met:

                                                     Chapter One -- The Merger

          o Enterprise has received an offer that is superior to the merger with LiveWire and intends to enter into an agreement with respect to the superior offer;

          o LiveWire, within a specified time period, does not make an offer that is as favorable to Enterprise's stockholders as the superior offer; and

          o Enterprise has, prior to termination of the merger agreement as a result of a superior offer, paid to LiveWire the termination fee and expenses described below.

     (3) In addition, LiveWire can terminate the merger agreement (as long as it is not then in material breach of the merger agreement) if the Enterprise Board of Directors:

          o changes its recommendation of the merger and the amendment to the certificate of incorporation, or recommends any other acquisition proposal;

          o     fails to call the special meeting; or

          o fails to include in the proxy statement its recommendation of the merger and the amendment to the certificate of incorporation.

     (4) Finally, Enterprise and LiveWire can mutually agree to terminate the merger agreement.

   Termination Fees and Expenses (see page I-42)

     Enterprise must pay LiveWire a termination fee of $2.5 million in cash if:

     (1) the merger agreement is terminated as described in paragraph (2) above;

     (2) the merger agreement is terminated as described in paragraph (3) above;

     (3) unless LiveWire is also then in material breach of the merger agreement, the merger agreement is terminated by LiveWire because:

          o Enterprise is in material breach of the merger agreement and such breach is not corrected within a 10 day period; or

          o any of Enterprise's representations and warranties were incorrect when made or at any time prior to the effective time,

     but only if such breach arises out of the wilful misconduct or bad faith of Enterprise; or

     (4) the merger agreement is terminated in circumstances where the following three conditions have been satisfied:

          o Enterprise has failed to obtain the requisite vote to approve the merger and the amendment to the certificate of incorporation;

          o prior to the special meeting, a third party shall have made an acquisition proposal consistent with the terms of the merger agreement for an alternative transaction; and

                                                     Chapter One -- The Merger

          o within twelve months of the termination of the merger agreement, Enterprise enters into an agreement for an alternative transaction with that third party, or with another third party.

     In addition to the termination fee of $2.5 million, Enterprise must also reimburse LiveWire for its documented reasonable out-of-pocket fees and expenses up to $1.5 million incurred in connection with the merger if:

     o    the merger agreement is terminated as described in paragraphs (1),
          (2), (3) or (4) above, unless LiveWire is then in material breach of the merger agreement; or

     o the merger agreement is terminated by LiveWire because of any of the following:

          [ ] Enterprise's stockholders shall have failed to approve the merger agreement and the amendment to the certificate of incorporation;

          [ ] Enterprise shall have breached in any material respect any of its obligations contained in the merger agreement, or any of its representations and warranties shall have been incorrect at the effective time;

          [ ] certain events shall have occurred during the period from June 27, 1999 until the effective time that have a material adverse effect or there is a reasonable expectation that they would have a material adverse effect on Enterprise;

          [ ] certain hardware and software products of Enterprise shall not have been certified as Year 2000 compliant; or

          [ ] LiveWire reduces the cash merger consideration to less than $8.85 per share of Enterprise common stock.

     LiveWire must pay Enterprise a termination fee of $2.5 million in cash if, notwithstanding the satisfaction or waiver of all of the conditions to the merger, LiveWire fails to consummate the merger.

   Accounting Treatment (see page I-28)

     We expect the merger to be accounted for as a recapitalization under generally accepted accounting principles. Accordingly, the historical basis of Enterprise's assets and liabilities will not be impacted by the merger.

   Voting Agreements (see page I-44)

     For a specified time period, each of Andre Blay, Irwin Schlass, Robert Beauregard, H. Bradley Eden, Cary Fitchey, Richard Schleufer, Joseph Porfeli, Kimberlin Family Partners, L.P. and Oshkim Limited has agreed:

     o to vote his or its holdings of shares of Enterprise common stock in favor of the merger and the amendment to the certificate of incorporation;

     o not to vote his or its holdings of shares of Enterprise common stock in favor of certain transactions that would prevent or delay the consummation of the merger;

     o not to take any action to solicit, initiate, encourage or facilitate any acquisition proposal other than the merger, or engage in negotiations or discussions with, or furnish nonpublic information about Enterprise

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                                                     Chapter One -- The Merger

          to, any third party that such stockholder believes may be considering making, or has made, an acquisition proposal;

     o with the exception of Andre Blay, not to transfer or otherwise dispose of his or its holdings of shares of Enterprise common stock, other than pursuant to the merger; and

     o     not to exercise any appraisal rights with respect to the merger.

   Market Price of Enterprise Shares

     Enterprise common stock trades on the NASDAQ National Market under the symbol "ENSW." On May 4, 1999, the trading date preceding the public announcement of the merger, the high and low sales price of Enterprise common stock were $7 1/2 and $7 1/16, respectively.

   Regulatory Matters (see page I-28)

     No federal or state regulatory requirements must be complied with or approval obtained in connection with the merger.

   Appraisal Rights (see page I-45)

     If you do not vote in favor of the merger and follow the other required procedures under Delaware law, you will have the right to receive the appraised fair value of your Enterprise shares in cash.


         Amendment to the Certificate of Incorporation and Exchange of
                          Common Stock of Enterprise

     The certificate of incorporation of Enterprise is being amended prior to the effective time of the merger to:

     o redesignate Enterprise's currently existing common stock as class A common stock;

     o create a second class of common stock to be designated as class B common stock; and

    o increase the number of authorized shares of capital stock to include 5,000,000 shares of class B common stock.

     Immediately prior to the effective time, between 125,000 and 175,000 shares of class A common stock held by Kimberlin Family Partners, L.P. and Oshkim Limited Partnership will be exchanged for shares of class B common stock. The shares of class B common stock will have the same rights, powers and privileges as the shares of class A common stock, except that they will have a liquidation preference of $.10 per share.


                     The Enterprise Stockholders' Meeting

   Time, Date and Place (see page II-1)

     The special meeting will be held on ___________, 1999, at ______ a.m., Mountain time, at ______________.

                                                     Chapter One -- The Merger

   Matters to Be Considered (see page II-1)

     At the special meeting, stockholders will consider and vote upon proposals to:

     o approve and adopt the merger agreement and the transactions contemplated thereby, including the merger of LiveWire Acquisition Corporation, a wholly owned subsidiary of LiveWire Media, with and into Enterprise, with Enterprise being the surviving corporation;

     o    approve an amendment to the certificate of incorporation to:

          [ ] redesignate Enterprise's currently existing common stock as class A common stock;

          [ ] create a second class of common stock to be designated as class B common stock, which will be identical to the class A common stock except that the shares of class B common stock will have a liquidation preference of $0.10 per share; and

          [ ] increase the number of authorized shares of capital stock to include 5,000,000 shares of class B common stock; and

     o to transact such other business as may properly come before the special meeting or any adjournment or postponement thereof.

   Record Date (see page II-1)

     You may vote at the special meeting and any postponements or adjournments thereof if you were the record owner of Enterprise common stock at the close of business on __________________, 1999. You will have one vote for each share of Enterprise common stock you own.

   Voting at the Special Meeting (see page II-2)

     The affirmative vote by the holders of a majority of the outstanding shares of Enterprise common stock is required to approve and adopt the merger agreement and the transactions contemplated thereby and to approve the amendment to the certificate of incorporation.

   Proxies (see page II-2)

     All Enterprise shares which are represented at the special meeting by properly executed proxies received and not duly and timely revoked will be voted at the special meeting in accordance with the instructions contained therein. In the absence of contrary instructions, such Enterprise shares will be voted "FOR" each proposal.

   Shares Held by Directors and Executive Officers (see page III-8)

     On the record date, the directors and executive officers of Enterprise owned and had the right to vote ________ shares of Enterprise common stock (approximately ______% of the shares of Enterprise common stock then outstanding). We expect that they will vote all of their shares in favor of the approval of each proposal.

                                                     Chapter One -- The Merger

                                  THE MERGER

Background of the Merger

     On October 29, 1998, the Board of Directors of Enterprise publicly announced that it had retained Schroders to explore financial and strategic alternatives to maximize stockholder value, including the possibility of a sale or merger of Enterprise. Accordingly, Schroders prepared a confidential memorandum describing Enterprise's business, prospects and financial condition.

     The confidential memorandum prepared by Schroders also contained separate information regarding one of Enterprise's subsidiaries, RVT Incorporated, formerly known as Revive Technologies Incorporated. Revive was a designer of legacy software conversion products and provider of related conversion services. In September 1998, Enterprise acquired all of the issued and outstanding shares of common stock of Revive for approximately $13.7 million. However, as a result of delays in client commitments and other factors, Revive had a significant cash flow deficit that was funded by Enterprise on a monthly basis. Accordingly, the Enterprise Board of Directors determined that it was necessary to dispose of Revive. Schroders contacted 20 companies regarding their interest in acquiring Revive. On April 16, 1999, all of the business assets of Revive were sold to ManTech Systems Solutions Corporation, the only interested party, for $608,000 in cash and a promissory note having an aggregate principal amount of $1,105,053.

     Schroders contacted approximately 45 companies to determine their interest in acquiring Enterprise. Enterprise executed confidentiality agreements with 14 interested parties and provided each of them with copies of the confidential memorandum. The only qualified bidder for Enterprise which resulted from this process was Big Flower Holdings, Inc., a New York Stock Exchange listed company which owns, among other operating businesses, Columbine JDS, Inc., a competitor of Enterprise.

     Big Flower, upon the advice of its investment advisors, proposed an exchange of shares that it believed would qualify as a "pooling of interests" transaction for accounting purposes. On or about January 21, 1999, Big Flower provided Enterprise with a draft of an agreement which provided for a "pooling of interests" transaction whereby stockholders of Enterprise would receive shares of Big Flower common stock at an undetermined exchange ratio.

     After reviewing the draft agreement, Enterprise informed Big Flower that its auditors, KPMG LLP did not believe that Enterprise would be eligible for "pooling of interests" treatment because it had engaged in corporate transactions which would disqualify Enterprise from its ability to utilize this method of accounting. After studying the matter, Big Flower's auditors reached the same conclusion.

     Big Flower subsequently proposed an acquisition of all of the operating subsidiaries of Enterprise in a tax free reorganization, solely for voting stock in Big Flower. Pursuant to the proposal, Enterprise would have been liquidated and its assets (including the Big Flower shares received in the transaction) would have been distributed to its stockholders. On March 1, 1999, Enterprise entered into a non-binding letter of intent with Big Flower to pursue the reorganization proposal. The letter of intent required Enterprise to negotiate exclusively with Big Flower until March 31, 1999. The exchange ratio was undetermined but Enterprise's total value was agreed to be $85.25 million, which included the assumption by Big Flower of Enterprise's long term debt and other related expenses. The value of Big Flower stock proposed to be distributed to Enterprise stockholders was between approximately $9.91 and $10.64 per fully diluted share, depending on whether certain assets of Enterprise were included within or excluded from the proposed transaction.

     Based upon the non-binding letter of intent, Big Flower conducted extensive due diligence of Enterprise relating to its financial condition, its intellectual property and other relevant matters. At the conclusion of the due diligence period, Big Flower, through its Executive Vice President, Mark Angelson, communicated to Enterprise

                                                     Chapter One -- The Merger


that Big Flower no longer valued Enterprise at $85.25 million, and proposed the possibility of an all cash transaction at a "significantly" lower price, which price was not definitively stated.

     Since the exclusivity period had expired, the Board of Directors requested Schroders to resolicit other potentially interested parties. Notwithstanding this request, Big Flower and representatives of Enterprise continued to negotiate. On April 22, 1999, Big Flower made an offer of $9.00 per share in cash, which the Board of Directors found to be unacceptable. Subsequently, an executive of Big Flower indicated that a price of up to $9.37 per share in cash might be available if Enterprise would give Big Flower another exclusive negotiating period and permit additional due diligence. The Board of Directors informed Big Flower that it was unwilling to reinstate Big Flower's exclusivity or to grant permission to undertake additional due diligence, and negotiations between the parties stalled.

     On or about April 14, 1999, Mr. Irwin Schlass, a Director of Enterprise, informed the Board of Directors and Schroders that he had been in contact with Mr. Steven Price, the principal of LiveWire Corporation, a telecommunications investment and management company specializing in, among other things, acquiring media software businesses. LiveWire was then contacted by Ivan Lustig of Schroders. LiveWire entered into a confidentiality agreement with Enterprise on April 15, 1999 and received a copy of the confidential memorandum.

     On May 2, 1999, Enterprise entered into a non-binding letter of intent with LiveWire which provided for a proposed price of $10 per share. Although the terms of the consideration were not specified, LiveWire reserved the right to structure the transaction as a recapitalization, whereby it would pay for each share of Enterprise common stock $9.30 per share in cash and a pro rata portion of 7% of the stock of the surviving corporation. The letter of intent contained a provision requiring Enterprise to pay a "break up fee" of $1,250,000 and expenses up to $500,000, if, prior to the execution of the definitive agreement, Enterprise was sold to another entity.

     LiveWire conducted extensive due diligence, including several visits of its personnel and investors to Enterprise's facilities in Colorado and England. On June 4, 1999, LiveWire informed Enterprise that it had determined that, in its opinion, Enterprise had contingent liabilities beyond LiveWire's expectations, and as a result, it would seek a downward adjustment in the proposed purchase price.

     Negotiations among Mr. Price, Mr. Lustig, Mr. Schleufer and counsel for the parties were conducted from on or about June 14, 1999 through June 27, 1999, the date of the merger agreement. During these negotiations, representatives of Enterprise expressed a strong preference for an all cash transaction. Enterprise's financial advisor, Schroders, stated that the small number of shares of common stock that would be retained by Enterprise stockholders in a recapitalization transaction would be difficult to value because the shares would be illiquid. LiveWire, however, stated that it was unwilling to proceed unless the transaction was structured as a recapitalization. LiveWire agreed that it would try to find one or more stockholders of Enterprise that would be willing to retain a significant number of shares in the surviving corporation, which would allow the remaining Enterprise stockholders to receive the merger consideration in all cash.

     As a result of these negotiations, the parties agreed to a recapitalization transaction whereby LiveWire would pay $9.25 per share in cash for approximately 97% of the outstanding shares of Enterprise common stock. The parties also agreed on a downward price adjustment (which would give Enterprise the right to terminate the merger agreement if it exceeded $.40 per share) in the event that there is either:

    o a shortfall in actual and projected consolidated revenues for fiscal year 2000 below the $35,467,000 of revenues budgeted for the year; or

     o an adverse change (as defined in the merger agreement), which produces a liability of more than $1,000,000.

                                                     Chapter One -- The Merger

The parties agreed that LiveWire could increase the number of shares of retained Enterprise common stock constituting a part of the merger consideration from 113,514 to 150,000.

     The Board of Directors met in person or by telephone on approximately 14 occasions during the period from February 1, 1999 to June 27, 1999 and at each meeting in which the subject of negotiations regarding the sale of Enterprise were discussed, the Board authorized Enterprise's management to proceed with negotiations.

     The Board of Directors held a meeting by telephone on June 27, 1999. All directors were present at the meeting other than Mr. Cary Fitchey who was unavailable. At the meeting, counsel for Enterprise described in detail the terms of the proposed merger agreement and described the duties of directors under relevant Delaware law. Following this discussion, representatives of Schroders made a presentation regarding their analysis of the financial and economic terms of the proposed transaction. At the conclusion of the presentation, the representatives of Schroders provided an oral opinion (which was subsequently confirmed in writing) that, as of that date, both the cash merger consideration of $9.25 per share and the pro rata consideration of, on a per share basis, approximately $9.02 in cash and approximately 0.025 shares of Enterprise common stock to be received by the holders of Enterprise common stock in the transaction, is fair to such stockholders from a financial point of view.

     After the presentation of Schroders, the Board of Directors (other than Mr. Fitchey) discussed the transaction and unanimously agreed that the merger agreement and the transactions contemplated thereby, are fair to and in the best interest of its stockholders, and approved the execution of the merger agreement.

     Concurrently with the execution of the merger agreement, agreements were executed by all directors, other than Mr. Fitchey, providing that each director would vote their shares of Enterprise common stock to approve and adopt the merger agreement. Mr. Fitchey subsequently entered into a voting agreement, on the same terms as the other directors.

     Following the execution of the merger agreement, LiveWire entered into discussions with a number of Enterprise stockholders, including Allied Capital Corporation, with the intent of finding a stockholder or stockholders that would agree to retain that number of shares of Enterprise common stock in the surviving corporation required to structure the merger as a recapitalization. The Board of Directors thought such an agreement would be beneficial to Enterprise and its stockholders because the illiquidity of Enterprise common stock following the merger would make it difficult for Enterprise and Schroders to value the portion of the merger consideration to be paid in retained stock of Enterprise. The agreement of such stockholders would allow the remaining stockholders of Enterprise to receive the merger consideration in cash and eliminate the possibility that they may be required to retain a pro rata portion of the stock of the surviving corporation.

     On July 22, 1999, Enterprise and LiveWire entered into a voting and exchange agreement with Kimberlin Family Partners, L.P. and Oshkim Limited Partnership providing that Kimberlin and Oshkim would vote their shares of Enterprise common stock to approve and adopt the merger agreement and would agree to exchange an aggregate of between 125,000 and 175,000 shares of existing Enterprise common stock (to be redesignated as class A common stock pursuant to the proposed charter amendment) for shares of class B common stock at a ratio of one share of class B common stock for each share of class A common stock so exchanged.

     On July 26, 1999, Schroders provided a written opinion to the Enterprise Board of Directors that, as of that date, the cash merger consideration of $9.25 per share to be received by holders of class A common stock is fair, from a financial point of view. The Board of Directors discussed the transaction and unanimously agreed that the merger agreement, as amended and restated, and the transactions contemplated thereby, are fair to and in the best interests of its stockholders and approved the execution of the amended and restated merger agreement and the amendment to the certificate of incorporation.

                                                     Chapter One -- The Merger

     On July 26, 1999 Enterprise and LiveWire amended and restated the merger agreement to provide for (1) the amendment to the certificate of incorporation authorizing the redesignation of the currently existing Enterprise common stock as class A common stock and the issuance of the class B common stock,
(2) the issuance of shares of class B common stock in exchange for certain shares of class A common stock and (3) the deletion of the stock election and proration mechanics set forth in the original merger agreement. In addition, LiveWire and certain stockholders of Enterprise amended the voting agreements to provide that such stockholders would vote their shares of Enterprise common stock to approve the amendment to the certificate of incorporation, as well as to approve and adopt the merger agreement.

     At its meeting held on July 26, 1999, the Board of Directors also ratified the execution of the voting and exchange agreement among Enterprise, LiveWire, Kimberlin Family Partners, L.P. and Oshkim Limited Partnership.

Reasons for the Merger; Recommendation of the Board of Directors

     At its meeting on June 27, 1999, the Board of Directors determined that the merger agreement is fair to and in the best interests of the stockholders of Enterprise and recommended that holders of Enterprise common stock approve and adopt the merger agreement. Such action was taken by the unanimous vote of all members of the Board of Directors, except for Mr. Fitchey, who was not present at the meeting. Mr. Fitchey, however, concurred with the determination of the Board of Directors.

     At a subsequent meeting on July 26, 1999, the Board of Directors discussed that the merger agreement, as amended and restated, would permit all of the stockholders of Enterprise, other than Kimberlin Family Partners, L.P. and Oshkim Limited Partnership, to receive all cash consideration in connection with the merger. Accordingly, the Board of Directors determined that the merger agreement, as amended and restated, and the amendment to the certificate of incorporation are fair to and in the best interests of the stockholders of Enterprise and recommended that holders of Enterprise common stock approve and adopt the merger agreement and approve the amendment to the certificate of incorporation. Such action was taken by the unanimous vote of all members of the Board of Directors.

     In its deliberations, the Board of Directors consulted with Enterprise's legal and financial advisors and considered a number of factors, including without limitation the following principal factors that were material to the Board's decision:

     o the Board's knowledge of the business, operations, properties, assets, financial condition, operating results and prospects of Enterprise, including without limitation:

          [ ]  Enterprise's recent and current financial performance;

          [ ] the Board's belief that the value of the merger consideration was within the range of values determined by Schroders;

          [ ] the fact that Big Flower, the only other viable prospect for the acquisition of Enterprise, had not pursued any further discussions with Enterprise; and

          [ ] the fact that Enterprise had been informed by NASDAQ that it was a candidate for delisting because it failed to meet the net tangible asset requirements for continued listing on NASDAQ.

     o the oral and written presentations of Schroders and the fact that none of the other expressions of interest from potential acquirors since Enterprise's retention of Schroders provided a more attractive proposal to Enterprise's stockholders from a financial point of view, and the opinion of Schroders described below.

                                                     Chapter One -- The Merger

          See "--Opinion of Enterprise's Financial Advisor" for a discussion of the factors considered in rendering the opinion. Such opinion, which is subject to limitations, qualifications and assumptions, is included as Annex D hereto, and should be read in its entirety;

     o the terms and conditions of the merger agreement. In particular the Board considered the "no solicitation" provision in the merger agreement, the reimbursement of fees and expenses to LiveWire (which could require payments of up to approximately $4 million in the aggregate), the conditions precedent to the reimbursement of such fees and expenses, the termination provisions of the merger agreement and the terms of the related voting agreements. The Board negotiated provisions into the merger agreement that would allow it to fulfill its fiduciary duties in the event an unsolicited offer from a third party was received. While the merger agreement prohibits Enterprise from soliciting third party offers, it does not prohibit Enterprise from considering unsolicited third party offers, negotiating with such third parties or furnishing such third parties with information about Enterprise. The Board also negotiated provisions into the merger agreement that would permit termination of the merger agreement in the event an offer is received from a third party that is more favorable from a financial point of view than the LiveWire offer. The Board concluded that the aggregate amount of such fees and expense reimbursements, which amounted to a maximum of approximately $.67 per fully diluted share, would not deter a third party from making an offer that was materially more favorable to Enterprise's stockholders;

     o the fact that (1) the merger agreement requires that the merger agreement be submitted to Enterprise's stockholders for approval, which allows for an informed vote of stockholders on the merits of the transaction even though the directors have agreed to vote in favor of the merger pursuant to the terms of the voting agreements,
          (2) the merger agreement may be terminated if such approval is not obtained and (3) Delaware law provides that holders of Enterprise common stock are entitled to dissent from the merger and demand payment of the "fair value" of their shares by complying with applicable requirements of Delaware law;

     o the reputation and experience of LiveWire and its associated investors in structuring and closing transactions similar to the merger and the strength and favorable terms of the financing commitment letters provided or obtained by LiveWire in connection with the transactions contemplated by the merger agreement, the terms of which had been reviewed by Enterprise's advisors;

     o the fact that the consideration to be received by Enterprise's stockholders in the merger represents approximately a 23.3% premium over the closing price of Enterprise common stock of $7.50 per share on May 4, 1999, the last full trading day prior to the announcement of the signing of the non-binding letter of intent; and

     o the fact that the consideration to be received by the stockholders of Enterprise, other than Kimberlin Family Partners, L.P. and Oshkim Limited Partnership, in the merger will consist of $9.25 per share in cash, subject to adjustments which the Board found to be reasonable.

     The foregoing discussion of the information and factors considered and given weight by the Board is not intended to be exhaustive. In view of the variety of factors considered in connection with its evaluation of the merger, the Board did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determination. In addition, individual members of the Board may have given different weights to different factors. The Board did not consider the "liquidation value" of Enterprise in its analysis, which the Board believed would be substantially less than the going concern values considered in evaluating the merger consideration, nor did it consider the "book value" of Enterprise common stock, which as of March 31, 1999, was $0.44 per share based on 5,406,496 shares of common stock issued and outstanding. In that

                                                     Chapter One -- The Merger

regard, the Board also noted that Schroder's fairness opinion did not consider the "liquidation value" of Enterprise common stock in performing its analysis in rendering its opinion.

Opinion of Enterprise's Financial Advisor

     On June 27, 1999, the date of the merger agreement, Schroders rendered its oral opinion (subsequently confirmed in writing) to the Enterprise Board of Directors to the effect that, as of the date of such opinion, both the cash election price of $9.25 per share of common stock and the pro rata consideration of, on a per share basis, approximately $9.02 in cash and approximately 0.025 shares of Enterprise common stock, were fair, from a financial point of view, to holders of Enterprise common stock. On July 26, 1999, Enterprise and LiveWire amended and restated the merger agreement, to reflect, in part, the entering into of the voting and exchange agreement among Kimberlin Family Partners, L.P., Oshkim Limited Partnership, Enterprise and LiveWire pursuant to which Kimberlin Family Partners, L.P. and Oshkim Limited Partnership have agreed to exchange between 125,000 and 175,000 of their shares of class A common stock immediately prior to the effective time of the merger for shares of class B common stock, par value $.001 per share, of Enterprise. As a result, on July 26, 1999, Schroders rendered an opinion to the Board of Directors of Enterprise to the effect that, as of the date of such opinion, the right to receive in cash $9.25 per share is fair, from a financial point of view, to the holders of the Enterprise class A common stock who will receive the cash merger consideration (it being understood that the Schroders opinion does not apply to Kimberlin Family Partners, L.P. and Oshkim Limited Partnership ). The discussion below relates solely to the Schroders opinion dated July 26, 1999. On the date of this proxy statement, Schroders confirmed this opinion.

     A copy of the Schroders opinion, which sets forth the assumptions made, matters considered and limitations on the scope of review undertaken by Schroders, together with its written confirmation dated July 26, 1999, is attached as Annex D to this proxy statement.

     o The Schroders opinion is directed only to the fairness, from a financial point of view, of the cash merger consideration.

     o The Schroders opinion was provided at the request and for the information of the Enterprise Board of Directors in evaluating the cash merger consideration and does not constitute a recommendation to any stockholder to vote in favor of the transactions contemplated by the merger agreement.

     o The summary of the Schroders opinion set forth in this proxy statement does not purport to be complete and is qualified in its entirety by reference to the full text of the Schroders opinion attached as Annex D hereto.

     o Stockholders of Enterprise should read the Schroders opinion carefully and in its entirety for information with respect to the procedures followed, assumptions made, matters considered and limitations on the review undertaken by Schroders in rendering the Schroders opinion.

     o Schroders has consented to the references to Schroders and the Schroders opinion in this proxy statement, and to the attachment of the Schroders opinion to this proxy statement as an annex hereto.

     In arriving at the Schroders opinion, Schroders, among other things:

     o reviewed: Enterprise's Annual Reports on Form 10-KSB filed with the Securities and Exchange Commission for the years ended March 31, 1996, 1997, 1998 and 1999; Enterprise's quarterly reports on Form 10-QSB for the fiscal quarters ended June 30, September 30 and December 31, 1998; Enterprise's reports on Form 8-K filed on August 4, 1998, September 1, 1998, November 16, 1998, January 4, 1999,

                                                     Chapter One -- The Merger

          January 21, 1999, February 4, 1999, February 16, 1999, March 5, 1999, April 30, 1999, May 14, 1999 and July 12, 1999; and
          Enterprise's proxy statements on Schedule 14A filed on June 5, 1998 and December 7, 1998;

     o reviewed Enterprise's draft income statement, draft balance sheet and select draft information from the statement of changes in cash flow for the quarter ended June 30, 1999, as provided by management on July 23, 1999;

     o reviewed Enterprise's projected divisional revenue and EBITDA for the fiscal years ended March 31, 2000 through 2004, as provided by management on May 20, 1999 (complete income statement, balance sheet and statement of changes in cash flow projections were not made available to Schroders);

     o visited the principal office of Enterprise and conducted discussions with the senior management of Enterprise concerning its historical and projected financial information as presented and described in the first three bullet points above;

     o performed various financial analyses, as Schroders deemed appropriate, of Enterprise using generally accepted analytical methodologies, including:

          [ ] the application to the historical and financial results of Enterprise of the public trading multiples of companies which Schroders deemed reasonably comparable; and

          [ ] the application to the financial results of Enterprise of the multiples reflected in recently reported public merger and acquisition transactions involving businesses which Schroders deemed reasonably comparable;

     o reviewed the historical trading prices and volumes of Enterprise common stock on NASDAQ from January 1, 1997 to July 23, 1999;

     o    reviewed the merger agreement, as amended and restated;

     o    discussed the merger with LiveWire senior management; and

     o performed such other financial studies, analyses, inquiries and investigations as Schroders deemed appropriate.

     Schroders did not perform a discounted cash flow analysis because the projected financial information made available to Schroders as described in the third bullet point above was not sufficient to permit Schroders to perform such analysis.

     In its review and analysis and in formulating the Schroders opinion,
Schroders:

     o assumed and relied upon the accuracy and completeness of all information supplied or otherwise made available to it by Enterprise or obtained by Schroders from other sources, and upon the assurance of Enterprise's management that it is not aware of any information or facts that would make the information provided to Schroders materially incomplete or misleading;

     o    did not attempt to independently verify any of such information; and

                                                     Chapter One -- The Merger

     o did not undertake an independent appraisal of the assets or liabilities (contingent or otherwise) of Enterprise, nor was Schroders furnished with any such appraisals.

     The Schroders opinion was necessarily based upon financial, economic, market and other conditions as they existed and could be evaluated by Schroders on the date thereof. Schroders disclaimed any undertaking or obligation to advise any person of any change in any fact or matter affecting the Schroders opinion which may come or be brought to its attention after the date of the Schroders opinion unless specifically requested by Enterprise to do so.

     The Schroders opinion does not constitute a recommendation as to any action that the Enterprise Board of Directors or any stockholder of Enterprise should take in connection with the merger agreement or any aspect thereof or alternative thereto.

     Without limitation to the foregoing, the Schroders opinion:

     o does not constitute a recommendation to any stockholder with respect to whether to vote in favor of the transactions contemplated by the merger agreement; and

     o    should not be relied upon by any stockholder as such.

     In rendering the Schroders opinion, Schroders was not engaged as an agent or fiduciary of Enterprise's stockholders or of any other third party. The Schroders opinion related solely to the fairness, from a financial point of view, of the cash merger consideration to be received by the holders of class A common stock in the merger. Except as expressly set forth therein, Schroders expressed no opinion therein as to the structure, terms or effect of any other aspect of the transactions contemplated by, or provisions of, the merger agreement or any of the agreements or instruments delivered pursuant thereto.

     The following is a summary of the material financial analyses performed by Schroders in arriving at the Schroders opinion and was provided by Schroders for inclusion herein.

     Selected Comparable Companies Analysis.

     Schroders compared selected projected financial data of Enterprise to the corresponding data of a group of publicly traded companies that Schroders deemed to be reasonably comparable to Enterprise. In determining the appropriate comparable companies, Schroders considered a variety of criteria, including custom software providers, focus on vertical markets, relatively mature companies and small-to-medium cap companies. These comparable companies included:

     o    Avant! Corporation

     o    CCC Information Services Group Inc.

     o Concentrex Inc. (company changed its name from CFI Proservices, Inc. on July 1, 1999)

     o    Cover-All Technologies Inc.

     o    Timberline Software Corporation

     o    Tripos, Inc.

                                                     Chapter One -- The Merger

     Schroders calculated multiples of enterprise value to the latest twelve months ("LTM") Revenues, and LTM EBITDA less Capitalized Software Costs ("EBITDA-CS") for the comparable companies. Additionally, Schroders calculated multiples of market value of equity to LTM Net Income and multiples of market value of equity to latest available Book Value for the comparable companies.

     The following table sets forth the low, high and median implied equity values per share of Enterprise common stock based upon the foregoing analysis:

                             Comparable Companies


                                                 Implied Equity Value Per Share:
                                                 -------------------------------
                                                  Low         High        Median
                                                 -----       ------       ------
Enterprise Value As a Multiple of
---------------------------------
LTM Revenue...................................... $0.17      $19.04       $4.46
LTM EBITDA-CS....................................  NM        $ 5.45       $0.31
Market Value of Equity As a Multiple of
---------------------------------------
Book Value....................................... $0.80      $ 4.30       $2.06
LTM Net Income................................... $2.20      $ 6.49       $3.03

     Comparable Transactions Analysis.

     Schroders considered the terms, to the extent publicly available, of selected transactions reasonably comparable to the merger and sought to compare the consideration to be paid by LiveWire with the consideration involved in such transactions. The comparable transactions and their pertinent dates were as follows:

     o CFI Proservices, Inc. (now named Concentrex Inc.) acquisition of Ultradata Corporation (announced in May 1999)

     o SunGard Data Systems Inc. acquisition of FDP Corp. (completed in April 1999)

     o Research Institute of America Group (The Thompson Corporation) acquisition of Computer Language Research, Inc. (completed in February 1998)

     o Jack Henry & Associates, Inc. acquisition of Peerless Group, Inc. (completed in January 1999)

     o Fiserv Solutions, Inc. acquisition of CUSA Technologies, Inc. (completed in April 1998)

     o Ceridian Corporation acquisition of Comdata Holdings Corporation (completed in December 1995)

     Schroders calculated multiples of the enterprise values of these transactions to LTM Revenue and LTM EBITDA-CS. Schroders also calculated multiples of the equity values of these transactions to latest available Book Value and LTM Net Income.

     The following table sets forth the low, high and median implied equity values per share of Enterprise common stock upon the basis of the foregoing analysis:

                                                     Chapter One -- The Merger

                            Comparable Transactions

                                                Implied Equity Value Per Share:
                                                -------------------------------
                                                  Low        High        Median
                                                ------      ------       ------
Transaction Enterprise Values As A Multiple of
----------------------------------------------
LTM Revenue...................................  $0.69       $18.40      $6.40
LTM EBITDA-CS.................................  $2.23       $10.71      $6.35
Transaction Equity Values As a Multiple of
------------------------------------------
Book Value....................................  $1.15       $ 2.71      $1.91
LTM Net Income................................  $1.32       $10.31      $4.25

     Premium Analysis.

     Schroders reviewed the premia paid in all publicly announced friendly merger and acquisition transactions since January 1, 1998 in which all of the outstanding equity of the target company was acquired in the transaction. Schroders also reviewed the premia paid in certain subsets of such transactions:

     o    transactions with an enterprise value of less than $100 million;

     o    transactions where the consideration paid was cash; and

     o transactions with an enterprise value of less than $100 million where the consideration paid was cash.

     The following tables set forth the implied price per share of Enterprise common stock on the basis of the foregoing analysis based on the average premium one day prior to the day of public announcement, one week prior to the day of public announcement and four weeks prior to the day of public announcement:



                               All Transactions

                                                                        Implied
                                                    Closing               Price
                                                    Price of   Average     Per
Premium Based on Closing Price of Common Stock On: Enterprise  Premium    Share
-------------------------------------------------- ----------  -------  -------
One day prior to announcement (May 4, 1999).....     $ 7.50     30.8%    $ 9.81
1 week prior to announcement (April 28, 1999)...     $ 7.38     37.9%    $10.18
4 weeks prior to announcement (April 7, 1999)...     $ 6.19     44.2%    $ 8.93




        Transaction With an Enterprise Value of Less Than $100 Million

                                                                        Implied
                                                    Closing               Price
                                                    Price of   Average     Per
Premium Based on Closing Price of Common Stock On: Enterprise  Premium    Share
-------------------------------------------------- ----------  -------  -------

One day prior to announcement (May 4, 1999).....     $ 7.50     32.6%     $ 9.95
1 week prior to announcement (April 28, 1999)...     $ 7.38     40.9%     $10.40
4 weeks prior to announcement (April 7, 1999)...     $ 6.19     46.4%     $ 9.06



                             All Cash Transactions


                                                                        Implied
                                                    Closing              Price
                                                    Price of   Average    Per
Premium Based on Closing Price of Common Stock On: Enterprise  Premium   Share
-------------------------------------------------- ----------  -------   -------
One day prior to announcement (May 4, 1999).....     $ 7.50     32.0%     $ 9.90
$10.31 prior to announcement (April 28, 1999)...     $ 7.38     39.7%     $10.31
4 weeks prior to announcement (April 7, 1999)...     $ 6.19     47.8%     $ 9.15

                                     1-19

                                                     Chapter One -- The Merger

     Cash Transactions With an Enterprise Value of less than $100 million

                                                                        Implied
                                                    Closing              Price
                                                    Price of   Average    Per
Premium Based on Closing Price of Common Stock On: Enterprise  Premium   Share
-------------------------------------------------- ----------  -------  -------
One day prior to announcement (May 4, 1999).....    $ 7.50      36.9%    $10.27
1 week prior to announcement (April 28, 1999)...    $ 7.38      44.0%    $10.63
4 weeks prior to announcement (April 7, 1999)...    $ 6.19      50.1%    $ 9.29

     The preparation of a fairness opinion is a complex process involving various determinations as to the most appropriate and relevant quantitative and qualitative methods of financial analysis and the application of those methods to the particular circumstances and, therefore, is not readily susceptible to partial analysis or summary description. In arriving at its opinion, Schroders considered the results of all its analyses as a whole and did not attribute any particular weight to any analysis or factor considered by it. Subject to the matters set forth in the Schroders opinion, the judgments made by Schroders as to its analyses and the factors considered by it caused Schroders to be of the opinion, as of the date of the Schroders opinion, that the cash merger consideration was fair, from a financial point of view, to the holders of the class A common stock who will receive the cash merger consideration. Schroders' analyses must be considered as a whole and considering any portion of such analyses and of the factors considered, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying the Schroders opinion.

     In performing its analyses, Schroders made numerous assumptions with respect to:

     o    the industry performance;

     o    general business and economic conditions; and

     o    other matters, many of which are beyond the control of Enterprise.

     Any estimates contained in Schroders' analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those contained in such analyses. Estimated values do not purport to be appraisals or to reflect the prices at which businesses or companies may be sold in the future, and such estimates are inherently subject to uncertainty.

     Schroders is an internationally recognized investment banking firm with experience in the valuation of businesses and their securities in connection with:

     o    mergers and acquisitions;

     o    negotiated underwritings;

     o    secondary distributions of listed and unlisted securities;

     o    private placements; and

     o    valuations for estate, corporate and other purposes.

     The extensive experience of Schroders' investment banking group in providing corporate finance and advisory services to companies in the media and communications industry was a significant factor in Enterprise's decision to select Schroders to be its financial advisor for the merger.

                                                     Chapter One -- The Merger

     Enterprise has previously retained Schroders for its services in relation to the divestiture of Starcom Mediatech, Inc. to Digital Generation Systems, Inc. in July 1997 and the placement of $15,000,000 of subordinated debentures with warrants with Allied Capital Corporation in March 1998, for which Schroders was paid customary investment banking fees. Schroders may provide investment banking or financial advisory services for Enterprise in the future.

     Pursuant to a letter agreement dated October 28, 1998, Enterprise paid to Schroders a fee of $250,000 for the Schroders opinion and has agreed to pay, contingent upon consummation of the merger, a cash success fee generally equal to 1.5% of the Aggregate Consideration (as defined in such letter agreement) less the $250,000 fee. In addition, Enterprise has agreed to indemnify Schroders against certain expenses and liabilities in connection with its engagement. The $250,000 fee was not conditioned upon the conclusion reached by Schroders as to the fairness of the merger consideration, nor upon the ultimate consummation of the merger.

Financing of the Merger

   General

     The total amount of funds required to consummate the transactions contemplated by the merger agreement and to pay all related fees and expenses is estimated to be approximately $87 million. Based on available cash of Enterprise on June 30, 1999, these funds will be provided through a combination of:

    o approximately $47 million in proceeds from the issuance of certain equity interests of LiveWire Media to various private equity funds that are affiliates of LiveWire Media. Such proceeds will be contributed to LiveWire as an equity contribution. At the effective time of the merger, such proceeds will become an asset of Enterprise and each share of common stock of LiveWire Acquisition Corporation held by LiveWire Media will become 1,958.333 shares of Enterprise class B common stock and 28,885.417 shares of Enterprise non-voting preferred stock. For a description of the terms of the new Enterprise non- voting preferred stock, see "Description of Enterprise Capital Stock Following the Merger--Preferred Stock"; and

     o borrowings by Enterprise of up to $40 million under a new senior secured credit facility.

     The approximate sources and uses of funds in connection with the transactions contemplated by the merger agreement are set forth in the following table, assuming such transactions occurred on June 30, 1999. The actual amounts of sources and uses of funds may differ at the closing of the transactions contemplated by the merger agreement.

                               Sources of Funds


                                                                  (in millions)
Cash contributed by LiveWire Media...................................$   47.0
Senior secured credit facility (1)...................................    40.0
                                                                      -------
   Total sources..................................................... $  87.0


                                 Uses of Funds


                                                                   (in millions)
Payment of cash consideration in the merger......................... $   51.0
Repayment of outstanding indebtedness...............................     24.0
Estimated fees and expenses and working capital.....................     12.0
                                                                     --------

                                                     Chapter One -- The Merger


                                                                   (in millions)
   Total Uses....................................................... $   87.0
-------------------
(1) The total amount available under the senior secured credit facility will be $40 million.

     It is a condition to the obligations of LiveWire under the merger agreement that the funds set forth above from borrowings under the new senior secured credit facility and the issuance of equity interests in LiveWire Media shall have been made available to LiveWire. LiveWire has agreed to use its commercially reasonable efforts to cause such funds to be obtained.

   Senior Secured Credit Facility

     In connection with the merger, LiveWire Media has received a commitment letter dated June 30, 1999 from DLJ Capital Funding, Inc., BankBoston, N.A., and The Chase Manhattan Bank to provide Enterprise with a senior secured credit facility. Loans under the senior secured credit facility will consist of a term loan facility in an aggregate principal amount of up to $40 million to be allocated between Tranche A term loans with an aggregate amount of up to $20 million and Tranche B term loans with an aggregate amount of up to $20 million. DLJ Capital Funding, Inc. may, in certain circumstances, reallocate the amounts of Tranche A term loans and Tranche B term loans.

     Other material terms of the senior secured credit facility are set forth in detail below. The following terms are based upon the terms set forth in the commitment letter and are subject to the syndication of the senior secured credit facility and the final negotiation and execution of definitive loan documents. As a result, the final terms of the senior secured credit facility may vary from those set forth below.

     Maturity

     Tranche A will mature five years after the closing date and Tranche B will mature six years after the closing date. Each of Tranche A and Tranche B will amortize in quarterly installments. The aggregate scheduled amortization is expected to be higher in later years.

     Interest

     It is expected that the loans under the senior secured credit facility will, in general, bear interest at an annual rate equal to, at the option of Enterprise, either:

     - LIBOR (the London interbank offered rate for eurodollar deposits as adjusted for statutory reserve requirements); or

     - the Base Rate, which is the higher of (a) the Administrative Agent's Prime Rate and (b) the Federal Funds Effective Rate plus 0.50%,

in each case, plus a percentage determined by reference to Enterprise's ratio of consolidated total debt to consolidated EBITDA (such terms to be defined in the loan documentation).

     Prior to the six month anniversary of the closing date, loans under Tranche A will bear interest at LIBOR plus 31/8% or the Base Rate plus 21/8% and loans under Tranche B will bear interest at LIBOR plus 33/8% or the Base Rate plus 23/8%.

     In the event of a default under the senior secured credit facility, interest on the loans shall accrue at the rate otherwise applicable to such loans plus an additional 2.0% per annum.

                                                     Chapter One -- The Merger

     Fees

     The commitment letter provides for the payment to DLJ Capital Funding, Inc. as lead arranger, of commitment and financing fees that are customary for similar transactions. The commitment fee began to accrue on June 27, 1999 and will be payable on the earlier of the closing date or the date of consummation of the merger or the date of termination of the commitments of DLJ Capital Funding, Inc. The financing fee will be payable to DLJ Capital Funding, Inc., as lead arranger, on the earlier of the closing date or the consummation of the merger. An annual administrative fee to be mutually determined shall be payable to The Chase Manhattan Bank, as administrative agent, in advance on the closing date and annually in advance thereafter. If the closing date does not occur but LiveWire receives a "break-up fee" under the terms of the merger agreement (see "Certain Provisions of the Merger Agreement--Termination"), LiveWire Media has agreed to pay DLJ Capital Funding, Inc., as lead arranger, a break-up fee that is customary for transactions of that type.

     Mandatory Prepayment

     Enterprise will be required to prepay the loans under the senior secured credit facility with:

     o 100% of the proceeds of all permitted asset sales by Enterprise and its subsidiaries (subject to a reinvestment basket to be agreed upon), subject to certain exceptions to be agreed upon;

     o 100% of the proceeds from the sale or issuance of equity and debt securities of Enterprise and its subsidiaries, subject to certain exceptions to be agreed upon;

     o 100% of the proceeds of early termination payments received by Enterprise and its subsidiaries under software license agreements (over an annual threshold to be agreed upon), subject to certain exceptions to be agreed upon; and

     o 50% of excess cash flow (to be defined in the loan documentation), subject to certain exceptions to be agreed upon.

     Voluntary Prepayment

     Enterprise may, at its option, prepay the loans under the senior secured credit facility, in minimum principal amounts to be agreed upon, without premium or penalty, subject to reimbursement of the lenders' breakage or redeployment costs in the case of prepayment of LIBOR borrowings.

     Guarantees

     All obligations of Enterprise under the senior secured credit facility will be guaranteed by LiveWire Media and each subsidiary of Enterprise provided that foreign subsidiaries of Enterprise shall only be required to deliver guarantees to the extent it would not result in material increased tax or similar liabilities for Enterprise and its subsidiaries on a consolidated basis.

     Security

     The senior secured credit facility will be secured by:

     o a pledge of all of the capital stock of Enterprise held by LiveWire Media and management of Enterprise and a pledge of all capital stock of each subsidiary of Enterprise (which pledge, in the case of any foreign subsidiary, will be limited to 65% of the capital stock of such foreign subsidiary in the event that a pledge

                                                     Chapter One -- The Merger

          of a greater percentage would result in material increased tax or similar liabilities for Enterprise and its subsidiaries on a consolidated basis); and

     o perfected first priority security interests on all existing and after-acquired property (tangible and intangible) of Enterprise and its subsidiaries.

     Covenants

     The documentation for the senior secured credit facility will contain a number of affirmative covenants and negative covenants. The negative covenants relate, among other things, to limitations on:

     o    liens and negative pledges;

     o    mergers, consolidations and sales of assets;

     o    investments, loans, advances and acquisitions;

     o    capital expenditures;

     o    incurrence of debt and contingent obligations;

     o    dividends, stock redemptions or prepayment of other indebtedness;

     o    transactions with affiliates; and

     o    conduct of business.

     In addition, the senior secured credit agreement will contain the following financial covenants, with definitions of financial terms and compliance levels to be agreed upon:

     o    maintenance of a maximum ratio of total debt to EBITDA;

     o    maintenance of a minimum ratio of EBITDA to interest expense;

     o maintenance of a minimum ratio of EBITDA to the sum of capitalized software expenditures, debt service (including all scheduled principal and interest payments), cash taxes and capital expenditures;

     o maintenance of a minimum amount of EBITDA less capitalized software expenditures; and

     o    maintenance of a minimum average cash balance.

     Events of Default

     Events of default under the senior secured credit facility will include, among other things:

     o    nonpayment of principal, interest, fees or other amounts;

     o    material inaccuracy of representations and warranties;

     o    default in the performance of covenants;

     Chapter One -- The Merger


     o    cross-default to material indebtedness and agreements;

     o    bankruptcy and similar events;

     o    material judgments;

     o actual or asserted invalidity of any loan documentation or security interests;

     o    the occurrence of a change in control of Enterprise; and

     o    unwinding of the merger.

     Grace periods with respect to the foregoing events of default will be agreed upon in the loan documentation.

   Outstanding Debt

     The consummation of the merger and the transactions contemplated thereby, including the merger financing, are prohibited by (1) the covenants contained in Enterprise's credit facility with Bank One Corp., of which as of July 26, 1999 the outstanding principal balance was approximately $5,717,000 million, and (2) Enterprise's subordinated debentures dated March 26, 1998 and September 1, 1998 held by Allied Capital Corporation, of which as of July 26, 1999 the outstanding principal balance was $15 million. In order to consummate the merger and the transactions contemplated thereby, Enterprise must either prepay all outstanding amounts under the credit facility and early repay all outstanding amounts under the debentures, or obtain the requisite consents to amend or waivers of the provisions in the related agreements that would prohibit such transactions.

     At the effective time, Enterprise will call for prepayment and prepay all amounts outstanding under the credit facility and call for early repayment and repay all amounts outstanding under the debentures. Enterprise will be required to pay Allied Capital Corporation an additional amount of $3,349,100 as an early repayment penalty under the debentures. In addition, Enterprise will call for redemption and redeem certain notes payable, of which as of July 26, 1999, the amount outstanding was approximately $1,219,725.

Merger Consideration

     Subject to the provisions described in this proxy statement with respect to dissenting shares, upon the consummation of the merger each issued and outstanding share of class A common stock (as redesignated pursuant to the amendment to the certificate of incorporation), other than shares of class A common stock owned by Enterprise and LiveWire and shares of class A common stock exchanged for shares of class B common stock, will be converted into the right to receive $9.25 in cash (subject to a downward adjustment in certain circumstances in accordance with the next paragraph).

     The cash merger consideration of $9.25 may be reduced in two circumstances. First, in the event that the aggregate actual and projected gross revenues of Enterprise for the fiscal year ended March 31, 2000 (as set forth in the budget delivered to LiveWire prior to the effective time of the merger) are less than $35,467,000, the cash merger consideration of $9.25 will be reduced (rounded to the nearest cent) by an amount equal to the following formula:


          (2.0) * (35,467,000 -- the aggregate gross revenues)
          -----------------------------------------------------
                              5,956,428

Second, in the event that there is (1) an adverse effect on the financial condition, business, assets or results of operations of Enterprise prior to the effective time of the merger or (2) Enterprise breaches any of its

                                                     Chapter One -- The Merger

representations or warranties made in the merger agreement, which is not reflected in any reduction of the cash merger consideration of $9.25 made pursuant to the immediately preceding paragraph and which causes a reduction in the enterprise value of Enterprise in excess of $1 million, then the cash merger consideration of $9.25 will be reduced (rounded to the nearest cent) by an amount equal to such excess amount divided by 5,956,428.

     Immediately prior to the effective time of the merger, Kimberlin Family Partners, L.P. and Oshkim Limited Partnership have agreed to exchange between 125,000 and 175,000 of their shares of class A common stock for shares of class B common stock at a ratio of one share of class B common stock for each share of class A common stock so exchanged. Such shares of class B common stock will be retained by Kimberlin and Oshkim following the merger, representing approximately 6% of the fully-diluted common stock of Enterprise following the merger. See "Amendment to the Certificate of Incorporation and Exchange of Enterprise Common Stock" on page I-31 for more information about the exchange.

Effective Time of the Merger

     The merger will become effective upon the filing of a certificate of merger with the Secretary of State of the State of Delaware or at such later time as is specified in such certificate of merger in accordance with Delaware law. The filing of the certificate of merger will occur as soon as practicable after the special meeting. Subject to certain limitations, the merger agreement may be terminated by either party if, among other reasons, the merger has not been consummated on or before November 1, 1999. See "Certain Provisions of the Merger Agreement--Conditions to the Consummation of the Merger" and "--Termination".

Conversion of Shares; Procedures for Exchange of Certificates

     The conversion of shares of class A common stock (other than shares of class A common stock with respect to which dissenters' rights of appraisal have been exercised) into the right to receive cash will occur at the effective time of the merger.

     As soon as practicable after the effective time of the merger, ________, Enterprise's exchange agent, will send a letter of transmittal to each holder of class A common stock. The letter of transmittal will contain instructions with respect to the surrender of certificates representing shares of class A common stock in exchange for cash.

     You should not forward stock certificates to the exchange agent until you have received the letter of transmittal.

     As soon as practicable after the effective time of the merger and once you surrender your outstanding certificates representing shares of class A common stock to the exchange agent and the exchange agent accepts those certificates, you will be entitled to receive the cash merger consideration into which the shares represented by such Enterprise share certificates have been converted pursuant to the merger agreement. The exchange agent will accept such certificates upon compliance with such reasonable terms and conditions as the exchange agent may impose to effect an orderly exchange in accordance with normal exchange practices. After the effective time of the merger, there will be no further transfer on the records of Enterprise or its transfer agent of certificates representing shares of class A common stock that have been converted to cash pursuant to the merger. If such certificates are presented to Enterprise for transfer, they will be cancelled against delivery of cash. Until surrendered as contemplated by the merger agreement, each certificate representing shares of class A common stock will be deemed at any time after the effective time of the merger to represent only the right to receive upon such surrender the cash consideration contemplated by the merger agreement. No interest will be paid or will accrue on any cash payable as consideration in the merger.

                                                     Chapter One -- The Merger

Federal Income Tax Consequences

     The following discussion deals only with stockholders that hold shares of Enterprise's common stock as capital assets (generally, property held for investment). The discussion does not address all aspects of federal income taxation that may be relevant to particular stockholders in light of their personal circumstances or to certain types of stockholders subject to special treatment under the federal income tax laws (including certain financial institutions, broker dealers, insurance companies, tax-exempt organizations, foreign persons and persons acquiring shares of Enterprise common stock pursuant to the exercise of employee stock options or otherwise as compensation). In addition, the discussion does not address any state, local or foreign tax consequences of any aspect of the merger. The discussion is based upon the Internal Revenue Code of 1986, applicable Treasury regulations promulgated thereunder, judicial decisions and current administrative pronouncements, all as in effect as of the date hereof and which are subject to change at any time, potentially with retroactive effect. No ruling from the Internal Revenue Service will be applied for with respect to the federal income tax consequences discussed herein and, accordingly, there can be no assurance that the Internal Revenue Service will agree with the conclusions stated herein.

     Although this discussion sets forth the material U.S. federal income tax considerations generally applicable to stockholders of Enterprise as a consequence of their receipt of cash pursuant to the merger, the discussion does not address every U.S. federal income tax concern that may be applicable to a particular holder of Enterprise common stock in light of such holder's particular circumstances. In particular, this discussion does not address the consequences to stockholders of Enterprise who receive cash pursuant to the merger and who retain shares of class B common stock. All stockholders are urged to consult their tax advisors as to the particular tax consequences to them of the merger.

   Gain or Loss Recognized upon Receipt of Cash for All Shares

     The receipt of a cash payment pursuant to the merger (including any cash payment received by dissenting stockholders upon the exercise of their rights of appraisal) will be a taxable transaction for federal income tax purposes.

     Amount of Gain or Loss. Stockholders will recognize gain or loss as a result of the merger. Such gain or loss will equal the difference between each stockholder's adjusted tax basis in his or her shares and the amount of cash received therefor.

     Character of Gain or Loss. Gain or loss recognized as a result of the merger by stockholders will be a capital gain or loss. Such gain or loss will be a long-term capital gain or loss if the holder has held the shares for more than one year as of the effective time of the merger. Long-term capital gain of individuals and other noncorporate taxpayers is currently taxed at a maximum rate of 20% for federal income tax purposes.

   Withholding

     Payments in connection with the merger may be subject to "backup withholding" at a rate of 31%, unless a holder of shares (a) is a corporation or comes within certain exempt categories and, when required, demonstrates this fact or (b) provides a correct tax identification number to the payor, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. A holder who does not provide a correct tax identification number may be subject to penalties imposed by the Internal Revenue Service. Any amount paid as backup withholding does not constitute an additional tax and will be creditable against the holder's federal income tax liability. Each stockholder should consult with his or her own tax advisor as to his or her qualification for exemption from backup withholding and the procedure for obtaining such

                                                     Chapter One -- The Merger

exemption. Holders may prevent backup withholding by completing a Substitute Form W-9 or, in the case of foreign holders, a Form W-8BEN, and submitting it to the paying agent along with the letter of transmittal.

Accounting Treatment

     We expect the merger to be accounted for as a recapitalization under generally accepted accounting principles. Accordingly, the historical basis of Enterprise's assets and liabilities will not be impacted by the transaction.

Regulatory Matters

     No filing is required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules promulgated thereunder because LiveWire has no other assets other than the cash contributed by LiveWire Media for purposes of funding payment of a portion of the cash merger consideration and the fees and expenses associated with the merger.

Directors and Officers of Enterprise after the Merger

   Board of Directors

     After completion of the merger, the following persons are expected to be appointed directors of Enterprise:

     Steven Price, 37, has been the president and chief executive officer of LiveWire Corporation, a telecommunications investment and management company, since June 1998. Prior thereto, from 1996 to 1998, Mr. Price was the president and chief executive officer of PriCellular Corporation, a publicly traded cellular telephone operator which was sold in June 1998. Mr. Price served as senior vice president, corporate development, of PriCellular Corporation between 1994 and 1996 and as director of business development between 1993 and 1994. Prior thereto, he was an attorney with Davis Polk & Wardwell from 1991 until 1993. Prior to practicing law, Mr. Price served in the U.S. State Department as Special Assistant to the Chief U.S. Nuclear Arms Negotiator, under appointment by President Bush, and also worked in the mergers and acquisitions department of Goldman, Sachs & Co. Mr. Price has been a member of the executive committee of the board of directors of the Cellular Telecommunications Industry Association.

     Stuart B. Rosenstein, 39, has been the chief financial officer of LiveWire Corporation since June 1998. Prior thereto, Mr. Rosenstein was an executive vice president of PriCellular Corporation from April 1997 to June 1998 and chief financial officer and assistant secretary of PriCellular Corporation from December 1993 to June 1998. From September 1996 to April 1997 he was the senior vice president of PriCellular Corporation. From 1990 to December 1993 he was PriCellular Corporation's controller. Before entering into the telecommunications industry, Mr. Rosenstein was a senior manager with the accounting firm of Ernst & Young, L.L.P. from 1983 to 1990.

     Richard L. Schleufer, 46, has been a director of Enterprise since Enterprise acquired Enterprise Systems Group Limited in May 1996 and has been Chairman of the Board since February 1999. Mr. Schleufer was appointed chief executive officer of Enterprise in February 1999. Mr. Schleufer has served as chief executive officer of Enterprise Systems Group Limited since June 1996. Prior thereto, Mr. Schleufer served as president and chief executive officer of Enterprise Systems Group, Inc., an indirect North American subsidiary of Enterprise Systems Group Limited, from August, 1987 to June 1996. Mr. Schleufer joined Enterprise Systems Group, Inc. in 1986 as its vice president of finance and administration.

     Richard Goldstein, 45, has served as a director of LiveWire Corporation since January 1999. Since 1990, Mr. Goldstein has been a managing director and then a senior managing director of Alpine Capital Group Inc., a specialized investment-merchant banking firm located in New York. Prior to joining Alpine, Mr. Goldstein was a

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                                                     Chapter One -- The Merger

partner at the law firm of Paul, Weiss, Rifkind, Wharton & Garrison. Mr. Goldstein serves as a director of On Command Corporation, a NASDAQ company, U.S. Franchise Companies, Inc., a NASDAQ company, and various portfolio companies of Alpine. Mr. Goldstein is also a trustee and member of the executive committee of the Queens College Foundation, a trustee of the North Shore Long Island Jewish Health System, member of the board of Overseers of the Albert Einstein College of Medicine and chairman of the corporate advisory board of the State University of New York at Stony Brook.

     Anthony J. DiNovi, 36, has served as a director of LiveWire Corporation since January 1999. Mr. DiNovi is a managing director of Thomas H. Lee Company. Prior to joining Thomas H. Lee Company in 1988, Mr. DiNovi was in the corporate finance department at Wertheim Schroder & Co., Inc. Mr. DiNovi is a director of CelPage, Inc., Eye Care Centers of America, Inc., Fisher Scientific International, Inc., ProcureNet, Inc. and Safelite Glass Corporation.

     Scott Sperling, 41, has served as a director of LiveWire Corporation since January 1999. Mr. Sperling has been a managing director of the Thomas H. Lee Company and a general partner of its affiliated equity funds since 1994. In this capacity he is a director of Safelite Glass Corporation, Wyndham International, Inc., Fisher Scientific International, Inc., GenTek, Inc. and a number of private companies. For ten years prior thereto, Mr. Sperling was managing partner of Aeneas Group, the private capital affiliate of the Harvard Management Company, Inc. Prior to 1984, Mr. Sperling was a senior consultant with the Boston Consulting Group, Inc., focusing on business and corporate strategies.

     Mark Gallogly, 42, has served as a director of LiveWire Corporation since January 1999. Mr. Gallogly is currently the senior managing director of the Blackstone Group and has been involved in numerous principal investments including Alco Holdings, Ltd., Bresnan Communications Company, Centennial Cellular, CommNet Cellular, Inc., the Edward J. DeBartolo Corporation, Grupo Iusacell S.A. de C.V., H.O. Systems, Hospitality Franchise Systems, Inc., InterMedia VI Cable TV, People's Choice TV Corporation, US Radio Inc., and Time Warner-Fanch Co. Mr. Gallogly is a member of the board of directors of CommNet Cellular Inc., Fanch Co. Prior to joining Blackstone, in 1989, Mr. Gallogly was with Manufacturers Hanover Trust Company for approximately 10 years, where he was a member of the acquisition finance group.

   Executive Officers

     The merger agreement provides that the officers of Enterprise will continue to serve as the officers of Enterprise after consummation of the merger. For additional information regarding the executive officers of Enterprise and its subsidiaries, see Enterprise's Form 10-KSB for the year ended March 31, 1999, a copy of which is enclosed with this proxy statement.

NASDAQ Delisting

     It is expected that, following the merger, Enterprise will delist its common stock. Enterprise is not required to take any affirmative action to prevent the Enterprise common stock from being delisted by NASDAQ if the Enterprise common stock ceases to meet the applicable listing requirements. The shares of class B common stock will not be listed on any exchange.

Exchange Act Deregistering

     Enterprise currently expects to cease to be a reporting company under the Securities Exchange Act of 1934, as amended.

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                                                     Chapter One -- The Merger

Resale of Enterprise Class B Common Stock Following the Merger

     The class B common stock to be retained by Kimberlin Family Partners, L.P. and Oshkim Limited Partnership in connection with the merger are restricted securities as defined in Rule 144 under the Securities Act and will not be transferable except in compliance with the Securities Act.

                                                     Chapter One -- The Merger

                        AMENDMENT TO THE CERTIFICATE OF
                  INCORPORATION AND EXCHANGE OF COMMON STOCK

Background

     In order to structure the merger as a recapitalization, a specified number of shares of Enterprise common stock must remain outstanding following the merger and be retained by existing Enterprise stockholders. To satisfy this requirement, Enterprise has agreed to amend its certificate of incorporation to, among other things, authorize the issuance of a new class of common stock, the class B common stock. Certain stockholders of Enterprise have agreed to retain shares of class B common stock following the consummation of the merger.

Amendment to the Certificate of Incorporation of Enterprise

     Enterprise's certificate of incorporation currently authorizes 100,000,000 shares of capital stock, par value of $.001 per share, which are designated as common stock and up to 10,000,000 shares of preferred stock, par value $.0001 per share. The proposed amendment to the certificate of incorporation would create a new class of common stock entitled "class B common stock." In connection with such proposal, the outstanding shares of common stock would be redesignated as "class A common stock." Further, the proposal would increase the number of authorized shares of capital stock of Enterprise to consist of the currently authorized 100,000,000 shares of common stock which will be designated as class A common stock, an additional 5,000,000 shares of common stock which will be designated as class B common stock and up to 10,000,000 shares of preferred stock, par value of $.001 per share. The shares of class B common stock will have the same rights, powers and privileges as the class A common stock, except that each share of class B common stock will have a liquidation preference of $.10 per share. See "Description of Enterprise Capital Stock Following the Merger--Class B Common Stock" for a description of the class B common stock. In accordance with the merger agreement, this amendment to the certificate of incorporation would be effective prior to the effective time of the merger.

     At the special meeting, the stockholders will consider and vote upon a proposal to amend Article IV of Enterprise's certificate of incorporation to effect these changes. The changes implemented by this amendment were approved by the Enterprise Board of Directors at its July 26, 1999 meeting, subject to stockholder approval. The Enterprise Board of Directors believes that the changes are in the best interests of the Enterprise stockholders. A copy of the proposed charter amendment is attached as Annex F to this proxy statement. We cannot complete the merger unless the stockholders approve the proposed amendment to the certificate of incorporation.

Exchange of Common Stock

     Provided that the stockholders approve the amendment to the certificate of incorporation, Enterprise has agreed to issue to Kimberlin Family Partners, L.P. and Oshkim Limited Partnership, and Kimberlin and Oshkim have agreed to accept, an aggregate number of shares of class B common stock determined by LiveWire, by written notice to Kimberlin and Oshkim and Enterprise, no later than 5 business days prior to the effective time of the merger. Such shares of class B common stock shall be issued in exchange for the shares of class A common stock owned by such stockholders at a ratio of one share of class B common stock for each share of class A common stock so exchanged. Such exchange will take place immediately prior to the effective time of the merger. The number of shares of class A common stock so exchanged shall not, in the aggregate, exceed 175,000 and shall not, in the aggregate, be fewer than 125,000. Such shares of class B common stock shall be issued in a ratio of 20% for Kimberlin and 80% for Oshkim, or in such other ratio as Kimberlin and Oshkim may agree. The shares of class B common stock issued to Kimberlin and Oshkim will be retained following the merger.

                                                     Chapter One -- The Merger

                  INTERESTS OF CERTAIN PERSONS IN THE MERGER

     Stockholders should be aware that some of the officers, directors and employees of Enterprise have interests in the merger that are separate from and in addition to the interests of stockholders of Enterprise generally. The Enterprise Board of Directors is aware of these interests and considered them in addition to the other matters described under "The Merger--Reasons for the Merger; Recommendation of the Board of Directors."

Employee Stock Options

     At the effective time of the merger, all outstanding options to purchase shares of Enterprise common stock will be cancelled and each holder of an option will receive an amount equal to:

     o the excess, if any, of $9.25 (as adjusted) over the applicable exercise price of such option; multiplied by

     o the number of shares of Enterprise common stock that the holder could have purchased, assuming full vesting of all options, had the holder exercised such option in full immediately prior to the effective time of the merger.

     As of the record date, options to purchase approximately 244,125 shares of Enterprise common stock were outstanding. Enterprise estimates that the aggregate amount to be paid in connection with the cancellation of outstanding options will be approximately $1,159,594.

     In addition, Enterprise has entered into a settlement and release agreement with Andre Blay pursuant to which Enterprise paid $425,000 to Mr. Blay in settlement of certain outstanding compensation claims. In addition, Mr. Blay and Enterprise have agreed that the outstanding dispute regarding the amount, vesting schedule and strike price of the stock options to which Mr. Blay believes he is entitled will be submitted to arbitration. Enterprise believes that the arbitration of this matter will be concluded prior to the effective time of the merger.

Severance and Change in Control Agreements

     Employment Agreements. The officers of Enterprise and its subsidiaries prior to the merger are expected to continue to be employed by Enterprise in their existing capacities after the effective time. Richard Schleufer, the Chief Executive Officer of Enterprise, will continue to serve as a member of the Board of Directors of Enterprise following the merger.

     Severance Payments. The existing employment agreements of each of Robert Blay, David Martin, Robert McConnell, Richard Schleufer and John Sorenson provide for a severance payment in the event that such person is terminated by Enterprise without cause within two years following a change of control of Enterprise.

     The merger will constitute a change of control for purposes of the employment agreements. Upon consummation of the merger, the principal severance benefits that would be provided in the event of termination without cause include:

     o    the delivery of the greater of:

          [ ]  two times the employee's base compensation; or

          [ ] the product of the employee's base compensation and the remaining number of years and/or fraction thereof under the employment agreement;

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                                                     Chapter One -- The Merger

     o the pro rata portion of any bonus otherwise payable to the employee for the fiscal year in which the employee has been terminated;

     o any other accrued but unpaid bonuses for fiscal years prior to the year in which the employee has been terminated; and

     o the entitlement of the employee and his dependents to receive for a period of six months following the date of termination all Enterprise sponsored health benefits as well as the reimbursement for any business expenses and the payment for all accrued but unused vacation time.

     Management Bonus. The Enterprise Board of Directors has authorized the payment of a cash bonus to each of Robert Blay, David Martin and Richard Schleufer in the amounts of approximately $160,000, $175,000 and $615,000, respectively, upon consummation of the merger. As a condition to receiving their bonus, each of Robert Blay, David Martin and Richard Schleufer have agreed to release Enterprise from all claims relating to any previously cancelled stock options and stock appreciation rights.

Other Employee Benefits

     For at least 12 months following the effective time of the merger, LiveWire has agreed to maintain or cause Enterprise and its subsidiaries to maintain employee compensation and benefit plans, programs and policies and fringe benefits to employees of Enterprise and its subsidiaries that are no less favorable in the aggregate than those provided as of June 27, 1999. However, LiveWire will not be obligated to provide employees with a plan similar to the equity-based compensation plans currently maintained by Enterprise.

     Employees will be given credit for all service with Enterprise or its subsidiaries under any plans, policies or programs established by Enterprise or LiveWire after the effective time (other than defined benefit pension plans or retirement benefit plans), except to the extent that the crediting of such service would result in any duplication of benefits.

Indemnification and Insurance

     For six years after the effective time, Enterprise will indemnify all current and former directors and officers of Enterprise and its subsidiaries for liabilities from their acts or omissions in those capacities occurring prior to the effective time to the full extent provided under applicable law or Enterprise's certificate of incorporation and by-laws as in effect on June 27, 1999 and Enterprise's written indemnification agreements as in effect on June 27, 1999.

     In addition, for six years after the effective time, LiveWire will purchase or cause Enterprise to purchase officers' and directors' liability insurance covering acts or omissions occurring prior to the effective time by each person currently covered by Enterprise's officers' and directors' liability insurance policy. The new insurance policy must be no less favorable than the Enterprise policy in effect on June 27, 1999.


                  CERTAIN PROVISIONS OF THE MERGER AGREEMENT

     This section of the proxy statement describes material provisions of the merger agreement. Because the description of the merger agreement in this document is a summary, it does not contain all the information that may be important to you and is qualified by reference to the entire text of the merger agreement. You should read carefully the entire copy of the merger agreement attached as Annex A to this document and incorporated herein by reference before you decide how to vote.

                                                     Chapter One -- The Merger

The Merger

     The merger agreement requires that Enterprise stockholders (1) approve and adopt the merger agreement and the transactions contemplated thereby and
(2) approve the amendment to the certificate of incorporation, each by the vote of a majority of the outstanding shares of Enterprise common stock entitled to vote. Following receipt of these approvals and the satisfaction or waiver of the other conditions to the merger agreement, Enterprise will consummate the merger. In the merger, LiveWire Acquisition Corporation will merge with and into Enterprise, with Enterprise surviving the merger and becoming a majority-owned subsidiary of LiveWire Media.

     At the effective time of the merger, the following will occur:

     o each share of class A common stock held by Enterprise as treasury stock and each share of class A common stock owned by LiveWire will be canceled;

     o each share of class B common stock that is outstanding immediately prior to the effective time will remain outstanding with the same rights, powers and privileges as such shares had immediately prior to the effective time (see "Description of Enterprise Capital Stock Following the Merger--Class B Common Stock" on page III-3 for a description of the class B common stock);

     o each share of common stock of LiveWire Acquisition Corporation that is outstanding before the effective time of the merger will be converted into and become 1,958.333 shares of class B common stock of Enterprise and 28,885.417 shares of non-voting preferred stock of Enterprise; and

     o each share of class A common stock that is outstanding before the effective time of the merger will be converted into the right to receive $9.25 in cash (subject to a downward adjustment in certain circumstances as described in "The Merger--Merger Consideration").

     You may find more information regarding the merger consideration in the following sections of this proxy statement: "The Merger--Merger Consideration" on page I-25, "--Conversion of Shares; Procedures for Exchange of Certificates" on page I-26 and "Amendment to the Certificate of Incorporation and Exchange of Common Stock" on page I-31.

     You may find information regarding the treatment in the merger of outstanding Enterprise stock options under "Interests of Certain Persons in the Merger--Employee Stock Options" on page I-32.

     You may find information regarding the indemnification of directors and officers of Enterprise after the merger, and the maintenance of our directors' and officers' liability insurance under the caption "Interests of Certain Persons in the Merger--Indemnification and Insurance" on page I-33.

Closing and Effective Time

     Unless the parties agree otherwise, the closing of the merger will take place as soon as practicable after the date on which all closing conditions have been satisfied or waived. The closing of the merger is expected to take place promptly after the approval and adoption of the merger agreement and the amendment to the certificate of incorporation by the Enterprise stockholders at the special meeting, and is expected to occur in the fiscal quarter ending September 30, 1999.

     The merger will become effective upon the filing of a certificate of merger with the Secretary of State of the State of Delaware or such later date as is agreed upon by the parties and specified in the certificate of merger. The filing of the certificate of merger will occur as soon as practicable after the special meeting.

                                                     Chapter One -- The Merger

Surviving Corporation

     Enterprise will be the surviving corporation of the merger and shall continue to be governed by the laws of the State of Delaware. The certificate of incorporation of LiveWire Acquisition Corporation in effect at the effective time of the merger will be the certificate of incorporation of Enterprise, until amended in accordance with applicable law. The bylaws of LiveWire Acquisition Corporation in effect at the effective time of the merger will be the bylaws of Enterprise until amended in accordance with such bylaws or applicable law. The initial directors and executive officers of Enterprise following the merger will be as described in "The Merger--Directors and Officers of Enterprise after the Merger" on page I-28.

Representations and Warranties

     The merger agreement contains customary representations and warranties of Enterprise relating to, among other things:

     o organization, good standing and similar corporate matters of Enterprise;

     o the authorization, execution, delivery, performance and enforceability of the merger agreement and related documents;

     o    governmental approvals required in connection with the merger;

     o the absence of any breach of organizational documents, law or certain material agreements as a result of the merger;

     o    the capital structure of Enterprise and its subsidiaries;

     o organization, good standing and similar corporate matters of the subsidiaries of Enterprise;

     o documents filed by Enterprise with the SEC and the accuracy of information contained therein;

     o     the financial statements of Enterprise;

     o the accuracy of information supplied by Enterprise in connection with this proxy statement and other documents filed with the SEC in connection with the merger;

     o the absence of certain changes or events since the date of the most recent audited financial statements filed by Enterprise with the SEC;

     o    the absence of undisclosed material liabilities;

     o material contracts and the absence of material defaults or breaches thereunder;

     o    compliance with applicable laws;

     o    the absence of pending or threatened material litigation;

     o    finders' or advisors' fees and transaction expenses;

     o    filing of tax returns and payment of taxes;

                                                     Chapter One -- The Merger

     o    benefit plans and other related employment matters;

     o    employees of Enterprise and its subsidiaries;

     o    labor matters;

     o    environmental matters;

     o    required licenses and permits;

     o    intellectual property matters;

     o    real property leases;

     o    inapplicability of certain restrictions under Delaware law;

     o Year 2000 compliance and the absence of any viruses in Enterprise's software;

     o possession of required export and import licenses for Enterprise software;

     o the absence of any rights plan or common or preferred stock purchase plan; and

     o the determination of the Enterprise Board of Directors that the merger agreement, the voting agreements, the merger and related transactions are fair and in the best interest of the stockholders.

     The merger agreement also contains customary representations and warranties of LiveWire relating to, among other things:

     o    organization, standing and similar corporate matters;

     o the authorization, execution, delivery, performance and enforceability of the merger agreement and related documents;

     o    governmental approvals required in connection with the merger;

     o the absence of any breach of organizational documents, law or certain material agreements as a result of the merger;

     o    the financing of the merger and recapitalization;

     o the accuracy of information supplied by LiveWire to Enterprise in connection with this proxy statement and any other documents filed with the SEC in connection with the merger; and

     o    capital structure.

     All the representations and warranties are subject to various qualifications and limitations. The representations and warranties in the merger agreement will not survive the effective time of the merger.

                                                     Chapter One -- The Merger

Certain Covenants

     Each of Enterprise and LiveWire has undertaken certain covenants in the merger agreement. The following summarizes the more significant of these covenants.

     Interim Operations of Enterprise. Enterprise has agreed that, prior to the effective time of the merger, it will conduct its business only in the ordinary course and consistent with past practice, and will preserve intact its business organization, keep available the services of its key officers and employees and maintain satisfactory relationships with its material customers, lenders, suppliers and other persons with which it has business relations.

     Enterprise has agreed that, it will not, without the prior written consent of LiveWire:

     o amend its certificate of incorporation or bylaws other than as described in "Amendment to the Certificate of Incorporation and Exchange of Common Stock";

     o    except pursuant to existing agreements or arrangements:

          [ ] acquire any material business organization or dispose of a material subsidiary or a material amount of assets or securities;

          [ ]  waive, release, grant or transfer any rights of material value;

          [ ] modify or change in any material respect any existing material license, lease, contract or other document;

          [ ] except to refund or refinance commercial paper, incur, assume or prepay an amount of long-term or short-term debt in excess of $100,000 in the aggregate;

          [ ] assume, guarantee, endorse or otherwise become liable or responsible for the obligations of any other person which are in excess of $100,000 in the aggregate;

          [ ] make any loans, advances or capital contributions to, or investments in, any other person which are in excess of $100,000 in the aggregate, or purchase for an amount in excess of $100,000 in the aggregate any property or assets of any other person;

          [ ] authorize any new capital expenditures which, individually, is in excess of $100,000 or, in the aggregate, are in excess of $100,000; or

          [ ] enter into any material interest rate, currency or other swap or derivative transaction;

     o take any action that would make any representation and warranty of Enterprise made in the merger agreement inaccurate in any material respect at, or as of any time prior to, the effective time of the merger, or omit to take any action necessary to prevent any such representation or warranty from being inaccurate in any material respect at any such time;

     o enter into any agreement or commitment relating to the sale of products if any such agreement or commitment involves the expenditure by Enterprise of amounts in excess of $100,000 provided LiveWire has agreed that its consent will not be unreasonably withheld in connection with any excess expenditure;

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


                                                     Chapter One -- The Merger

     o split, combine or reclassify any shares of its capital stock, declare, set aside or pay any dividend or other distribution in respect of its capital stock, other than cash dividends and distributions by a wholly owned subsidiary of Enterprise or to a subsidiary all of the capital stock of which is owned directly or indirectly by Enterprise, or redeem, repurchase or otherwise acquire or offer to redeem, repurchase, or otherwise acquire any of its securities or any securities of its subsidiaries;

     o adopt or amend any employee benefit plan or arrangement or increase in any manner the compensation or fringe benefits of any director, officer or employee or pay any benefit not required by any existing plan or arrangement (except for normal increases in the ordinary course of business that are consistent with past practices and that, in the aggregate, do not result in a material increase in benefits or compensation expense to Enterprise or any of its subsidiaries);

     o    revalue in any material respect any of its assets;

     o pay, discharge or satisfy any material claims, other than in the ordinary course of business, consistent with past practices;

     o make any tax election or settle or compromise any material income tax liability;

     o take any action other than in the ordinary course of business and consistent with past practices with respect to accounting policies or procedures; or

     o    agree or commit to do any of the foregoing.

     No Solicitation by Enterprise. The merger agreement restricts Enterprise's ability to take actions with respect to acquisition proposals other than the merger. We use the term acquisition proposal to mean any proposal or offer from a person other than LiveWire relating to:

     o any acquisition or purchase of 20% or more of any class of equity securities of Enterprise or any of its subsidiaries, or 20% or more of the consolidated assets of Enterprise and its subsidiaries;

     o any tender or exchange offer that if consummated would result in a third party beneficially owning 20% or more of any class of equity securities of Enterprise or any of its subsidiaries;

     o any merger, consolidation, business combination, sale of substantially all assets, recapitalization, liquidation, dissolution or similar transaction involving Enterprise or any subsidiary whose assets constitute more than 20% of the consolidated assets of Enterprise and its subsidiaries, other than the merger; or

     o any other transaction which would or could reasonably be expected to impede, interfere with, prevent or materially delay the merger, or which would or could materially dilute the benefits to LiveWire of the merger.

     Enterprise has agreed that it and its subsidiaries and their respective officers, directors, employees and advisors will:

     o not solicit, initiate or take any action knowingly to facilitate an acquisition proposal, or agree to or endorse any acquisition proposal;

                                                     Chapter One -- The Merger

     o not enter into, entertain or participate in any discussion or negotiations with, or provide any information with respect to its business, properties or assets to, any third party in connection with any acquisition proposal, or otherwise cooperate in any way with or knowingly assist any third party in connection with any acquisition proposal;

     o not grant any waiver or release under any standstill or similar agreement with respect to any class of equity securities of Enterprise or any of its subsidiaries;

     o notify LiveWire if Enterprise receives any proposal or offer related to an acquisition proposal, and include in such notice the identity of the person making such proposal or offer and the terms and conditions of such proposal or offer; and

     o not withdraw its recommendation of the merger and the amendment to the certificate of incorporation to Enterprise's stockholders unless the Enterprise Board of Directors concludes in good faith, on the basis of written advice from outside counsel, that failure to withdraw such recommendation would constitute a breach of the fiduciary duties of the Enterprise Board of Directors. Notwithstanding such withdrawal, a resolution to approve the merger and the amendment to the certificate of incorporation must be submitted to Enterprise's stockholders at the special meeting.

     However, in the event of an unsolicited acquisition proposal from a person other than LiveWire, the merger agreement allows Enterprise to take the following actions if the Enterprise Board of Directors concludes in good faith, on the basis of written advice from outside counsel, that such action is required to prevent a breach of the fiduciary duties of the Enterprise Board of Directors:

     o furnish information to such person, pursuant to an appropriate confidentiality agreement;

     o    participate in discussions or negotiations with such person;

     o furnish information to Enterprise stockholders as contemplated by Exchange Act Rules 14d-9 and 14e- 2(a) or make other relevant disclosures to the stockholders;

     o failing to recommend or withdrawing or modifying its recommendation of the merger and the amendment to the certificate of incorporation; and

     o take any action which is required by a final, non-appealable court order.

     If the unsolicited proposal is superior to the terms of the merger, the Enterprise Board of Directors may, in each case after providing LiveWire with three business days to present an offer that is at least as favorable to the stockholders as the superior proposal and which would allow the Enterprise Board of Directors to proceed with the merger with LiveWire:

     o    approve or recommend a superior proposal; or

     o cause Enterprise to enter into a binding written agreement concerning the transaction that is the superior proposal.

We use the term superior proposal to mean an acquisition proposal which the Enterprise Board of Directors determines, based on its own judgment and the judgment of Schroders, to be more favorable to Enterprise's stockholders than the merger with LiveWire from a financial point of view.

                                                     Chapter One -- The Merger

     Resignation of Directors. The merger agreement provides that prior to the effective time of the merger, Enterprise will deliver to LiveWire evidence satisfactory to LiveWire of the resignation of all of the current directors of Enterprise (except as requested by LiveWire), such resignations to be effective at the effective time.

     Amendment to the Certificate of Incorporation and Exchange of Common Stock. The merger agreement provides that prior to the effective time of the merger, Enterprise will amend its certificate of incorporation to authorize the redesignation of the currently existing Enterprise common stock as class A common stock and the issuance of 5,000,000 shares of class B common stock, and will exchange certain shares of class A common stock held by Kimberlin Family Partners, L.P. and Oshkim Limited Partnership for shares of class B common stock. See "Amendment to the Certificate of Incorporation and Exchange of Common Stock".

     Other Covenants. The merger agreement contains mutual covenants of the parties, the most significant of which is that each party agrees to use all commercially reasonable efforts to cause or to take all actions necessary or advisable under applicable law to complete the merger and the other transactions contemplated by the merger agreement.

Conditions to the Consummation of the Merger

     The respective obligations of Enterprise and LiveWire to effect the merger are subject to the satisfaction or, to the extent legally permissible, waiver of various conditions which include, in addition to other customary closing conditions, the following:

     o the Enterprise stockholders must approve and adopt the merger agreement and the amendment to the certificate of incorporation;

     o the waiting period under the Hart-Scott-Rodino Act must have terminated or expired to the extent applicable;

     o    absence of legal prohibition on completion of the merger;

     o accuracy as of the effective time of the merger of the representations and warranties made by the other party to the extent specified in the merger agreement;

     o performance in all material respects by the other party of the obligations required to be performed by it at or prior to the effective time of the merger; and

     o    the receipt of all necessary consents, licenses and approvals.

     The obligation of LiveWire to effect the merger is also subject, in addition to other customary conditions, to the following additional conditions:

     o there being no proceeding, with a reasonable likelihood of success, challenging or seeking to limit LiveWire Media's ownership of Enterprise or its subsidiaries or to compel divestiture of assets;

     o    the financing for the merger must have been obtained;

     o the holders of not more than 1% of the outstanding shares of Enterprise common stock shall have demanded appraisal rights;

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                                                     Chapter One -- The Merger

     o absence of a material adverse effect or any reasonable expectation of a material adverse effect on Enterprise during the period from June 27, 1999 until the effective time; and

     o LiveWire shall have received a certificate confirming that certain software and hardware products of Enterprise are Year 2000 compliant.

     The obligation of Enterprise to effect the merger is also subject, in addition to other customary conditions, to the condition that there is no order or injunction by or before any court or governmental authority restraining or prohibiting the merger.

Termination

     Right to Terminate. The merger agreement provides that the merger agreement may be terminated and the transactions contemplated in the merger agreement abandoned at any time prior to the effective time, whether before or after approval by the Enterprise stockholders:

     (1)  by mutual written consent of LiveWire and Enterprise;

     (2) by either LiveWire or Enterprise if:

          [ ] the merger has not been completed on or prior to November 1, 1999, so long as the party seeking to terminate did not prevent consummation by failing to fulfill any of its obligations under the merger agreement;

          [ ] there is a permanent legal prohibition to the consummation of the merger;

          [ ] the Enterprise stockholders fail to approve the merger and the amendment to the certificate of incorporation; or

          [ ] LiveWire reduces the cash merger consideration to less than $8.85 per share of Enterprise common stock (see "The Merger--Merger Consideration" for a description of the circumstances in which LiveWire may decrease the cash merger consideration).

     (3) by Enterprise if:

          o LiveWire breaches (as long as Enterprise is not then in breach in any material respect of its obligations under the merger agreement) in any material respect any of its obligations contained in the merger agreement (and does not correct such breach within 10 days after written notice has been given by Enterprise), or any of its representations and warranties shall have been incorrect in any material respect when made or at any time prior to the effective time;

          o    the following three conditions are met:

               [ ] the Enterprise Board of Directors authorizes Enterprise, subject to complying with the merger agreement, to enter into a binding written agreement concerning a superior proposal, and Enterprise notifies LiveWire in writing that it intends to enter into such an agreement, attaching the most current version of the agreement or a description of all of its material terms and conditions;

                                                     Chapter One -- The Merger

               [ ] LiveWire does not make an offer, within three business days after receiving the notice, that the Enterprise Board of Directors concludes after consultation with its financial advisors, is at least as favorable to the Enterprise stockholders as the superior proposal; and

               [ ] Enterprise has paid LiveWire the termination fee and expenses described under "--Termination Fees Payable by Enterprise" below;

     (4) by LiveWire if:

          o Enterprise breaches (so long as LiveWire is not then in breach in any material respect of its obligations under the merger agreement) in any material respect any of its obligations contained in the merger agreement (and does not correct such breach within 10 days after written notice has been given by LiveWire), or any of its representations and warranties shall have been incorrect in any material respect when made or at any time prior to the effective time;

          o So long as LiveWire is not then in material breach of its obligations under the merger agreement, Enterprise's Board of Directors shall have:

               [ ] withdrawn, modified or amended its approval or recommendation that stockholders approve the merger agreement and the merger and the amendment to the certificate of incorporation;

               [ ] approved, recommended or endorsed any other acquisition proposal;

               [ ]  failed to call the special meeting; or

               [ ] failed to include in the proxy statement its recommendation of the merger and the amendment to the certificate of incorporation.

     If the merger agreement is validly terminated, the agreement will become void without any liability on the part of any party. However, the provisions of the merger agreement relating to expenses and termination fees will continue in effect notwithstanding termination of the merger agreement.

     Termination Fees Payable by Enterprise. The merger agreement provides that Enterprise will pay LiveWire a termination fee of $2.5 million if the merger agreement is terminated under the following circumstances:

     o Enterprise terminates the merger agreement as described in the second bullet point under paragraph (3) under "--Right to Terminate" above;

     o LiveWire terminates the merger agreement as described in the first bullet point under paragraph (4) under "--Right to Terminate" above, but only if the breach of covenant or warranty or misrepresentation in question arises out of the bad faith or wilful misconduct of Enterprise;

     o LiveWire terminates the merger agreement as described in the second bullet point under paragraph (4) under "--Right to Terminate" above; or

     o Enterprise terminates the merger agreement in circumstances where the following three conditions are met:

               [ ] a third party has made an acquisition proposal for an alternative transaction prior to the special meeting;

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                                                     Chapter One -- The Merger

               [ ] Enterprise's stockholders do not vote in favor of the merger and the amendment to the certificate of incorporation; and

               [ ] within twelve months of the termination of the merger agreement, Enterprise enters into an agreement in connection with an acquisition proposal with that third party, or with another third party.

     Enterprise would also be obligated to reimburse LiveWire for its reasonable out-of-pocket fees and expenses actually paid or incurred by LiveWire and its affiliates up to $1.5 million if any of the events listed in the previous paragraph were to occur or if LiveWire was to terminate the merger agreement because:

     o Enterprise's stockholders shall have failed to approve the merger agreement and the amendment to the certificate of incorporation;

     o Enterprise shall have breached in any material respect any of its obligations contained in the merger agreement, or any of its representations and warranties shall have been incorrect at the effective time;

     o certain events shall have occurred during the period from June 27, 1999 until the effective time having a material adverse effect or any reasonable expectation of a material adverse effect on Enterprise;

     o certain hardware and software products of Enterprise shall not have been certified as Year 2000 compliant; or

    o LiveWire reduces the cash merger consideration to less than $8.85 per share of Enterprise common stock.

     Termination Fees Payable by LiveWire. In the event that LiveWire fails to consummate the merger, notwithstanding the satisfaction or waiver of all of the closing conditions, the merger agreement provides that LiveWire will pay Enterprise a termination fee of $2.5 million. LiveWire Corporation, an affiliate of LiveWire Media, has agreed to guarantee this obligation of LiveWire.

Other Expenses

     The merger agreement provides that at the effective time, each party's reasonable out-of-pocket expenses incurred in connection with the merger agreement and the transactions contemplated thereby shall be paid by the party incurring the costs and expenses. Such expenses include, without limitation, attorneys' fees and expenses of financial advisors and accountants.

Amendment and Waiver

     Any provision of the merger agreement may be amended or waived prior to the effective time if the amendment or waiver is in writing and signed, in the case of an amendment, by Enterprise and LiveWire or, in the case of a waiver, by the party against whom the waiver is to be effective. After the approval of the merger agreement by the stockholders of Enterprise, no amendment or waiver shall be made that (1) alters the kind of consideration to be received by the stockholders or the terms or the conditions of the merger agreement to the extent that the stockholders are adversely effected or (2) that by law requires further approval by stockholders, in either case without the further approval of Enterprise stockholders.

                                                     Chapter One -- The Merger

                  CERTAIN PROVISIONS OF THE VOTING AGREEMENTS

     In connection with the merger agreement and the transactions contemplated thereby, LiveWire and Enterprise entered into a voting agreement with each of the following stockholders of Enterprise covering the number of shares of Enterprise common stock set forth in the table below:

                                                                      % of
                                                                  Outstanding
                                                   Number           Common
                                                  of Owned          Stock of
Stockholder                                        Shares         Enterprise(1)
-----------                                      ---------       -------------
Andre Blay......................................  283,570             5.24
Irwin Schlass...................................   17,000               *
Robert Beauregard...............................   13,750               *
H. Bradley Eden.................................    3,841               *
Cary Fitchey....................................   34,500               *
Richard Schleufer...............................   18,300               *
Joseph Porfeli..................................  117,000             2.16
Kimberlin Family Partners, L.P..................   56,835             1.05
Oshkim Limited Partnership......................  223,558             4.13
                                                 --------            -----
                                                  768,354            14.21
-------------------

(1)  Based on 5,406,496 shares of common stock outstanding on June 18, 1999.

     The following summary describes the material terms of the voting agreements. However, because the description of the voting agreements contained in this document is a summary, it does not contain all the information that may be important to you and is qualified by reference to the entire text of each voting agreement. You should read carefully the entire copy of the form of each voting agreement which is attached as Annex B to this document and incorporated herein by reference.

Voting

     During the period beginning on the date of the relevant voting agreement and ending on the earlier of:

     o    the effective time of the merger;

     o 90 days after the termination of the merger agreement because (1) the requisite stockholder approval was not obtained, (2) a superior proposal was accepted by Enterprise or (3) the Enterprise Board of Directors withdrew its recommendation to the stockholders to approve the merger and the amendment to the certificate of incorporation, provided that in the case of (1), (2) or (3) all termination fees have been paid; or

     o    the date of termination of the merger agreement for any other reason,

each stockholder has agreed to vote all the shares of Enterprise common stock issued and outstanding and beneficially owned or controlled by such stockholder as of the date of the voting agreement as well as any shares with respect to which such stockholder becomes the owner after the date of the voting agreement in favor of the approval and adoption of (1) the merger agreement and the merger and any actions directly and reasonably related thereto and (2) the amendment to the certificate of incorporation.

     During the same period, each stockholder has agreed that it will not vote its shares of Enterprise common stock in favor of the approval of any other merger, consolidation, sale of assets, reorganization, recapitalization,

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                                                     Chapter One -- The Merger

liquidation or winding up of Enterprise or any other extraordinary transaction or any other matters related thereto or corporate action which would frustrate the purposes of, or prevent or delay the consummation of, the merger.

No Solicitation

     Each stockholder has agreed that it will not, directly or indirectly:

          o take any action to solicit, initiate, encourage or facilitate any acquisition proposal other than the merger;

          o engage in negotiations or discussions with, or furnish or disclose any nonpublic information relating to Enterprise to, or afford access to the properties, books or records of Enterprise to, or otherwise assist, facilitate or encourage, any third party that such stockholder believes may be considering making, or has made, an acquisition proposal; and

          o promptly notify LiveWire after receipt of an acquisition proposal or any indication that any third party is considering making an acquisition proposal, or any request for nonpublic information relating to Enterprise or any of its subsidiaries or for access to the properties, books or records of Enterprise or any of its subsidiaries by any third party that may be considering making, or has made, an acquisition proposal and will keep LiveWire fully informed of the status and details of any such acquisition proposal, indication or request.

Transfer

     Each stockholder, other than Andre Blay, has agreed that he will not sell, transfer, assign, encumber or dispose of any shares of Enterprise common stock until the expiration of the period referred to above under "--Voting," other than pursuant to the terms of the voting agreement or pursuant to the terms of the merger.

Appraisal Rights

     Each stockholder has agreed not to exercise any rights under Delaware law to demand the appraisal of any shares of Enterprise common stock owned by such stockholder.

Exchange of Common Stock

     Pursuant to the voting and exchange agreement dated as of July 22, 1999 between Enterprise, LiveWire, Kimberlin Family Partners L.P. and Oshkim Limited Partnership, Kimberlin Family Partners, L.P. and Oshkim Limited Partnership have agreed to exchange an aggregate of between 125,000 and 175,000 shares of class A common stock for shares of class B common stock at a ratio of one share of class B common stock for each share of class A common stock so exchanged. This exchange will take place immediately prior to the effective time of the merger. The aggregate number of shares of class B common stock to be received by Kimberlin and Oshkim will be allocated 20% to Kimberlin and 80% to Oshkim, or in such other ratio as Kimberlin and Oshkim may agree. A copy of the voting and exchange agreement is attached as Annex C to this proxy statement.

                        CHAPTER TWO - INFORMATION ABOUT
                THE ENTERPRISE STOCKHOLDERS' MEETING AND VOTING

General

     You were sent this proxy statement in connection with the solicitation of proxies by and on behalf of Enterprise's Board of Directors for use at the special meeting and any adjournments or postponements thereof. The special meeting will be held on __________, ____________, 1999, at _____ a.m.,
Mountain time, at
-------------------------.

Matters to Be Considered

     At the special meeting, you will be asked to consider and vote upon proposals to:

     o approve and adopt the merger agreement (as amended and restated) and the transactions contemplated by the merger agreement, including the merger of LiveWire Acquisition Corporation, a wholly owned subsidiary of LiveWire Media, with and into Enterprise, with Enterprise being the surviving corporation;

     o to consider and vote upon a proposal to approve an amendment to the certificate of incorporation to (1) redesignate Enterprise's currently existing common stock as class A common stock, (2) create a second class of common stock to be designated as class B common stock, which will be identical to the class A common stock, except that the shares of class B common stock will have a liquidation preference of $.10 per share, and (3) increase the number of authorized shares of capital stock to include 5,000,000 shares of class B common stock; and

     o to transact such other business as may properly come before the meeting or any adjournments or postponements of the special meeting.

     You may also be asked to vote upon a proposal to adjourn or postpone the Enterprise special meeting, which adjournment or postponement could be used for the purpose, among others, of obtaining a quorum or allowing additional time for the soliciting of additional votes to approve and adopt the proposals being considered at the special meeting.

     The Enterprise Board of Directors has determined that the merger agreement and the transactions contemplated thereby are fair to and in the best interests of Enterprise and its stockholders and has approved and adopted the merger agreement and the amendment to the certificate of incorporation.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" APPROVAL AND ADOPTION OF THE MERGER AGREEMENT, AS AMENDED AND RESTATED, AND "FOR" APPROVAL OF THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION. See "The Merger--Background of the Merger" and "--Reasons for the Merger;
Recommendation of the Board of Directors."

     Questions or requests for assistance in completing and submitting proxy cards should be directed to D.F. King & Co., Inc., toll free at (800) 578-5378.

Record Date

     The Enterprise Board of Directors has fixed ___________, 1999 as the record date for the determination of the Enterprise stockholders entitled to receive notice of and to vote at the special meeting. Accordingly, only Enterprise stockholders of record at the close of business on such date will be entitled to notice of and to vote at the special meeting and any postponements or adjournments thereof. As of the record date, the only outstanding capital stock

                                   Chapter Two -- Information about the
                                   Enterprise Stockholders' Meeting and Voting

of Enterprise was its common stock. At the close of business on the record date, ____________ shares of Enterprise common stock were outstanding and are entitled to vote at the special meeting.

Voting at the Special Meeting

     Quorum Requirement. The presence, in person or by properly executed proxy, of the holders of a majority of the outstanding shares of Enterprise common stock entitled to vote on the record date is necessary to constitute a quorum at the special meeting.

     Voting Rights. Each share of Enterprise common stock outstanding on the record date entitles its holder to one non-cumulative vote as to each matter that may properly come before the special meeting.

     Vote Required. Approval and adoption of the merger agreement and the transactions contemplated thereby and approval of the amendment to the certificate of incorporation requires the affirmative vote of the holders of a majority of the outstanding shares of Enterprise common stock as of the record date.

     As of the record date, approximately 208,323 shares of Enterprise common stock, or approximately 3.84% of the shares entitled to vote at the special meeting, were owned by directors and executive officers of Enterprise. Messrs. Blay, Schlass, Schleufer, Beauregard, Eden, Fitchey and Porfeli and Kimberlin Family Partners, L.P. and Oshkim Limited Partnership have agreed to vote all of their respective shares of Enterprise common stock for approval and adoption of the proposals. In addition, we currently expect that each executive officer will vote the shares of Enterprise common stock beneficially owned by him for approval of the proposals considered at the special meeting.

     Abstentions and Broker Non-Votes. We intend to count shares of Enterprise common stock present in person at the special meeting but not voting, and shares of Enterprise common stock for which we have received proxies but with respect to which holders of such shares have abstained, as present at the special meeting for purposes of determining the presence or absence of a quorum for the transaction of business. Brokers who hold shares of Enterprise common stock in "street" name for customers who are the beneficial owners of such shares are prohibited from giving a proxy to vote shares held for such customers with respect to the matters to be considered and voted at the special meeting without specific instructions from such customers. Shares of Enterprise common stock represented by proxies returned by a broker holding such shares in nominee or "street" name will be counted for purposes of determining whether a quorum exists, even if such shares are broker non-votes.

     Approval of the merger agreement and the transactions contemplated thereby and approval of the amendment to the certificate of incorporation requires the affirmative vote of a majority of the outstanding shares of Enterprise common stock. As a result, abstentions and broker non-votes will have the same effect as votes against such proposals.

Proxies

     If you are an Enterprise stockholder, you may use the accompanying proxy if you are unable to attend the special meeting in person or wish to have your shares voted by proxy even if you do attend the special meeting.
You should not send stock certificates with your proxy card.

     You may revoke any proxy given by you pursuant to this solicitation by:

     o delivering to the Secretary of Enterprise, at or before the special meeting, a written notice bearing a later date than the proxy which notice, by its terms, revokes the proxy;

                                   Chapter Two -- Information about the
                                   Enterprise Stockholders' Meeting and Voting

     o duly executing a subsequent proxy relating to the same shares and delivering it to the Secretary of Enterprise at or before the special meeting; or

     o attending the special meeting and voting in person. Attendance at the special meeting by a stockholder will not in and of itself revoke a previously delivered proxy.

     You should address any written notice of revocation and other communications regarding the revocation of Enterprise proxies to the Secretary of Enterprise at 8415 Explorer Drive, Colorado Springs, Colorado 80920. In all cases, the latest dated proxy revokes an earlier dated proxy, regardless of which method is used to give or revoke a proxy, or if different methods are used to give and revoke a proxy. For such notice of revocation or later proxy to be valid, however, it must actually be received by Enterprise prior to the vote of the Enterprise stockholders at the special meeting. If your broker has been instructed to vote your shares, you must follow directions received from your broker in order to change your vote.

     All shares represented by valid proxies received pursuant to this solicitation and not revoked before they are exercised will be voted in the manner specified therein. If you do not specify how your proxy is to be voted, it will be voted in favor of approval of each of the proposals to be considered at the special meeting, including the approval and adoption of the merger agreement and the amendment to the certificate of incorporation. The Enterprise Board of Directors is unaware of any other matters that may be properly presented for action at the special meeting. If other matters do properly come before the special meeting, however, it is intended that shares represented by proxies in the accompanying form will be voted or not voted by the persons named in the proxies, in their discretion.

Information Concerning the Solicitation of Proxies

     The accompanying proxy is solicited on behalf of the Enterprise Board of Directors. The cost of soliciting proxies will be borne by Enterprise. In addition to solicitation by mail, directors, officers and employees of Enterprise, none of whom will receive additional compensation for such solicitations, may solicit proxies in person, by telephone, by personal interview, by e-mail or by facsimile. Enterprise will request banks, brokerage houses and other custodians, nominees and fiduciaries to forward its solicitation materials to the beneficial owners of the Enterprise common shares they hold of record and obtain authorization for, and appropriate certification in connection with, the execution of proxy cards. Enterprise will reimburse these record holders for customary mailing expenses incurred by them in forwarding these materials.

     Enterprise has retained D.F. King & Co., Inc. to provide certain services in connection with the solicitation of proxies and related matters. The fee of D.F. King is estimated to be $______ plus reasonable out-of-pocket costs and expenses.

     Except as set forth above, neither Enterprise nor, to the best of Enterprise's knowledge, any person acting on its behalf has retained any other person to make solicitations or recommendations to security holders on its behalf in connection with the solicitation of proxies.

Recommendation of the Enterprise Board of Directors

     The Enterprise Board of Directors has approved the merger agreement and the transactions contemplated thereby and the amendment to the certificate of incorporation. THE ENTERPRISE BOARD OF DIRECTORS BELIEVES THAT THE MERGER AGREEMENT, AS AMENDED AND RESTATED, AND THE TRANSACTIONS CONTEMPLATED THEREBY AND THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION ARE IN THE BEST INTERESTS OF ENTERPRISE AND THE ENTERPRISE STOCKHOLDERS, AND

                                   Chapter Two -- Information about the
                                   Enterprise Stockholders' Meeting and Voting

RECOMMENDS THAT THE ENTERPRISE STOCKHOLDERS VOTE "FOR" APPROVAL AND ADOPTION OF THE MERGER AGREEMENT, AS AMENDED AND RESTATED, AND THE TRANSACTIONS CONTEMPLATED THEREBY AND "FOR" APPROVAL OF THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION. See "The Merger--Reasons for the Merger; Recommendation of the Board of Directors."

                    CHAPTER THREE - ADDITIONAL INFORMATION

                     INFORMATION CONCERNING THE COMPANIES

Enterprise Software, Inc.

     Enterprise, through its subsidiaries, designs, develops and integrates traffic and billing, revenue management and program management software products for use by broadcast television stations, radio stations, cable networks and cable operators in the management of advertising time and programming. Enterprise's clients include such major media companies as:

     o NBC Television Stations, Tribune Television Stations, Fox Television Stations, Time-Warner Cable, TCI Cable and Pacific Telesys Cable in the United States;

     o    The Granada Sales Company, TSMS and VTM in Europe;

     o    Network 10 in Australia; and

     o    TVNZ in New Zealand.

     Enterprise also provides a range of related services to its customers, including hardware installation, customer support, training and custom software development.

     The principal offices of Enterprise are located at 8415 Explorer Drive, Colorado Springs, Colorado, 80920; telephone number (719) 265-3200.

     For information relating to the recent financial results of Enterprise, you should refer to our Annual Report on Form 10-KSB for the year ended March 31, 1999, which accompanies this proxy statement.

     We do not as a matter of course make public forecasts as to future revenues, earnings or other financial information. As part of our ordinary internal procedures, however, in the second half of March 1999, we prepared a budget for the fiscal year ended March 31, 2000, and during the course of negotiations with LiveWire we gave them a copy. The budget projects our revenues for the year ended March 31, 2000 to be approximately $35,500,000, EBITDA to be approximately $9,100,000 and EBITDA less capitalized software to be approximately $8,000,000.

     These projections were not prepared by us with a view to public disclosure or compliance with published guidelines of the SEC or the American Institute of Certified Public Accountants regarding prospective financial information. In addition, the projections were not prepared with the assistance of or reviewed, complied or examined by, independent accountants. The projections reflect numerous assumptions, all made by our management, with respect to industry performance, general business, economic, market and financial conditions and other matters, all of which are difficult to predict and many of which are beyond our control. Accordingly, there can be no assurance that the assumptions made in preparing the projections will prove accurate, and actual results may be materially greater or less than those contained in the projections. See "A Warning About Forward- Looking Statements" on page III-13 of this proxy statement.

     The inclusion of the projections in this proxy statement should not be regarded as an indication that we or LiveWire or any of our or LiveWire's respective representatives, or respective officers and directors, consider such information to be an accurate projection of future events or necessarily achievable. In light of the uncertainties inherent in forward looking information of any kind, we caution against undue reliance on such information. We do not intend to update, revise or correct such projections if they become inaccurate (even in the short term).

                                     III-1

                                       Chapter Three -- Additional Information


LiveWire Media, L.L.C. and LiveWire Acquisition Corporation

     LiveWire Media is a Delaware limited liability company formed by Steven Price, the President and Chief Executive Officer of LiveWire Corporation, a telecommunications investment and management company, and Stuart Rosenstein, the Chief Financial Officer of LiveWire Corporation, for purposes of acquiring Enterprise. It is expected that the following persons will purchase equity securities of LiveWire Media for cash prior to the effective time of the merger: Thomas H. Lee Equity Fund IV, L.P., Blackstone Capital Partners III Merchant Banking Fund, L.P., Nassau Capital Partners II L.P., Alpine Equity Partners L.P., Sandler Capital Partners IV, L.P., Waller-Sutton Media Partners, L.P., Communication Partners, L.P., and certain other individuals. LiveWire Media will contribute the cash raised by such issue of equity securities to LiveWire Acquisition Corporation for purposes of funding payment of a portion of the merger consideration and the fees and expenses associated with the merger.

     LiveWire Acquisition Corporation, a Delaware corporation, was recently formed at the direction of LiveWire Media for the purposes of effecting the merger. It has not engaged in any activities to date except in connection with the proposed merger. LiveWire Acquisition Corporation is wholly owned by LiveWire Media. The directors of LiveWire Acquisition Corporation are Messrs. Price and Rosenstein. The officers of LiveWire Acquisition Corporation are as of the date hereof: Mr. Price as President and Mr. Rosenstein as Treasurer and Secretary. The principal offices of LiveWire Acquisition Corporation and LiveWire Media are located at 711 Westchester Avenue, White Plains, New York 10604; telephone number (914) 422-0800.



                                     III-2

                                       Chapter Three -- Additional Information

         DESCRIPTION OF ENTERPRISE CAPITAL STOCK FOLLOWING THE MERGER

     The following description of Enterprise's capital stock following the merger does not purport to be complete and is subject in all respects to applicable Delaware law and to the provisions of the amended and restated certificate of incorporation attached as Exhibit A to Annex A to this proxy statement and incorporated herein by reference.

Authorized Capital Stock

     Under its amended and restated certificate of incorporation, the total number of shares of all classes of capital stock that Enterprise has authority to issue is 155,000,000, par value $.001 per share, of which 100,000,000 are authorized shares of class A common stock, 5,000,000 are authorized shares of class B common stock and 50,000,000 are authorized shares of non-voting preferred stock.

Class A Common Stock

     Holders of class A common stock are entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors, and are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Enterprise Board of Directors out of funds legally available. In the event of a liquidation, dissolution or winding up of Enterprise, holders of class A common stock are entitled to share ratably in all assets remaining after payment of Enterprise's liabilities and payment of the liquidation preference of any outstanding class B common stock and preferred stock. Holders of class A common stock have no right to convert their shares of class A common stock into other securities, and there are no redemptive provisions with respect to such shares. All of the outstanding shares of class A common stock are, and the shares of class A common stock following the merger will be, fully paid and non-assessable.

     The rights, preferences and privileges of holders of class A common stock are subject to, and may be adversely affected by, the rights of holders of shares of class B common stock and non-voting preferred stock described below and any other preferred stock which Enterprise may designate and issue in the future.

Class B Common Stock

     The rights, preferences and privileges of the class B common stock are identical to the rights, preferences and privileges of the class A common stock, except that in the event of a liquidation, dissolution or winding up of Enterprise, holders of class B common stock are entitled to payments out of Enterprise's assets in an amount equal to $.10 per share to be paid after any payments to any holders of preferred stock but prior to any payments to any other equity holders of Enterprise.

Preferred Stock

     Prior to the effective time, there will be no shares of preferred stock issued or outstanding. Under the amended and restated certificate of incorporation, the Enterprise Board of Directors is authorized at any time and from time to time to provide for the issuance of all or any shares of Enterprise preferred stock in one or more classes or series, and to fix for each such class or series such voting powers, full or limited, or no voting powers, and such distinctive designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof as are permitted by Delaware law, including, but not limited to, the authority to provide that any such class or series be:

                                     III-3

                                       Chapter Three -- Additional Information

     o subject to redemption at such time or times and at such price or prices;

     o entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series;

     o entitled to such rights upon the dissolution of, or upon any distribution of the assets of, Enterprise; or

     o convertible into, or exchangeable for, shares of any class or classes of stock, or other securities or property, of Enterprise at such price or prices or at such rates of exchange and with such adjustments, all as the Enterprise Board of Directors determines by resolution.

     In accordance with the merger agreement, at the effective time of the merger, the Enterprise Board of Directors will designate 28,885,417 shares of preferred stock as non-voting preferred stock. At the effective time of the merger, each of the 1,000 shares of common stock, par value $.001 per share, of LiveWire Acquisition Corporation outstanding immediately prior to the effective time of the merger will be converted into and become 1,958.333 shares of Enterprise class B common stock and 28,885.417 shares of Enterprise non-voting preferred stock, par value $.001 per share. The material terms of the non-voting preferred stock are summarized below.

     Dividends. Holders of the non-voting preferred stock will not be entitled to receive any dividends.

     Ranking. The non-voting preferred stock will rank senior to all other capital stock of Enterprise, including the shares of class B common stock.

     Liquidation. The non-voting preferred stock will be entitled, upon any liquidation, dissolution or winding up of Enterprise, whether voluntary or involuntary, to payments out of Enterprise's assets prior to any payment to any other equity holders of Enterprise in an amount equal to $1,000 per share.

     Redemption. The non-voting preferred stock will be redeemable in whole at any time at the option of Enterprise at a price of $1,000 per share.

     Voting Rights. Except as otherwise required by Delaware law, the non-voting preferred stock will have no voting rights.

Preemptive Rights

     No holder of any shares of any class of stock of Enterprise will have any preemptive or preferential right to acquire or subscribe for any unissued shares of any class of stock or any authorized securities convertible into any class of stock or carry any right, option or warrant to subscribe for or acquire shares of any class of stock.

Anti-takeover Statute

     Enterprise is a Delaware corporation that is subject to Section 203 of the Delaware General Corporation Law. Section 203 provides, with certain exceptions, that a Delaware corporation may not engage in any of a broad range of business combinations with a person who is an "interested stockholder" for a period of three years from the date that such person became an interested stockholder unless:

                                     III-4

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                                       Chapter Three -- Additional Information

     o the transaction resulting in the person becoming an interested stockholder, or the business combination, is approved by the board of directors of the corporation before the person becomes an interested stockholder;

     o the interested stockholder owned or acquired 85% or more of the outstanding voting stock of the corporation (excluding shares owned by persons who are both officers and directors of the corporation, and shares held by certain employee stock ownership plans) as a result of the transactions by which it became an interested stockholder; or

     o on or after the date the person becomes an interested stockholder, the business combination is approved by the corporation's board of directors and by the holders of at least 662/3% of the corporation's outstanding voting stock, excluding shares owned by the interested stockholder, at an annual or special meeting.

     Under Section 203, an "interested stockholder" is defined (with certain limited exceptions) as any person, and the affiliates and associates of such person, that is (a) the owner of 15% or more of the outstanding voting stock of the corporation or (b) an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the three-year period immediately prior to the date on which it is sought to be determined whether such person is an interested stockholder.

     A corporation may, at its option, exclude itself from the coverage of
Section 203 by amending its certificate of incorporation or bylaws by action of its stockholders to exempt itself from coverage; provided that, with certain limited exceptions, such bylaw or charter amendment shall not become effective until 12 months after the date it is adopted. Neither the amended and restated certificate of incorporation nor the amended bylaws of Enterprise contains any such exclusion.


                    COMPARISON OF THE RIGHTS OF ENTERPRISE
                   STOCKHOLDERS BEFORE AND AFTER THE MERGER

     The rights of Enterprise stockholders are currently governed by Delaware law and the existing certificate of incorporation and bylaws of Enterprise. In accordance with the merger agreement, at the effective time of the merger, the amended and restated certificate of incorporation will become the certificate of incorporation of Enterprise. In addition, the bylaws of LiveWire Acquisition Corporation in effect at the effective time of the merger will become the bylaws of Enterprise following the merger until thereafter changed or amended as provided therein or by applicable law. Accordingly, upon consummation of the merger, the rights of Enterprise stockholders will be governed by Delaware law, the amended and restated certificate of incorporation and the amended bylaws of Enterprise. The following are summaries of certain differences between the current rights of Enterprise stockholders and those of Enterprise stockholders following the merger.

     The rights of the holders of Enterprise common stock will be substantially the same under Delaware law and the amended and restated certificate of incorporation and bylaws as they were under Delaware law, Enterprise's current certificate of incorporation and bylaws with the following exceptions.

     The following summary is not intended to be complete and is qualified by reference to Delaware law, the amended and restated certificate of incorporation and the amended bylaws of Enterprise. The amended and restated certificate of incorporation is attached as Exhibit A to Annex A to this proxy statement and incorporated herein by reference.

                                     III-5

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                                       Chapter Three -- Additional Information


                                    Stockholder rights prior to the
                                    amendment to the certificate of                      Stockholder rights following
                                    incorporation and the merger                                  the merger
                                  ----------------------------------            -------------------------------------------------

Authorized Capital Stock      The authorized capital stock of Enterprise        The authorized capital stock of
                              consists of 100,000,000 shares of commmon stock   Enterprise will consist of 155,000,000 shares of
                              and 10,000,000 shares of "blank check"            100,000,000 class A common stock, 5,000,000 shares
                              preferred stock stock                             of class B common stock and 50,000,000 shares of
                                                                                "blank check" preferred stock

Vote Required for             With respect to any action to be taken            Action on a matter is approved if the
Stockholder Actions           by stockholders, a vote or concurrence            votes cast within the voting group
                              of the holders of a majority of the               favoring the action exceed the votes cast
                              outstanding shares of the shares entitled         within the voting group opposing the
                              to vote thereon shall be required                 action unless  a greater number of
                              unless a greater number of affirmative votes is   affirmative votes is required by law
                              required by law

Number of Directors           The number of directors are fixed at              The number of directors shall be fixed
                              seven                                             by the Board of Directors, but shall not
                                                                                be less than three nor more than nine

Special Meeting for           Can be called at the request of no less           Can be called at the request of a
Stockholders                  than 10% of outstanding capital stock             majority of the outstanding capital stock
                              entitled to vote                                  entitled to vote

Special Meeting of the        Can be called at the request of any two           Can be called upon request by any three
Board of Directors            directors                                         directors



                                     III-6

                                       Chapter Three -- Additional Information

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Beneficial Owners

     The following table provides information regarding each person known by Enterprise to own beneficially, as of July 15, 1999 (unless otherwise indicated by footnote), more than five percent of Enterprise's outstanding common stock. The sources of information concerning parties named in the table are indicated in the notes to the table. Where a source of information is dated prior to the 4-to-1 reverse split of the common stock in July 1998, the number of shares reported has been adjusted to reflect the reverse stock split.

                                                                        % of
                                                                   Outstanding
                                                        Number        Common
                                                          of         Stock of
Name and Address of Beneficial Owner                 Owned Shares  Enterprise(1)
------------------------------------                 ------------  -------------

Cary Fitchey, Robert Lautz..........................    699,824        12.94
   Graeme Jenner, Peter Rhodes-Dimmer,
   Judith K. Thome, Steven Michael Ross,
   William D. Killion (through Killer Barn, Inc.), and William Kunkel (2)
18930 Pacific Coast Highway
Malibu, California 90265 (3)

AWM Investment Company, Inc.........................    345,200         6.38
   Austin W. Marxe, David Greenhouse and certain related Limited Partnerships (4)
153 East 53rd Street, 51st Floor
New York, New York 10222

InterEquity Capital Partners, L.P...................    295,863         5.47
   Irwin Schlass and certain of his relatives, Stephen Raphael and certain of his relatives (5)
220 Fifth Avenue
New York, New York 10001

Andre Blay (6)......................................    283,570(6)      5.24
40240 Fairway III Drive
Northville, Michigan 48167 (7)
-------------------
(1)  Based on 5,406,496 shares of common stock outstanding on June 18, 1999.

(2) Information reported is based on a Schedule 13D filed with the SEC on August 21, 1998, as amended on January 15, 1999 (the "Fitchey Schedule"). According to the Fitchey Schedule, Mr. Fitchey is the Managing Partner of British Pacific Partners, Mr. Lautz is a consultant for Peerling Capital, Mr. Jenner is a consultant, Mr. Rhodes-Dimmer is a business project manager, Ms. Thorne and Mr. Ross are retired, and Mr. Kunkel is a Senior Vice President of CBS International Media. Also according to the Fitchey Schedule, Killer Barn, Inc. is owned and controlled by Mr. William D. Killion. Based on the Fitchey Schedule, Mr. Fitchey has sole voting and dispositive power over 34,500 of the reported shares, Mr. Lautz has sole voting and dispositive power over 76,110 of the reported shares, Mr. Jenner has sole voting and dispositive power over 31,034 of the reported shares, Mr. Rhodes-Dimmer has sole voting and dispositive power over 54,495 of the reported shares, Ms. Thome has sole voting and dispositive power over 56,327 of the reported shares, Mr. Ross has sole voting and dispositive power over 53,097 of the reported shares, Mr. Killion (through Killer Barn, Inc.) has sole voting and dispositive power over 382,500 of the reported shares, and Mr. Kunkel has sole voting and dispositive power over 11,761 of the reported shares. However, the Fitchey Schedule also reports that each

                                     III-7

                                       Chapter Three -- Additional Information

     named individual also has shared voting power over the same number of shares identified for him or her above.

(3) The address above is the address reported in the Fitchey Schedule for Mr. Fitchey. Different addresses are listed in a "Schedule A" to the Fitchey Schedule for the other persons named above.

(4) Information reported is based on a Schedule 13G (the "Marxe/Greenhouse Schedule") filed with the SEC on February 12, 1999 by AWM Investment Company, Inc. ("AWM"), Mr. Marxe, Mr. Greenhouse, Special Situations Fund III, L.P. ("SSF III"), Special Situations Cayman Fund L.P. (the "Cayman Fund"), and MGP Advisers Limited Partnership ("MGP"). According to the Marxe/Greenhouse Schedule, MGP acts as general partner of and investment advisor to SSF III. AWM acts as the general partner of MGP and as the general partner of and the investment advisor to the Cayman Fund. MGP and AWM are referred to herein, individually, as an "Adviser" and, collectively, as the "Advisers." Austin W. Marxe and David Greenhouse serve as officers, directors and members or principal shareholders of the Advisers. The principal business of SSF III and the Cayman Fund is to invest in, sell, convey, transfer, exchange and otherwise trade in principally equity and equity related securities. Based on the Marxe/Greenhouse Schedule, Mr. Greenhouse and Mr. Marxe may be viewed as sharing voting and dispositive power over all of the reported shares, partially with AWM, MGP, the SS Fund, and partially with the Cayman Fund.

(5) Information reported is based on a Schedule 13D filed with the SEC on June 18, 1998, as amended on August 25, 1998 and February 4, 1999 (the "InterEquity Schedule") by InterEquity Capital Partners, L.P. ("InterEquity"), Irwin Schlass, Natalie Schlass, Jack Schleifer, Stephen Raphael, Marjorie Raphael, Lucille Raphael, Jacqueline Raphael, and Joanne Alonso. According to the InterEquity Schedule, InterEquity is a small business development company, the sole general partner of which is InterEquity Capital Corporation ("ICC"); Mr. Schlass is a director, the Chairman, and the Chief Executive Officer of ICC and Mr. Raphael is a director of ICC. Mr. Schlass also joined the Board of Directors of Enterprise on February 3, 1999. Natalie Schlass and Mr. Schleifer are relatives of Mr. Schlass, and the other reporting persons are relatives of Mr. Raphael. Based on the InterEquity Schedule, InterEquity beneficially owns 101,863 of the reported shares (possibly with shared voting and/or dispositive power over some of them), Natalie Schlass has shared voting and dispositive power over 11,250 of the reported shares; Mr. Schlass beneficially owns 17,000 of the reported shares (with shared voting and/or dispositive power over some of them); Mr. Schleifer has sole voting and dispositive power over 68,875 of the reported shares; Mr. Raphael has sole voting and dispositive power over 42,125 of the reported shares; Marjorie Raphael has sole voting and dispositive power over 500 of the reported shares; Lucille Raphael has sole voting and dispositive power over 49,250 of the reported shares; Jacqueline Raphael has sole voting and dispositive power over 500 of the reported shares; and Joanne Alonso has sole voting and dispositive power over 4,500 of the reported shares.

(6)  Information reported has been provided by Mr. Blay.

(7) Includes shares held in the Andre A. Blay Living Trust or the Robert A. Blay Trust, for each of which Andre Blay acts as sole trustee, and shares held in the Andre A. Blay Individual Retirement Account, for which he acts as sole custodian. Does not include 37,650 shares owned beneficially and of record by Nancy Blay, his spouse.

Officers and Directors

     The following table provides information concerning the beneficial ownership of Enterprise common stock as of July 15, 1999 by each director and each current executive officer of Enterprise, in each case based on information provided by him, and by all directors and current executive officers as a group.

                                     III-8

                                       Chapter Three -- Additional Information


                                                                   % of
                                                               Outstanding
                                                   Number        Common
                                                  of Owned       Stock of
Name                                              Shares(1)    Enterprise(2)
----                                            -----------    ------------

Cary Fitchey (3).................................  34,500             *
Robert Beauregard................................  13,750             *
H. Bradley Eden..................................   3,841             *
Richard L. Schleufer.............................  16,300             *
Joseph J. Porfeli................................ 117,000           2.19%
Irwin Schlass (4)................................  17,000             *
David W. Martin(5)...............................   5,932             *
Robert A. Blay...................................       0             *
All directors and current executive officers
     as a group (8 persons)................       208,323           3.84%
-------------------

*    Less than 1%.

(1) Pursuant to applicable SEC regulations, for purposes of reporting shares and the percentage of outstanding shares owned by a named individual, shares subject to options or warrants owned by that individual and currently exercisable or which will become exercisable within the next 60 days (but no shares subject to options or warrants owned by any other individual) are treated as outstanding. For purposes of reporting with respect to the group, shares subject to options or warrants reported for any named individual are treated as outstanding. Unless otherwise indicated by other notes to this table, each individual named has sole voting power and sole dispositive power over the shares reported for him.

(2)  Based on 5,406,496 shares of common stock outstanding on June 18, 1999.

(3) See note (2) to the immediately preceding table.

(4) See note (5) to the immediately preceding table.

(5) Excludes 2,535 shares of common stock owned by Sheila Lillian Martin, his wife.


                  APPRAISAL RIGHTS OF DISSENTING STOCKHOLDERS

     If the merger is consummated, stockholders of Enterprise:

     o who make the demand described below with respect to their shares and who continuously are the record holders of such shares through the effective time of the merger;

     o who otherwise comply with the statutory requirements of Section 262 of the Delaware General Corporation Law (a copy of which is attached hereto as Annex E to this proxy statement); and

     o who neither vote in favor of the merger nor consent thereto in writing,

will be entitled to an appraisal by the Court of Chancery in Delaware ("Delaware Court") of the fair value of their shares of class A common stock. Except as described herein, stockholders of Enterprise will not be entitled to appraisal rights in connection with the merger.

     A holder of shares of class A common stock wishing to exercise dissenters' rights of appraisal must, before the taking of the vote on the merger at the special meeting, deliver to Enterprise a written demand for appraisal of such

                                     III-9

                                       Chapter Three -- Additional Information

shares. A demand for appraisal will be sufficient if it reasonably informs Enterprise of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of his or her shares.

     A holder of shares of class A common stock wishing to exercise dissenters' rights of appraisal must not vote in favor of the merger or consent thereto in writing. Voting in favor of the merger or delivering a proxy in connection with the special meeting (unless the proxy votes against, or expressly abstains from the vote on, the approval of the merger), will constitute a waiver of a stockholder's right of appraisal and will nullify any written demand for appraisal within Section 262 of the Delaware General Corporation Law.

     A demand for appraisal must be executed by or on behalf of the holder of record, fully and correctly, as such stockholder's name appears on the certificate or certificates representing the shares of class A common stock. A person having a beneficial interest in Enterprise shares that are held of record in the name of another person, such as a broker, fiduciary or other nominee, must act promptly to cause the record holder to follow the steps summarized herein properly and in a timely manner to perfect any appraisal rights. If the Enterprise shares are owned of record by a person other than the beneficial owner, including a broker, fiduciary (such as a trustee, guardian or custodian) or other nominee, such demand must be executed by or for the record owner. If the Enterprise shares are owned of record by more than one person, as in a joint tenancy or tenancy in common, such demand must be executed by or for all such joint owners. An authorized agent, including an agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner and expressly disclose the fact that, in exercising the demand, such person is acting as agent for the record owner. A record owner, such as a broker, fiduciary or other nominee, who holds Enterprise shares as a nominee for others, may exercise appraisal rights with respect to the Enterprise shares held for all or less than all beneficial owners of Enterprise shares as to which such person is the record owner. In such case, the written demand must set forth the number of Enterprise shares covered by such demand. Where the number of Enterprise shares is not expressly stated, the demand will be presumed to cover all Enterprise shares outstanding in the name of such record owner. A holder of Enterprise shares who elects to exercise appraisal rights should mail or deliver his or her written demand to:

     Enterprise Software, Inc., 8415 Explorer Drive, Colorado Springs, Colorado 80920, Attention: Secretary.

     The written demand for appraisal should specify the stockholder's name and mailing address, the number of Enterprise shares owned, and that the stockholder is thereby demanding appraisal of his or her Enterprise shares.

     Within 10 days after the effective time of the merger, Enterprise is required to, and will, notify each stockholder of Enterprise who has satisfied the foregoing conditions on the date on which the merger became effective. Within 120 days after the effective time, either Enterprise or any stockholder who has complied with the required conditions of Section 262 may file a petition in the Delaware Court, with a copy served on Enterprise in the case of a petition filed by a stockholder, demanding a determination of the fair value of the shares of all dissenting stockholders. There is no present intent on the part of Enterprise to file an appraisal petition and stockholders seeking to exercise appraisal rights should not assume that Enterprise will file such a petition or that Enterprise will initiate any negotiations with respect to the fair value of such shares. Accordingly, stockholders who desire to have their shares appraised should initiate any petitions necessary for the perfection of their appraisal rights within the time periods and in the manner prescribed in Section 262. Within 120 days after the effective time, any stockholder who has theretofore complied with the applicable provisions of
Section 262 will be entitled, upon written request, to receive from Enterprise, a statement setting forth the aggregate number of shares of class A common stock not voting in favor of the merger and with respect to which demands for appraisal were received by Enterprise and the number of holders of such shares. Such statement must be mailed within 10 days after the written request therefor has been received by Enterprise.

                                    III-10

                                       Chapter Three -- Additional Information

     If a petition for an appraisal is timely filed, at the hearing on such petition, the Delaware Court will determine which stockholders are entitled to appraisal rights. The Delaware Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Delaware Court may dismiss the proceedings as to such stockholder. Where proceedings are not dismissed, the Delaware Court will appraise the shares of class A common stock owned by such stockholders, determining the fair value of such shares exclusive of any element of value arising from the accomplishment or expectation of the merger, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining fair value, the Delaware Court is to take into account all relevant factors. In Weinberger v. UOP Inc., the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that "proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court" should be considered, and that "fair price obviously requires consideration of all relevant factors involving the value of a company." The Delaware Supreme Court stated that in making this determination of fair value the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts which are known or which could be ascertained as of the date of the merger which throw lights on future prospects of the merged corporation. In Weinberger, the Delaware Supreme Court stated that "elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered." Section 262, however, provides that fair value is to be "exclusive of any element of value arising from the accomplishment or expectation of the merger."

     Holders of shares of class A common stock considering seeking appraisal should recognize that the fair value of their shares determined under Section 262 could be more than, the same as or less than the consideration they are entitled to receive pursuant to the merger agreement if they do not seek appraisal of their shares. The cost of the appraisal proceeding may be determined by the Delaware Court and taxed against the parties as the Delaware Court deems equitable in the circumstances. Upon application of a dissenting stockholder of Enterprise, the Delaware Court may order that all or a portion of the expenses incurred by any dissenting stockholder in connection with the appraisal proceedings, including without limitation, reasonable attorney's fees and the fees and expenses of experts, be charged pro rata against the value of all shares of stock entitled to appraisal.

     Any holder of shares of class A common stock who has duly demanded appraisal in compliance with Section 262 will not, after the effective time of the merger, be entitled to vote for any purpose any Enterprise shares subject to such demand or to receive payment of dividends or other distributions on such Enterprise shares, except for dividends or distributions payable to stockholders of record at a date prior to the effective time of the merger.

     At any time within 60 days after the effective time, any stockholder will have the right to withdraw his or her demand for appraisal and to accept the terms offered in the merger. After this period, the stockholder may withdraw such demand for appraisal only with the consent of Enterprise. If no petition for appraisal is filed with the Delaware Court within 120 days after the effective time, all stockholders' rights to appraisal shall cease, and all holders of shares of class A common stock will be entitled to receive the consideration offered pursuant to the merger agreement, without interest. Inasmuch as Enterprise has no obligation to file such a petition, and Enterprise has no present intention to do so, any holder of shares of class A common stock who desires such a petition to be filed is advised to file it on a timely basis. Any stockholder may withdraw such stockholder's demand for appraisal by delivering to Enterprise a written withdrawal of his or her demand for appraisal and acceptance of the merger, except (1) that any such attempt to withdraw made more than 60 days after the effective time will require written approval of Enterprise, and (2) that no appraisal proceeding in the Delaware Court shall be dismissed as to any stockholder without the approval of the Delaware Court, and such approval may be conditioned upon such terms as the Delaware Court deems just.

                                    III-11

                                       Chapter Three -- Additional Information

     The foregoing is only a summary of Section 262, and is qualified in its entirety by reference to the provisions thereof, the full text of which is set forth as Annex E to this proxy statement. Each stockholder of Enterprise is urged to read carefully the full text of Section 262.

     Failure to take any required step in connection with the exercise of appraisal rights may result in termination of such rights. In view of the complexity of these provisions of the Delaware law, stockholders who are considering exercising their rights under Section 262 should consult with their legal advisors.


                                    EXPERTS

     The audited consolidated financial statements of Enterprise incorporated in this proxy statement by reference to the Form 10-KSB for Enterprise for the year ended March 31, 1999 have been so incorporated in reliance on the report of KPMG LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

     Representatives of KPMG LLP are expected to attend the special meeting and will have an opportunity to make a statement and to answer appropriate questions from Enterprise stockholders.


                      WHERE YOU CAN FIND MORE INFORMATION

     Enterprise files annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from commercial document retrieval services and at the web site maintained by the SEC at "http://www.sec.gov."

     The SEC allows us to "incorporate by reference" information into this proxy statement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement, except for any information superseded by information in, or incorporated by reference in, this proxy statement. This proxy statement incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about Enterprise and its finances.


Enterprise SEC Filings (File No. 0-18034)              Period
-----------------------------------------              ------
Annual Report on Form 10-KSB..............Fiscal Year ended March 31, 1999
Current Report on Form 8-K................Filed on July 28, 1999

     We are also incorporating by reference additional documents that we file with the SEC between the date of this proxy statement and the date of the special meeting. Such documents will be considered to be incorporated by reference in this proxy statement from the date such documents are filed. To the extent the terms set forth in this proxy statement or any document currently or subsequently incorporated by reference differ from each other, you should rely on the terms set forth in the most recently filed document.

     Enterprise has supplied all information contained or incorporated by reference in this proxy statement relating to Enterprise, and LiveWire has supplied all such information relating to LiveWire and LiveWire Media.

     If you are a stockholder, we may have sent you some of the documents incorporated by reference, but you can obtain any of them through us or the SEC. Documents incorporated by reference are available from us without

                                    III-12

                                       Chapter Three -- Additional Information

charge, excluding all exhibits unless we have specifically incorporated by reference an exhibit in this proxy statement. Stockholder's may obtain documents incorporated by reference in this proxy statement by requesting them in writing or by telephone from us at the following address:

                                    III-13

                                       Chapter Three -- Additional Information

                                   Secretary
                           Enterprise Software, Inc.
                              8415 Explorer Drive
                       Colorado Springs, Colorado 80920
                                (719) 265-3200

     If you would like to request documents from us, please do so by _______ __, 1999 to receive them before the special meeting.

     You should rely only on the information contained or incorporated by reference in this proxy statement to vote on the matters to be considered at the special meeting. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated ______ __, 1999. You should not assume that the information contained in this proxy statement is accurate as of any date other than such date, and the mailing of this proxy statement to stockholders does not create any implication to the contrary.


                  A WARNING ABOUT FORWARD-LOOKING STATEMENTS

     We make forward-looking statements in this document and in the Enterprise public documents to which we refer you. These forward-looking statements are subject to risks and uncertainties and there can be no assurance that such statements will prove to be correct. Forward-looking statements include some of the statements set forth under "Summary" and "The Merger." In addition, in some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "plans," "believes," "anticipates," "expects" and "intends," or the negative of such terms, and similar terminology. Such statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. You should consider these risks when you vote on the merger and the other proposals and are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. We are not obligated to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of anticipated events. You should read the information herein in conjunction with the risk factors and other information contained in this proxy statement and in the public documents to which we refer you.


                         FUTURE STOCKHOLDER PROPOSALS

     Any Enterprise stockholder who wants to submit a proposal for inclusion in Enterprise's proxy materials for its annual meeting in 2000 must submit the proposal to Enterprise no later than August 9, 1999. Enterprise retains the right to omit any proposal from its proxy materials if the proposal does not otherwise satisfy the requirements for inclusion under Exchange Act Rule 14a-8.

     Any stockholder proposal for the annual meeting in 2000 that is submitted outside the processes of Exchange Act Rule 14a-8 will be considered untimely if it is not submitted on or before October 23, 1999. Any stockholder proposal should be sent to Enterprise Software, Inc., 8415 Explorer Drive, Colorado Springs, Colorado 80920, Attention: Secretary.



                                    III-14

                                 A N N E X E S

                                       Annex A -- Agreement and Plan of Merger





                         AGREEMENT AND PLAN OF MERGER

                                  dated as of

                                June 27, 1999,

                            As Amended and Restated

                                     as of

                                July 26, 1999,

                                    between

                           ENTERPRISE SOFTWARE, INC.

                                      and

                       LIVEWIRE ACQUISITION CORPORATION

                                       Annex A -- Agreement and Plan of Merger



                               TABLE OF CONTENTS

                            ----------------------

                                                                           PAGE
                                                                           ----

                                   ARTICLE 1
                                  DEFINITIONS

SECTION 1.01.  Definitions....................................................2

                                   ARTICLE 2
                                  THE MERGER

SECTION 2.01.  The Merger.....................................................7
SECTION 2.02.  Conversion (or Retention) of Shares............................8
SECTION 2.03.  Surrender and Payment..........................................9
SECTION 2.04.  Dissenting Shares.............................................11
SECTION 2.05.  Stock Options.................................................11
SECTION 2.06.  Withholding Rights............................................12
SECTION 2.07.  Lost Certificates.............................................12
SECTION 2.08.  Recapitalization..............................................12

                                   ARTICLE 3
                           THE SURVIVING CORPORATION

SECTION 3.01.  Certificate of Incorporation..................................13
SECTION 3.02.  Bylaws........................................................13
SECTION 3.03.  Directors and Officers........................................13

                                   ARTICLE 4
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

SECTION 4.01.  Corporate Existence and Power.................................13
SECTION 4.02.  Corporate Authorization.......................................14
SECTION 4.03.  Governmental Authorization....................................14
SECTION 4.04.  Non-contravention.............................................14
SECTION 4.05.  Capitalization................................................15
SECTION 4.06.  Subsidiaries..................................................16
SECTION 4.07.  SEC Filings...................................................17
SECTION 4.08.  Financial Statements..........................................17
SECTION 4.09.  Disclosure Documents..........................................17
SECTION 4.10.  Absence of Certain Changes....................................18
SECTION 4.11.  No Undisclosed Material Liabilities...........................20

                                       Annex A -- Agreement and Plan of Merger

                                                                           PAGE
                                                                           ----

SECTION 4.12.  Material Contracts............................................21
SECTION 4.13.  Compliance with Laws and Court Orders.........................21
SECTION 4.14.  Litigation....................................................22
SECTION 4.15.  Finders' Fees; Transaction Expenses...........................22
SECTION 4.16.  Taxes.........................................................22
SECTION 4.17.  Employee Benefit Plans........................................23
SECTION 4.18.  Employees.....................................................26
SECTION 4.19.  Labor Matters.................................................26
SECTION 4.20.  Environmental Matters.........................................26
SECTION 4.21.  Licenses and Permits..........................................27
SECTION 4.22.  Intellectual Property.........................................27
SECTION 4.23.  Leases........................................................29
SECTION 4.24.  Inapplicability of Certain Restrictions.......................29
SECTION 4.25.  Year 2000 Compliance..........................................29
SECTION 4.26.  No Viruses Warranty...........................................30
SECTION 4.27.  Export Warranty...............................................30
SECTION 4.28.  Rights Plan...................................................30

                                   ARTICLE 5
                    REPRESENTATIONS AND WARRANTIES OF BUYER

SECTION 5.01.  Corporate Existence and Power.................................31
SECTION 5.02.  Corporate Authorization.......................................31
SECTION 5.03.  Governmental Authorization....................................31
SECTION 5.04.  Non-contravention.............................................31
SECTION 5.05.  Disclosure Documents..........................................32
SECTION 5.06.  Financing.....................................................32
SECTION 5.07.  Capitalization................................................33

                                   ARTICLE 6
                           COVENANTS OF THE COMPANY

SECTION 6.01.  Conduct of the Company........................................33
SECTION 6.02.  Stockholder Meeting; Proxy Material...........................35
SECTION 6.03.  Access to Information.........................................36
SECTION 6.04.  Other Offers..................................................36
SECTION 6.05.  Resignation of Directors......................................39
SECTION 6.06.  Amendment to Articles of Incorporation........................39
SECTION 6.07.  Exchange for Class B Common Stock.............................40
SECTION 6.08.  Outstanding Debt Securities...................................40
SECTION 6.09.  Transfers by Affiliates.......................................40

                                       Annex A -- Agreement and Plan of Merger

                                                                           PAGE
                                                                           ----

SECTION 6.10.  Post-signing Deliveries.......................................41

                                   ARTICLE 7
                              COVENANTS OF BUYER

SECTION 7.01.  SEC Filings...................................................41
SECTION 7.02.  Voting of Shares..............................................42
SECTION 7.03.  Director and Officer Liability................................42
SECTION 7.04.  Financing.....................................................43
SECTION 7.05.  Employee Benefits.............................................43
SECTION 7.06.  Non-Interference..............................................44

                                   ARTICLE 8
                      COVENANTS OF BUYER AND THE COMPANY

SECTION 8.01.  Further Assurances............................................44
SECTION 8.02.  Notices of Certain Events.....................................45
SECTION 8.03.  Certain Filings...............................................45
SECTION 8.04.  Public Announcements..........................................46

                                   ARTICLE 9
                           CONDITIONS TO THE MERGER

SECTION 9.01.  Conditions to the Obligations of Each Party...................46
SECTION 9.02.  Conditions to the Obligations of Buyer........................47
SECTION 9.03.  Conditions to the Obligation of the Company...................48

                                  ARTICLE 10
                                  TERMINATION

SECTION 10.01.  Termination..................................................49
SECTION 10.02.  Effect of Termination........................................51

                                  ARTICLE 11
                                 MISCELLANEOUS

SECTION 11.01.  Notices......................................................51
SECTION 11.02.  Survival of Representations, Warranties and Covenants........52
SECTION 11.03.  Amendments; No Waivers.......................................53
SECTION 11.04.  Expenses.....................................................53
SECTION 11.05.  Successors and Assigns.......................................53

                                       Annex A -- Agreement and Plan of Merger

                                                                           PAGE
                                                                           ----

SECTION 11.06.  Governing Law................................................54
SECTION 11.07.  Jurisdiction.................................................54
SECTION 11.08.  WAIVER OF JURY TRIAL.........................................54
SECTION 11.09.  Counterparts; Effectiveness..................................54
SECTION 11.10.  Entire Agreement.............................................54
SECTION 11.11.  Captions.....................................................54
SECTION 11.12.  Specific Performance.........................................55
SECTION 11.13.  Disclosure Schedules.........................................55
SECTION 11.14.  Severability.................................................55

EXHIBIT A         Amended and Restated Certificate of Incorporation

                                       Annex A -- Agreement and Plan of Merger

                         AGREEMENT AND PLAN OF MERGER


         AGREEMENT AND PLAN OF MERGER dated as of June 27, 1999, as amended and restated as of July 26, 1999 (this "Agreement"), between Enterprise Software, Inc., a Delaware corporation (the "Company"), and LiveWire Acquisition Corporation, a Delaware corporation ("Buyer").

                             W I T N E S S E T H:

         WHEREAS, the Company and Buyer entered into an Agreement and Plan of Merger dated as of June 27, 1999 (the "Merger Agreement");

         WHEREAS, the parties hereto desire to amend and restate the Merger Agreement as of July 26, 1999, as set forth herein;

         WHEREAS, as of the date of execution of this Agreement, all of the outstanding capital stock of Buyer is owned by LiveWire Media, L.L.C.;

         WHEREAS, the Boards of Directors of LiveWire Media, L.L.C., Buyer and the Company have approved and declared fair and advisable and in the best interests of their respective companies, members and stockholders, that Buyer and the Company combine pursuant to the Merger (as defined in Section 2.01 below) in which the Surviving Corporation (as defined in Section 2.01(a) below) will become a subsidiary of LiveWire Media, L.L.C. and certain stockholders of the Company will retain shares of common stock of the Surviving Corporation upon the terms and subject to the conditions provided in this Agreement;

         WHEREAS, in order to induce Buyer to enter into this Agreement, contemporaneously with the execution and delivery of this Agreement, certain holders of shares of common stock of the Company have entered into (or will enter into) a Voting Agreement (together, the "Voting Agreements") providing for certain actions relating to such shares;

         WHEREAS, pursuant to the Voting and Exchange Agreement among Kimberlin Family Partners, L.P., Oshkim Limited Partnership (collectively, the "Roll-over Group"), the Company and Buyer, the Roll-over Group has agreed to exchange between 125,000 and 175,000 of their Shares (as defined below) immediately prior to the Merger for shares of Class B common stock, par value $0.001 per share, of the Company (the "Class B Common Stock");

                                       Annex A -- Agreement and Plan of Merger

         WHEREAS, the parties hereto desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe certain conditions to the Merger; and

         WHEREAS, it is intended that the Merger be recorded as a recapitalization for financial reporting purposes.

         NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements herein contained, the parties hereto agree as follows:


                                   ARTICLE 1
                                  DEFINITIONS

         SECTION 1.01. Definitions. (a) The following terms, as used herein, have the following meanings:

         "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person. As used in this definition, "control" (including with its correlative meanings, "controlled by" and "under common control with") shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

         "Benefit Arrangement" means any employment, severance or similar contract or arrangement (whether or not written) providing for compensation, bonus, profit-sharing, stock option, or other stock-related rights or other forms of incentive or deferred compensation, vacation benefits, insurance coverage (including any self-insured arrangements), health or medical benefits, disability benefits, worker's compensation, supplemental unemployment benefits, severance benefits and post-employment or retirement benefits (including compensation, pension, health, medical or life insurance or other benefits) that (i) is not an U.S. Plan, (ii) is entered into, maintained, administered or contributed to, as the case may be, by the Company or any Subsidiary and (iii) covers any employee or former employee of the Company or any Subsidiary employed in the United States.

         "Code" means the Internal Revenue Code of 1986, as amended.

                                       Annex A -- Agreement and Plan of Merger

         "Common Stock" means (i) before the effectiveness of the Charter Amendment, the common stock, $0.001 par value, of the Company and (ii) after the effectiveness of the Charter Amendment, the class A common stock, $0.001 par value, of the Company.

         "Contemplated Transactions" means the transactions contemplated by this Agreement, including the Charter Amendment.

         "Disclosure Letter" means the disclosure letter dated as of the date of this Agreement delivered by the Company to Buyer (as revised pursuant to Section 6.10).

         "Environmental Laws" means any applicable federal, state, local or foreign law (including, without limitation, common law), treaty, judicial decision, regulation, rule, judgment, order, decree, injunction, permit or governmental restriction or requirement or any agreement with any governmental authority or other third party, relating to human health and safety, the environment or to pollutants, contaminants, wastes or chemicals or any toxic, radioactive, ignitable, corrosive, reactive or otherwise hazardous substances, wastes or materials.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "ERISA Affiliate" of any entity means any other entity that, together with such entity, would be treated as a single employer under Section 414 of the Code.

         "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of
1976.

         "International Plan" means any employment, severance or similar contract or arrangement (whether or not written) or any plan, policy, fund, program or arrangement or contract providing for severance, insurance coverage (including any self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, pension or retirement benefits or for deferred compensation, profit-sharing, bonuses, stock options, stock appreciation rights or other forms of incentive compensation or post-retirement insurance, compensation or benefits that (i) is not a U.S. Plan or a Benefit Arrangement, (ii) is entered into, maintained, administered or contributed to by the Company or any Subsidiary and (iii) covers any employee or former employee of the Company or any Subsidiary who is not employed in the United States.

                                       Annex A -- Agreement and Plan of Merger

         "Lien" means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest, encumbrance or other adverse claim of any kind in respect of such property or asset. For purposes of this Agreement, a Person shall be deemed to own subject to a Lien any property or asset that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such property or asset.

         "Material Adverse Effect" means any material adverse effect on the financial condition, business, assets or results of operations of the Company and the Subsidiaries, taken as a whole, provided that (i) changes in the public market price of the Common Stock will not be considered in determining whether there has been a Material Adverse Effect and (ii) adverse effects that are reflected in Updated Revenues pursuant to Section 2.02(e) will not be considered in determining whether there has been a Material Adverse Effect. For purposes of this Agreement and without limiting the generality of the foregoing, any facts or circumstances that are not reflected in Updated Revenues and that have the effect of reducing the value of the Company and its Subsidiaries, taken as a whole, by more than $0.50 per fully diluted Share (or $2.98 million in the aggregate) will be deemed to be a Material Adverse Effect.

         "1933 Act" means the Securities Act of 1933.

         "1934 Act" means the Securities Exchange Act of 1934.

         "PBGC" means the Pension Benefit Guaranty Corporation.

         "Person" means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

         "SEC" means the Securities and Exchange Commission.

         "Subsidiary" means any corporation or other business entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other body performing similar functions are at any time directly or indirectly owned by the Company and/or one or more of its subsidiaries.

         "Tax" means (i) any tax, governmental fee or other like assessment or charge of any kind whatsoever (including, but not limited to, withholding on amounts paid to or by any Person), together with any interest, penalty, addition to tax or additional amount imposed by any Taxing Authority, (ii) in the case of the

                                       Annex A -- Agreement and Plan of Merger

Company or any Subsidiary, liability for the payment of any amount of the type described in clause (i) as a result of being or having been before the Closing Date a member of an affiliated, consolidated, combined or unitary group, or a party to any agreement or arrangement, as a result of which liability of the Company or any Subsidiary to a Taxing Authority is determined or taken into account with reference to the liability of any other Person and (iii) liability of the Company or any Subsidiary for the payment of any amount as a result of being party to any Tax sharing agreement or with respect to the payment of any amount of the type described in (i) or (ii) as a result of any existing express or implied obligation.

         "Taxing Authority" means any governmental authority responsible for the imposition of any Tax (domestic or foreign).

         "Tax Return" means any report, return, document, declaration or other information or filing required to be supplied to any taxing authority or jurisdiction (foreign or domestic) with respect to Taxes, including information returns, any documents with respect to or accompanying payments of estimated Taxes, or with respect to or accompanying requests for the extension of time in which to file any such report, return, document, declaration or other information.

         "U.S. Plan" means any "employee benefit plan", as defined in Section 3(3) of ERISA, that (i) is subject to any provision of ERISA, (ii) is maintained, administered or contributed to by the Company or any Subsidiary and (iii) covers any employee or former employee of the Company or any Subsidiary.

         Any reference in this Agreement to a statute shall be to such statute, as amended from time to time, and to the rules and regulations promulgated thereunder.

          (b) Each of the following terms is defined in the Section set forth opposite such term:


Term                                                            Section
----                                                            -------
Acquisition Proposals.................................          6.04(a)
Agreement.............................................         preamble
Balance Sheet ........................................          4.08(a)
Balance Sheet Date....................................           4.08
Buyer.................................................         preamble
Buyer Common Stock....................................          2.02(c)
Buyer Disclosure Documents............................           7.01
Buyer Securities......................................           5.07
Certificates..........................................          2.03(a)
Charter Amendment.....................................          2.01(d)

                                       Annex A -- Agreement and Plan of Merger

Class B Common Stock..................................         preamble
Company...............................................         preamble
Company Disclosure Documents..........................          4.09(a)
Company Proxy Statement...............................          4.09(a)
Company SEC Documents.................................          4.07(a)
Company Securities....................................          4.05(b)
Company Stockholder Meeting...........................          6.02(a)
Company 10-K..........................................          4.06(a)
Confidentiality Agreement.............................           6.03
Current SEC Reports...................................        4.07(a)(ii)
Delaware Law..........................................          2.01(d)
Dissenting Shares.....................................           2.04
Effective Time........................................          2.01(b)
Employment Agreements.................................          4.17(k)
Exchange Agent........................................          2.03(a)
Financing.............................................           5.06
Financing Agreement...................................           5.06
GAAP..................................................           4.08
Indemnified Party.....................................           7.03
Intellectual Property Right...........................          4.22(a)
IRS...................................................          4.16(c)
Leases................................................           4.23
Material Contracts....................................           4.12
Merger................................................           2.01
Merger Consideration..................................          2.02(d)
Paragraph (f) Event...................................          2.02(f)
Payment Event.........................................          6.04(c)
Permits...............................................           4.21
Required Amounts......................................           5.06
Roll-over Group.......................................          Recital
Rule 145 Affiliate....................................           6.09
Software..............................................          4.22(a)
Share.................................................          2.01(d)
Subsidiary Securities.................................          4.06(b)
Superior Proposal.....................................         10.01(f)
Surviving Corporation.................................          2.01(a)
Surviving Corporation Preferred Share.................          2.02(c)
Surviving Corporation Share...........................          2.02(c)
System................................................           4.25
Third Party...........................................          6.04(a)
Transaction Statement.................................           7.01
Updated Budget........................................          2.02(e)
Updated Revenues......................................          2.02(e)

                                       Annex A -- Agreement and Plan of Merger

Voting Agreements.....................................          recital
Year 2000 Compliant...................................           4.25

          (c) Except where the context otherwise requires, "as of the date hereof" and "date of this Agreement" means June 27, 1999.


                                   ARTICLE 2
                                  THE MERGER

         SECTION 2.01. The Merger. (a) Subject to the terms and conditions of this Agreement, at the Effective Time, Buyer shall be merged (the "Merger") with and into the Company in accordance with the Delaware Law, whereupon the separate existence of Buyer shall cease, and the Company shall be the surviving corporation (the "Surviving Corporation").

          (b) As soon as practicable after satisfaction or, to the extent permitted hereunder, waiver of all conditions to the Merger, the Company and Buyer will file a certificate of merger in accordance with Delaware Law with the Delaware Secretary of State and make all other filings or recordings required by Delaware Law in connection with the Merger. The Merger shall become effective at such time as the certificate of merger is duly filed with the Delaware Secretary of State (or at such later time as may be specified in the certificate of merger) (the "Effective Time").

          (c) From and after the Effective Time, the Surviving Corporation shall possess all the rights, powers, privileges and franchises and be subject to all of the obligations, liabilities, restrictions and disabilities of the Company and Buyer, all as provided under Delaware Law.

          (d) The Company hereby represents that its Board of Directors, at one or more meetings duly called and held, has unanimously (i) determined, among other things, that this Agreement, the Voting Agreements and the Contemplated Transactions, including the Merger, are fair to and in the best interest of the Company's stockholders, (ii) approved this Agreement and the Contemplated Transactions, including the Merger, which approval satisfies in full the requirements of the General Corporation Law of the State of Delaware (the "Delaware Law") (including, without limitation, Section 203 thereof), other than the requirement to obtain stockholder approval set forth in Section 251(c) of the Delaware Law and (iii) resolved to recommend to its stockholders approval and adoption of this Agreement and the Merger and the amendment of the Articles of

                                       Annex A -- Agreement and Plan of Merger

Incorporation of the Company contemplated by Section 6.06 (the "Charter Amendment") by its stockholders. The Company further represents that its financial advisor, Schroder & Co. Inc., has delivered to the Company's Board of Directors its oral opinion (such oral opinion to be followed with a written opinion within three business days following the date hereof) that the consideration to be paid in the Merger (except to members of the Roll-over Group) is in the range of consideration which Schroder & Co. Inc. deems to be fair to the holders of shares (each, a "Share") of Common Stock, except for members of the Roll-over Group, from a financial point of view. The Company has been advised that all of its directors and executive officers intend to vote all of their Shares in favor of approval and adoption of this Agreement and the Merger and the Charter Amendment.

         SECTION 2.02.  Conversion (or Retention) of Shares.  At the Effective
Time:

          (a) each Share held by the Company as treasury stock or owned by Buyer immediately prior to the Effective Time shall be canceled, and no payment shall be made with respect thereto;

          (b) each share of Class B Common Stock outstanding immediately prior to the Effective Time shall remain outstanding with the same rights, powers and privileges as such shares had immediately prior to the Effective Time;

         (c) each of the 1,000 shares of common stock, par value $0.001 per share, of Buyer ("Buyer Common Stock") outstanding immediately prior to the Effective Time shall be converted into and become (i) 1,778.3780 shares (each, a "Surviving Corporation Share") of Class B common stock, par value $0.001 per share, of the Surviving Corporation with the same rights, powers and privileges as the shares so converted (except that they shall have a liquidation preference of $0.10 per share) and (ii) 30,550 shares (each, a "Surviving Corporation Preferred Share") of preferred stock, par value $0.001 per share, of the Surviving Corporation having the terms set forth in paragraph (g) below;

           (d) each Share outstanding immediately prior to the Effective Time shall, except as otherwise provided in Section 2.02(a) or as provided in
Section 2.04 with respect to Shares as to which appraisal rights have been exercised, be converted into the right to receive in cash an amount equal to $9.25, as such amounts may be reduced pursuant to paragraphs (e) and (f) below (as adjusted, the "Merger Consideration").

           (e) Prior to the Effective Time, the Company will deliver to Buyer an updated budget (the "Updated Budget") for the fiscal year ended March 31,

                                       Annex A -- Agreement and Plan of Merger

2000. The Updated Budget will be prepared in the ordinary course of business consistent with past practice and present (i) the actual combined unaudited results of the Company and its Subsidiaries for the period from April 1, 1999 through the month end date immediately preceding the date the Updated Budget is delivered to Buyer and (ii) a reasonable forecast of the results for the Company and its Subsidiaries for the remainder of the fiscal year. If the aggregate gross revenues of the Company and its Subsidiaries in the Updated Budget for the fiscal year ended March 31, 2000 (the "Updated Revenues") are less than $35,467,000, then the Merger Consideration will be reduced (rounded to the nearest cent) by an amount equal to the following formula:

                (2.0)*(35,467,000 - Updated Revenues)
                -------------------------------------
                              5,956,428

          (f) The Merger Consideration may be further reduced if after the date hereof there is (i) an adverse effect on the financial condition, business, assets or results of operations of the Company and its Subsidiaries, taken as a whole or (ii) a breach of a representation or warranty made by the Company pursuant to Article 4, provided that such adverse effect or breach (a "Paragraph (f) Event") (A) is not reflected in Updated Revenues pursuant to Paragraph (e) above and (B) causes a reduction in the enterprise value of the Company (e.g., an undisclosed liability). The first $1,000,000 in reduced value arising from a Paragraph (f) Event will be absorbed by Buyer and will not reduce the Merger Consideration. If, however, there is a reduction in the Company's enterprise value in excess of $1,000,000 ("Excess Amount") that arises from a Paragraph (f) Event (and is not reflect in Updated Revenues), then the Merger Consideration will be reduced (rounded to the nearest cent) by an amount equal to the Excess Amount divided by 5,956,428.

          (g) The Surviving Corporation Preferred Shares will pay no dividend, have a liquidation preference of $1,000.00 per share, will not be convertible into Surviving Corporation Shares, will have no voting rights except as required by law and will be redeemable by the Company at a redemption price equal to the liquidation preference. After the date hereof and prior to the mailing of the Company Proxy Statement (as defined in Section 4.09), Buyer will deliver a certificate of designations for the Surviving Corporation Preferred Shares.

         SECTION 2.03. Surrender and Payment. (a) Prior to the mailing of the Company Proxy Statement, Buyer shall appoint an agent reasonably acceptable to the Company (the "Exchange Agent") for the purpose of exchanging certificates (the "Certificates") representing Shares for the Merger Consideration. Prior to or at the Effective Time, Buyer shall deposit with the Exchange Agent, for the benefit of the holders of Shares, for exchange in accordance with this
Article 2, the Merger Consideration. For purposes of determining the Merger Consideration

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                                       Annex A -- Agreement and Plan of Merger

to be made available, Buyer shall assume that no holder of Shares will perfect his right to appraisal of his Shares. Promptly after the Effective Time, the Surviving Corporation will use its reasonable best efforts to send or cause the Exchange Agent to send, within 5 business days thereafter, to each holder of Shares at the Effective Time a letter of transmittal and instructions for use in such exchange (which shall specify that the delivery shall be effected, and risk of loss and title shall pass, only upon proper delivery of the Certificates to the Exchange Agent).

          (b) Each holder of Shares that have been converted into the right to receive the Merger Consideration will be entitled to receive and the Exchange Agent shall deliver, upon surrender to the Exchange Agent of a Certificate or Certificates representing such Shares, together with a properly completed letter of transmittal covering such Shares, the Merger Consideration payable in respect of such Shares. The Merger Consideration shall not be used for any other purpose. Until so surrendered, each such Certificate shall, after the Effective time, represent for all purposes, only the right to receive such Merger Consideration. No interest will be paid or will accrue on any cash payable as Merger Consideration.

          (c) If any portion of the Merger Consideration is to be paid to a Person other than the registered holder of the Shares represented by the Certificate or Certificates surrendered in exchange therefor, it shall be a condition to such payment that the Certificate or Certificates so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the Person requesting such payment shall pay to the Exchange Agent any transfer or other taxes required as a result of such payment to a Person other than the registered holder of such Shares or establish to the reasonable satisfaction of the Exchange Agent that such tax has been paid or is not payable.

          (d) After the Effective Time, there shall be no further registration of transfers of Shares. If, after the Effective Time, Certificates are presented to the Surviving Corporation, they shall be canceled and exchanged for the Merger Consideration provided for, and in accordance with the procedures set forth, in this Article 2.

          (e) Any portion of the Merger Consideration made available to the Exchange Agent pursuant to Section 2.03(a) that remains unclaimed by the holders of Shares six months after the Effective Time shall be returned to the Surviving Corporation, upon demand, and any such holder who has not exchanged his or her Shares for the Merger Consideration in accordance with this Section
2.03 prior to that time shall thereafter look only to the Surviving Corporation for payment of the Merger Consideration in respect of his or her Shares. Notwithstanding the foregoing, neither the Surviving Corporation nor the

                                       Annex A -- Agreement and Plan of Merger

Company shall be liable to any holder of Shares for any amount paid to a public official pursuant to applicable abandoned property, escheat or similar laws. Any amounts remaining unclaimed by holders of Shares two years after the Effective Time (or such earlier date immediately prior to such time when such amounts would otherwise escheat to or become the property of any governmental authority) shall become, to the extent permitted by applicable law, the property of the Surviving Corporation free and clear of any claims or interest of any Person previously entitled thereto.

         (f) Any portion of the Merger Consideration made available to the Exchange Agent pursuant to Section 2.03(a) to pay for Shares for which appraisal rights have been perfected shall be returned to the Company, upon demand.

         SECTION 2.04. Dissenting Shares. Notwithstanding Section 2.02, Shares which are issued and outstanding immediately prior to the Effective Time and which are held by a holder who has not voted such Shares in favor of the Merger, who shall have delivered a written demand for appraisal of such Shares in the manner provided by the Delaware Law and who, as of the Effective Time, shall not have effectively withdrawn such demand or lost such right to appraisal and payment therefor under the Delaware Law ("Dissenting Shares") shall not be converted into a right to receive the Merger Consideration. The holders thereof shall be entitled only to such rights as are granted by
Section 262 of the Delaware Law. Each holder of Dissenting Shares who becomes entitled to payment for such Shares pursuant to Section 262 of the Delaware Law shall receive payment therefor from the Surviving Corporation in accordance with the Delaware Law; provided, however, that (i) if any such holder of Dissenting Shares shall have failed to establish his or her entitlement to appraisal rights as provided in Section 262 of the Delaware Law, (ii) if any such holder of Dissenting Shares shall have effectively withdrawn his or her demand for appraisal of such Shares or lost his or her right to appraisal and payment for his or her Shares under Section 262 of the Delaware Law or (iii) if neither any holder of Dissenting Shares nor the Surviving Corporation shall have filed a petition demanding a determination of the value of all Dissenting Shares within the time provided in Section 262 of the Delaware Law, such holder shall forfeit the right to appraisal of such Shares and each such Share shall be treated as if it had been, as of the Effective Time, converted into a right to receive the Merger Consideration, without interest thereon, from the Surviving Corporation as provided in
Section 2.02 hereof. The Company shall give Buyer notice as promptly as practicable of any demands received by the Company for appraisal of Shares, and Buyer shall have the right to participate in all negotiations and proceedings with respect to such demands. The Company shall not, except with the prior written consent of Buyer, make any payment with respect to, or settle or offer to settle, any such demands.

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                                       Annex A -- Agreement and Plan of Merger

         SECTION 2.05. Stock Options. (a) At or immediately prior to the Effective Time, the Company shall use its reasonable best efforts to cause each employee stock option to purchase Shares outstanding under any employee stock option or compensation plan or arrangement of the Company to be canceled, and the Company shall pay each holder of any such option at or within five business days after the Effective Time for each such option an amount in cash determined by multiplying (i) the excess, if any, of the Merger Consideration per Share over the applicable exercise price of such option by
(ii) the number of Shares such holder could have purchased (assuming full vesting of all options) had such holder exercised such option in full immediately prior to the Effective Time.

          (b) Prior to the Effective Time, the Company shall use its reasonable efforts to (i) obtain any consents from holders of options to purchase Shares granted under the Company's stock option or compensation plans or arrangements and (ii) make any amendments to the terms of such stock option or compensation plans or arrangements or warrants that, in the case of either clauses (i) or (ii), are necessary to give effect to the transactions contemplated by Section 2.05(a). Notwithstanding any other provision of this
Section 2.05, payment may be withheld in respect of any employee stock option until such necessary consents are obtained.

         SECTION 2.06. Withholding Rights. The Surviving Corporation shall be entitled to deduct and withhold from the consideration otherwise payable to any Person pursuant to this Article 2 such amounts as it is required to deduct and withhold with respect to the making of such payment under any provision of federal, state, local or foreign tax law. If the Surviving Corporation so withholds amounts, such amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Shares in respect of which the Surviving Corporation made such deduction and withholding.

         SECTION 2.07. Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such Person of a bond, in such reasonable amount as the Surviving Corporation may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue, in exchange for such lost, stolen or destroyed Certificate, the Merger Consideration to be paid in respect of the Shares represented by such Certificate, as contemplated by this Article 2.

          SECTION 2.08. Recapitalization. Each of the Company and Buyer shall use commercially reasonable efforts to cause the transactions contemplated by this Agreement, including the Merger, to be accounted for as a recapitalization, and

                                       Annex A -- Agreement and Plan of Merger

neither the Company nor Buyer shall take any action that would be reasonably likely to cause such accounting treatment not to be obtained.


                                   ARTICLE 3
                           THE SURVIVING CORPORATION

         SECTION 3.01. Certificate of Incorporation. The certificate of incorporation of Buyer in effect immediately prior to the Effective Time shall be amended as of the Effective Time as set forth in Exhibit A, and, as so amended, shall be the certificate of incorporation of the Surviving Corporation until amended in accordance with the terms thereof and applicable law.

         SECTION 3.02. Bylaws. The bylaws of Buyer in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Corporation from and after the Effective Time until amended in accordance with the terms thereof and applicable law.

         SECTION 3.03. Directors and Officers. From and after the Effective Time, until successors are duly elected or appointed and qualified in accordance with applicable law or until their earlier death, resignation or removal in accordance with the Surviving Corporation's certificate of incorporation and bylaws, (i) the directors of Buyer at the Effective Time shall be the directors of the Surviving Corporation, and (ii) the officers of the Company at the Effective Time shall be the officers of the Surviving Corporation.


                                   ARTICLE 4
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company represents and warrants to Buyer that:

         SECTION 4.01. Corporate Existence and Power. The Company is a corporation duly incorporated, validly existing, in good standing under the laws of the State of Delaware, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted except for those licenses, authorizations, permits, consents and approvals the absence of which would not have, individually or in the aggregate, a

                                       Annex A -- Agreement and Plan of Merger

Material Adverse Effect. Except as set forth in Section 4.01 of the Disclosure Letter, the Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except for those jurisdictions where the failure to be so qualified would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect. The Company has heretofore made available to Buyer or its representative true and complete copies of the Company's certificate of incorporation and bylaws as currently in effect.

         SECTION 4.02. Corporate Authorization. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the Contemplated Transactions are within the Company's corporate powers and, except for any required approvals of the Company's stockholders in connection with the consummation of the Merger and the Charter Amendment, have been duly authorized by all necessary corporate action on the part of the Company. The affirmative vote of the holders of a majority of the outstanding Shares is the only vote of the holders of any of the Company's capital stock necessary in connection with the consummation of the Merger. This Agreement constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect, affecting the enforcement of creditors' rights generally and general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity.

         SECTION 4.03. Governmental Authorization. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the Contemplated Transactions require no action by or in respect of, or filing with, any governmental body, agency, official or authority, domestic or foreign, other than (i) the filing of a certificate of merger with respect to the Merger with the Delaware Secretary of State and the United States Copyright Office and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business,
(ii) compliance with any applicable requirements of the HSR Act, (iii) compliance with any applicable requirements of the 1933 Act, the 1934 Act, the rules and regulations promulgated by the Nasdaq Stock Market and any other applicable securities laws, whether state or foreign and (iv) any actions or filings the absence of which would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect on the Company or materially impair the ability of the Company to consummate the Contemplated Transactions.

                                       Annex A -- Agreement and Plan of Merger

         SECTION 4.04. Non-contravention. Except as set forth in Section 4.04 of the Disclosure Letter, the execution, delivery and performance by the Company of this Agreement and the consummation of the Contemplated Transactions do not and will not (i) contravene, conflict with, or result in any violation or breach of any provision of the certificate of incorporation or bylaws of the Company, (ii) assuming compliance with the matters referred to in Section 4.03, contravene, conflict with or result in a violation or breach of any provision of any applicable law, statute, ordinance, rule, regulation, judgment, injunction, order, or decree binding upon or applicable to the Company or any Subsidiary or any of their properties or assets, (iii) require any consent or other action by any Person who is not a party to this Agreement under, constitute a default under, or cause or permit the termination, cancellation, acceleration or other change of any right or obligation of the Company or any Subsidiary or the loss of any benefit to which the Company or any Subsidiary is entitled under, any provision of any agreement, contract or other instrument binding upon the Company or any Subsidiary or any license, franchise, Permit other similar authorization held by the Company or any Subsidiary that is necessary for the continued operation of its business or (iv) result in the creation or imposition of any Lien on any asset of the Company or any Subsidiary, except in the case of clauses
(ii), (iii) and (iv), for any such violation, failure to obtain any such consent or other action, default, right, loss or Lien that would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

         SECTION 4.05. Capitalization. (a) The authorized capital stock of the Company consists of (i) 100,000,000 Shares, of which as of June 24, 1999, there were outstanding 5,406,496 Shares, employee stock options to purchase an aggregate of not more than 244,125 Shares, and options and warrants to purchase an aggregate of not more than 302,557 Shares (all of which were exercisable) and conversion rights granted to each of Robert McConnell and George Beattie pursuant to certain promissory notes issued by the Company were exercisable for an aggregate of 1,075 Shares and (ii) 10,000,000 shares of voting preferred stock, par value $0.001 per share, of which none are issued, and all outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable. Section 4.05(a) of the Disclosure Letter lists, with respect to each option to purchase Shares outstanding as of the date of this Agreement: (i) the name of the holder of each such option, (ii) the number of Shares subject to each such option, (iii) the per Share exercise price of each such option and (iv) the expiration date of each such option. Other than the options listed in Section 4.05(a) of the Disclosure Letter, no current or former employee, director or consultant of the Company or any Subsidiary has any right or claim of right against the Company or any Subsidiary relating to or arising from any Share-related plan, policy or arrangement, including, without limitation, any Share

                                       Annex A -- Agreement and Plan of Merger

purchase option, stock appreciation right or similar right with respect to the Shares or any other Share-related compensation arrangement.

          (b) Except as set forth in Section 4.05(a) and Sections 4.05(a) and
(b) of the Disclosure Letter and for changes since June 24, 1999 resulting from the exercise of employee stock options outstanding on such date, and except for the issuance of shares of Class B Common Stock contemplated by
Section 6.06 , there are no outstanding (i) shares of capital stock or voting securities of the Company, (ii) securities of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company or (iii) options or other rights to acquire from the Company, or other obligations of the Company to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company (the items in clauses (i), (ii) and (iii) being referred to collectively as the "Company Securities"). Except as set forth in
Section 4.05(a) and in Sections 4.05(a) and (b) of the Disclosure Letter, there are no outstanding obligations of the Company or any Subsidiary to repurchase, redeem or otherwise acquire any Company Securities.

         SECTION 4.06. Subsidiaries. (a) Each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, has all powers and all material governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted except for those licenses, authorizations, permits, consents and approvals the absence of which would not have, individually or in the aggregate, a Material Adverse Effect. Each Subsidiary is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualifications necessary, except for those jurisdictions where the failure to be in good standing or to be so qualified would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect. All Subsidiaries and their respective jurisdictions of incorporation or organization are identified in the Company's report on Form 10-K for the year ended March 31, 1999 (the "Company 10-K").

          (b) Except as set forth in Section 4.06(b) of the Disclosure Letter, all of the outstanding capital stock of, or other voting securities or ownership interests in, each Subsidiary, is owned by the Company, directly or indirectly, free and clear of any Lien and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other voting securities or ownership interests). All such capital stock, other voting securities or ownership interests has been duly authorized and validly issued and is fully paid and non-assessable. There are no outstanding (i) securities of the Company or any Subsidiary convertible into or exchangeable for shares of

                                       Annex A -- Agreement and Plan of Merger

capital stock or other voting securities or ownership interests in any Subsidiary or (ii) options or other rights to acquire from the Company or any Subsidiary, or other obligations of the Company or any Subsidiary to issue, any capital stock or other voting securities or ownership interest in, or any securities convertible into or exchangeable for any capital stock or other voting securities or ownership interests in, any Subsidiary (the items in clauses (i) and (ii) being referred to collectively as the "Subsidiary Securities"). There are no outstanding obligations of the Company or any Subsidiary to repurchase, redeem or otherwise acquire any outstanding Subsidiary Securities.

         SECTION 4.07. SEC Filings. (a) The Company has delivered or made available to Buyer (i) the Company 10-K, (ii) its quarterly reports on Form 10-Q for its fiscal quarters ended June 30, 1998, September 30, 1998 and December 31, 1998 (together with the Company 10-K, the "Current SEC Reports"),
(iii) its proxy or information statements relating to meetings of, or actions taken without a meeting by, the stockholders of the Company held since January 1, 1998, and (iv) all of its other reports, statements, schedules and registration statements filed with the SEC since January 1, 1998 (the documents referred to in this Section 4.07(a), collectively, the "Company SEC Documents".)

         (b) As of its respective filing date, each Company SEC Document filed pursuant to the 1934 Act did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

          (c) Each Company SEC Document that is a registration statement, as amended or supplemented, if applicable, filed pursuant to the 1933 Act as of the date such registration statement or amendment became effective did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

         SECTION 4.08. Financial Statements. (a) The audited consolidated financial statements and unaudited consolidated interim financial statements of the Company included in the Company SEC Documents fairly present, in all material respects, in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of operations and cash flows for the periods then ended (subject to normal year-end adjustments in the case of any unaudited interim financial statements). For purposes of this Agreement, "Balance Sheet" means the consolidated balance sheet of the

                                       Annex A -- Agreement and Plan of Merger

Company and the Subsidiaries as of March 31, 1999 set forth in the Company 10-K and "Balance Sheet Date" means March 31, 1999.

         (b) Section 4.08 of the Disclosure Letter sets forth a list of all notes payable by the Company and the Subsidiaries (and the amounts outstanding thereunder) as of June 27, 1999.

         SECTION 4.09. Disclosure Documents. (a) Each document required to be filed by the Company with the SEC in connection with the Contemplated Transactions (the "Company Disclosure Documents"), including, without limitation, the proxy or information statement of the Company containing information required by Regulation 14A under the 1934 Act, and, if applicable, Rule 13e-3 and Schedule 13E-3 under the 1934 Act (the "Company Proxy Statement"), to be filed with the SEC in connection with the Merger and the Charter Amendment, and any amendments or supplements thereto will, when filed, comply as to form in all material respects with the applicable requirements of the 1934 Act. The representations and warranties contained in this Section
4.09 will not apply to statements or omissions included in the Company Disclosure Documents based upon information furnished to the Company in writing by Buyer or its representatives specifically for use therein.

          (b) At the time the Company Proxy Statement or any amendment or supplement thereto is first mailed to stockholders of the Company, at the time such stockholders vote on adoption of this Agreement and at the Effective Time, the Company Proxy Statement, as supplemented or amended, if applicable, will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. At the time of the filing of any Company Disclosure Document other than the Company Proxy Statement and at the time of any distribution thereof, such Company Disclosure Document will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties contained in this Section 4.09(b) will not apply to statements or omissions included in the Company Disclosure Documents based upon information furnished to the Company in writing by Buyer or its representatives specifically for use therein.

          (c) The information with respect to the Company or any Subsidiary that the Company furnishes to Buyer in writing specifically for use in the Buyer Disclosure Documents will not, at the time of the filing thereof, at the time of any distribution thereof and at the time of the meeting of the Company's stockholders, contain any untrue statement of a material fact or omit to state any material fact

                                       Annex A -- Agreement and Plan of Merger

required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

         SECTION 4.10. Absence of Certain Changes. Except as set forth in the Current SEC Reports, Section 4.10 of the Disclosure Letter or as contemplated by this Agreement, since the Balance Sheet Date, the Company and the Subsidiaries have conducted their respective businesses in the ordinary course consistent with past practices and there has not been:

          (a) any event, occurrence, development or state of circumstances or facts that has had or reasonably could be expected to have, individually or in the aggregate, a Material Adverse Effect;

          (b) any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of the Company or any repurchase, redemption or other acquisition by the Company or any Subsidiary of any outstanding shares of capital stock or other securities of, or other ownership interests in, the Company or any Subsidiary;

          (c) any amendment of any material term of any outstanding security of the Company or any Subsidiary;

          (d) any incurrence, assumption or guarantee by the Company or any Subsidiary of any indebtedness for borrowed money other than in the ordinary course of business and in amounts and on terms consistent with past practices, but not in any event in excess of $100,000 and any amounts up to $425,000 required to pay Andre Blay pursuant to the settlement agreement between the Company and Andre Blay approved by the Company's board of directors on June 27, 1999;

          (e) any creation or other incurrence by the Company or any Subsidiary of any Lien on any material asset other than in the ordinary course of business consistent with past practices;

          (f) any making of any material loan, advance or capital contributions to or investment in any Person other than loans, advances or capital contributions to or investments in any Subsidiary in the ordinary course of business consistent with past practices;

          (g) any damage, destruction or other casualty loss (whether or not covered by insurance) affecting the business or any assets of the Company or any Subsidiary that has had or reasonably could be expected to have, individually or in the aggregate, a Material Adverse Effect;

                                       Annex A -- Agreement and Plan of Merger

          (h) any transaction or commitment made, or any contract or agreement entered into, by the Company or any Subsidiary relating to its material assets or business (including the acquisition or disposition of any material assets) or any relinquishment or modification by the Company or any Subsidiary of any contract or other right, in either case, material to the Company and the Subsidiaries, taken as a whole, other than transactions and commitments in the ordinary course of business consistent with past practices and the Contemplated Transactions;

          (i) (i) any material change in any method of accounting, method of tax accounting or accounting principles or practice by the Company or any Subsidiary, or (ii) any reevaluation in any material respect of any of the material assets of the Company or any Subsidiary, except in the case of either clause (i) or (ii) for any such change required by reason of a concurrent change in GAAP;

          (j) any (i) grant of any severance or termination pay to (or amendment to any existing arrangement with) any director, officer or employee of the Company or any Subsidiary, (ii) increase in benefits payable under any existing severance or termination pay policies or employment agreements, (iii) entering into any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any director, officer or employee of the Company or any Subsidiary (other than employment agreements with non-executive employees specifically required under the laws of the United Kingdom, which provide not more than the minimum severance and redundancy benefit required by law), (iv) establishment, adoption or amendment (except as required by applicable law) of any collective bargaining, bonus, profit-sharing, thrift, pension, retirement, deferred compensation, compensation, stock option, restricted stock or other benefit plan or arrangement covering any director, officer or employee of the Company or any Subsidiary or (v) increase in the compensation, bonus or other benefits payable to any director, officer or employee of the Company or any Subsidiary, other than increases in non- executive employee compensation in the ordinary course of business consistent with past practice;

          (k) any cancellation of any material licenses, sublicenses, franchises, permits or agreements to which the Company or any Subsidiary is a party, or to the knowledge of the Company any notification to the Company or any Subsidiary that any party to any such arrangements intends to cancel or not renew such arrangements beyond its expiration date as in effect on the date of this Agreement, which cancellation or notification, individually or in the aggregate, has had or reasonably could be expected to have a Material Adverse Effect; or

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                                       Annex A -- Agreement and Plan of Merger

          (l) any material labor dispute, other than routine individual grievances, or any activity or proceeding by a labor union or representative thereof to organize any employees of the Company or any Subsidiary, which employees were not subject to a collective bargaining agreement at the Balance Sheet Date, or any material lockouts, strikes, slowdowns, work stoppages or threats thereof by or with respect to such employees.

         SECTION 4.11. No Undisclosed Material Liabilities. Except as set forth in Section 4.11 of the Disclosure Letter, there are no liabilities or obligations of the Company or any Subsidiary of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances that could reasonably be expected to result in such a liability or obligation which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, other than:

          (a) liabilities or obligations disclosed or provided for in the Balance Sheet;

          (b) liabilities or obligations incurred in the ordinary course of business consistent with past practice since the Balance Sheet Date; and

          (c) liabilities under this Agreement.

         SECTION 4.12. Material Contracts. Section 4.12 of the Disclosure Letter lists the software license agreements of the Company and the Subsidiaries with the following customers of the Company or the Subsidiaries:
(i) Enterprise Systems Group, Inc.'s top ten revenue generating relationships with broadcasting owners, (ii) Cable Computerized Management System's top ten revenue generating relationships with broadcasting owners, (iii) Enterprise Air-Time Systems Limited's top five revenue generating relationships with broadcasting owners and (iv) between Enterprise Air-Time Systems Limited and Enterprise Systems Limited, on the one hand, and Television New Zealand Limited, on the other hand, (the "Material Contracts") and sets forth for each such Material Contract: (a) the name of the licensor and the licensee, (b) the commencement date and scheduled expiration date and (c) the monthly fee payable to the licensor thereunder. Each Material Contract is a valid and binding agreement of the Company or one of the Subsidiaries and is in full force and effect, and none of the Company, the Subsidiaries nor, to the knowledge of the Company and the Subsidiaries, any other party thereto is in default or breach in any material respect under the terms of any such Material Contract, and, to the knowledge of the Company and the Subsidiaries, no event or circumstance has occurred that, with notice or lapse of time or both, would constitute a material event of default

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                                       Annex A -- Agreement and Plan of Merger

thereunder. True and complete copies of each such Material Contract have been made available to Buyer or its representatives.

         SECTION 4.13. Compliance with Laws and Court Orders. The Company and each Subsidiary is and since the Balance Sheet Date has been in compliance with, and to the knowledge of the Company is not under investigation by any governmental authority with respect to and has not been threatened to be charged with or given notice of any violation of, any applicable law, statute, ordinance, rule, regulation, judgment, injunction, order or decree, except for failures to comply or violations that have not had and could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

         SECTION 4.14. Litigation. Except as set forth in the Current SEC Reports and in Section 4.14 of the Disclosure Letter, there is no action, suit, investigation or proceeding (or to the knowledge of the Company any basis therefor) pending against, or to the knowledge of the Company threatened against or affecting, the Company or any Subsidiary, any present or former officer, director or employee of the Company or any Subsidiary who is or may be entitled to indemnity under the Company's certificate of incorporation or bylaws or the Delaware Corporate Law or any other Person for whom the Company or any Subsidiary may be liable or any of their respective properties before any court or arbitrator or before or by any governmental body, agency or official, domestic or foreign, that, if determined or resolved adversely to the Company or any Subsidiary in accordance with the plaintiff's demands, could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or that in any manner challenges or seeks to prevent, enjoin, alter or materially delay the Merger or any of the other Contemplated Transactions.

         SECTION 4.15. Finders' Fees; Transaction Expenses. (a) With the exception of fees payable to Schroder & Co. Inc., a copy of whose engagement agreement has been provided to Buyer or its representatives, there is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of the Company or any Subsidiary who is entitled to any fee or commission from the Company or any of its Affiliates in connection with the Contemplated Transactions.

         (b) The expenses payable by the Company and the Subsidiaries in connection with the consummation of the Contemplated Transactions (excluding expenses of Buyer and its Affiliates or any expenses associated with the Financing) will not exceed the following: (i) $500,000 in legal fees and expenses for work performed after the date of this Agreement, (ii) $950,000 in management bonuses as described in Section 4.15(b) of the Disclosure Letter and (iii) up to

                                       Annex A -- Agreement and Plan of Merger

$1,250,000 in fees (plus out of pocket expenses) payable to Schroder & Co. Inc. pursuant to the arrangement described in Section 4.15(a).

         SECTION 4.16. Taxes. (a) The Company and each Subsidiary and each affiliated combined, consolidated or unitary group of which the Company or any Subsidiary is or has been a member, has timely filed (or has had timely filed on its behalf) or will file or cause to be timely filed all material Tax Returns required by applicable law to be filed by it prior to or as of the Effective Time, and all material Tax Returns are, or will be at the time of filing, true and complete in all material respects. Except as set forth in
Section 4.16(a) of the Disclosure Letter, the Company and each Subsidiary has not granted any extension or waiver of the statute of limitations applicable to any Tax Return, which period (after giving effect to such extension or waiver) has not yet expired.

          (b) The Company and each Subsidiary has paid (or has had paid on its behalf), or, where payment is not yet due, has established (or has had established on its behalf and for its sole benefit and recourse) or will establish or cause to be established in accordance with GAAP on or before the Effective Time an adequate accrual for the payment of, all material Taxes due with respect to any period ending prior to or as of the Effective Time.

         (c) Except as set forth in Section 4.16(c) of the Disclosure Letter, the Company and the Subsidiaries have never been audited by the Internal Revenue Service (the "IRS") or by any foreign Taxing Authority.

          (d) There are no material Liens or encumbrances for Taxes on any of the assets of Company or any Subsidiary.

          (e) The Company and the Subsidiaries have complied in all material respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes.

         (f) Except as set forth in Section 4.16(f) of the Disclosure Letter, no federal, state, local or foreign audits or administrative proceedings are pending with regard to any material Taxes or Tax Return of the Company or the Subsidiaries and none of them has received a written notice of any proposed audit or proceeding regarding any pending audit or proceeding. The Company and the Subsidiaries have no knowledge of any requests for rulings or determinations in respect of any Tax pending between the Company or any Subsidiary and any Tax Authority.

         SECTION 4.17. Employee Benefit Plans. (a) Section 4.17(a) of the Disclosure Letter lists each U.S. Plan. The Company has provided or made

                                       Annex A -- Agreement and Plan of Merger

available to Buyer copies of the U.S. Plans (and, if applicable, related trust agreements) and all amendments thereto together with the most recent annual reports (Form 5500 including, if applicable, Schedule B thereto).

          (b) Neither the Company nor any ERISA Affiliate presently sponsors maintains, contributes to or is required to contribute to any plan subject to Title IV of ERISA, nor has the Company or any ERISA Affiliate sponsored, maintained, contributed to or been required to contribute to any such plan at any time in the past.

          (c) Neither the Company nor any ERISA Affiliate presently contributes to or is required to contribute to any "multiemployer plan" as defined in Section 3(37) of ERISA, nor has the Company or any ERISA Affiliate contributed to any such plan at any time in the past, and neither the Company nor any ERISA Affiliate has any actual or potential withdrawal liability under any such plan.

          (d) Each U.S. Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and has been so qualified during the period since its adoption; each trust created under any such Plan is exempt from tax under Section 501(a) of the Code and has been so exempt since its creation. The Company has provided or made available to Buyer the most recent determination letter of the IRS relating to each such U.S. Plan, if applicable.

          (e) Section 4.17(e) of the Disclosure Letter lists each Benefit Arrangement. The Company has provided or made available to Buyer copies or descriptions of each Benefit Arrangement (and, if applicable, related trust agreements) and all amendments thereto.

          (f) Except as provided in Section 4.17(f) of the Disclosure Letter, neither the Company nor any Subsidiary provides or has made any commitment to provide any post-employment or post-retirement health or medical or life insurance benefits to any current or former employee, consultant or director of the Company or any Subsidiary and neither the Company nor any Subsidiary has any current or projected liability in respect of post-employment or post-retirement health or medical or life insurance benefits for retired, former or current employees of the Company or any Subsidiary, except as required to avoid excise tax under Section 4980B of the Code.

          (g) There have been no material failures of any U.S. Plan or any group health plan (as defined in Section 5000(b)(1) of the Code) to meet the requirements of Code Section 4980B(f) with respect to a qualified beneficiary (as defined in Code Section 4980B(g)).

                                       Annex A -- Agreement and Plan of Merger

          (h) Section 4.17(h) of the Disclosure Letter lists each International Plan. The Company has provided or made available to Buyer a list and copies of each International Plan. No International Plan is a "defined benefit plan" within the meaning of Section 3(35) of ERISA (whether or not such plan is subject to ERISA). According to the actuarial assumptions and valuations most recently used for the purpose of funding each International Plan (or, if the same has no such assumptions and valuations or is unfunded, according to actuarial assumptions and valuations in use by the PBGC on the date of this Agreement), as of the date of this Agreement and as of the Effective Time, the total amount or value of the funds available under such International Plan to pay benefits accrued thereunder or segregated in respect of such accrued benefits, together with any reserve or accrual with respect thereto, exceeds the present value of all benefits (actual or contingent) accrued as of such date of all participants and past participants therein in respect of which the Company or any Subsidiary has or would have after the Effective Time any obligation. From and after the Effective Time, Buyer and its Affiliates will get the full benefit of any such funds, accruals or reserves.

          (i) Each U.S. Plan, Benefit Arrangement and International Plan has been maintained in substantial compliance with its terms and with the requirements prescribed by any and all applicable statutes, orders, rules and regulations (including any special rules relating to qualification or registration where any such plan arrangement is intended to be so qualified or registered) and has been maintained in good standing with applicable regulatory authorities.

         (j) All contributions and payments required under each U.S. Plan, Benefit Arrangement and International Plan determined in accordance with prior funding and accrual practices have been timely made or have been reflected on the Balance Sheet, will be discharged and paid or accrued on or prior to the Effective Time. There has been no amendment to, written interpretation of or announcement (whether or not written) by the Company or any Subsidiary relating to, or change in employee participation or coverage under, any U.S. Plan, Benefit Arrangement or International Plan that would increase materially the expense of maintaining such U.S. Plan, Benefit Arrangement or International Plan above the level of the expense incurred in respect thereof for the most recent fiscal year ended prior to the date of this Agreement.

          (k) Except as set forth in Section 4.17(k) of the Disclosure Letter, the execution and performance of the Contemplated Transactions will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any U.S. Plan, Benefit Arrangement or International Plan or any trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution,

                                       Annex A -- Agreement and Plan of Merger

increase in benefits or obligation to increase benefits or obligation to fund benefits with respect to any current or former employee, consultant or director of the Company or any Subsidiary. Section 4.17(k) of the Disclosure Letter lists each employee agreement or similar Benefit Arrangement which provides a severance or redundancy benefit to any employee (or former employee if such liability has not been fully discharged) of the Company or any Subsidiary in excess of three months base salary (the "Employment Agreements") and itemizes for each such agreement or Benefit Arrangement: (i) the name of the employee or former employee covered thereby, (ii) the agreement or Benefit Arrangement covering such employee or former employee and (iii) the maximum amount for the severance or redundancy payments and benefits that are or would be payable to such employee or former employee upon a qualifying termination of employment. Except as described in Section 4.17(k) of the Disclosure Letter, no U.S. Plan, Benefit Arrangement or International Plan provides to any employee or former employee of the Company or any Subsidiary an employment severance or redundancy benefit in an amount in excess of three months base salary. Except as described in Section 4.17(k) of the Disclosure Letter, there is no contract, plan or arrangement (written or otherwise) covering any employee or former employee of the Company or any Subsidiary that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to the terms of Sections 280G of the Code. To the knowledge of the Company, all payments made to employees have been deductible under Section 162(m) of the Code.

         SECTION 4.18. Employees. Section 4.18 of the Disclosure Letter sets forth a true and complete list of names, titles, annual salaries and other material compensation of all employees of the Company and the Subsidiaries whose base compensation, together with any other cash compensation (excluding sales commissions), is in excess of $100,000 per annum and a description of all cash bonuses and other cash incentives payable to any employee of the Company or the Subsidiaries (including the name of each such employee and the amount of bonus or incentive payable to each such employee where such information is determinable or the formula for determining such amounts where such amounts are not determinable). Except as described therein, none of the employees listed in Section 4.18 of the Disclosure Letter has indicated to the Company as of the date of this Agreement that he or she intends to resign or retire as a result of the Contemplated Transactions or otherwise within six months after the Effective Time.

         SECTION 4.19. Labor Matters. Neither the Company nor any Subsidiary is a party to any collective bargaining agreement or work council agreement covering any employee and no employee or former employee of the Company or any Subsidiary is or was represented by a labor union organization or works council in connection with his or her employment with the Company or any

                                       Annex A -- Agreement and Plan of Merger

Subsidiary. Each of the Company and the Subsidiaries is in substantial compliance in all material respects with all currently applicable laws respecting employment practices, terms and conditions of employment and wages and hours, and is not engaged in any unfair labor practice. Except as set forth in Section 4.19 of the Disclosure Letter, there is no unfair labor practice complaint or other employment-related claim or dispute pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary.

         SECTION 4.20. Environmental Matters. (a) Except as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect:

          (i) no notice, notification, demand, request for information, citation, summons or order has been received, no complaint has been filed, no penalty has been assessed, and no investigation, action, claim, suit, proceeding or review (or any basis therefor) is pending or, to the knowledge of the Company, is threatened by any governmental entity or other Person relating to or arising out of any Environmental Law; and

         (ii) there are no liabilities of or relating to the Company or any Subsidiary of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise arising under or relating to any Environmental Law and there are no facts, conditions, situations or set of circumstances that could reasonably be expected to result in or be the basis for any such liability.

          (b) There has been no environmental investigation, study, audit, test, review or other analysis conducted of which the Company has knowledge in relation to the current or prior business of the Company or any Subsidiary or any property or facility now or previously owned, leased or operated by the Company or any Subsidiary that has not been provided to Buyer or its representatives at least five days prior to the date of this Agreement.

          (c) Neither the Company nor any Subsidiary owns or leases or has owned or leased any real property in New Jersey or Connecticut.

          (d) For the purposes of this Section 4.20, the terms "Company" and "Subsidiary" shall include any entity that is, in whole or in part, a predecessor of the Company or any Subsidiary.

         SECTION 4.21. Licenses and Permits. Section 4.21 of the Disclosure Letter correctly describes each license, franchise, permit, certificate, approval or other similar authorization held by the Company or the Subsidiaries with respect

                                       Annex A -- Agreement and Plan of Merger

to the assets or business of the Company and the Subsidiaries (the "Permits"), together with the name of the government agency or entity issuing such Permit, which the failure to possess could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Except as set forth in Section 4.21 of the Disclosure Letter, (i) the Permits are valid and in full force and effect, (ii) neither the Company nor any Subsidiary is in default in any material respect under, and no condition exists that with notice or lapse of time or both would constitute a default in any material respect under, the Permits.

         SECTION 4.22. Intellectual Property. (a) The Company and the Subsidiaries own or possess adequate licenses or other rights to use all Intellectual Property Rights necessary to conduct the business now operated by them, except where the failure to own or possess such licenses or rights would not be reasonably likely to have a Material Adverse Effect. To the knowledge of the Company, (i) the Intellectual Property Rights of the Company and the Subsidiaries do not now and shall not in the future infringe upon or violate any present Intellectual Property Rights of others to the extent that, if sustained, such conflict or infringement would be reasonably likely to have a Material Adverse Effect, and (ii) there has been no claim or assertion by or on behalf of any third party that the use of the Software constitutes unfair competition or infringes or interferes with, or is likely to infringe or interfere with, any Intellectual Property Right of any third party and, furthermore, the Company does not know of any basis for any such claim. For purposes of this Agreement, "Intellectual Property Right" means any trademark, service mark, trade name, mask work, copyright, patent, software license, other data base, invention, trade secret, know-how (including any registrations or applications for registration of any of the foregoing) or any other similar type of proprietary intellectual property right. For purposes of this Agreement, "Software" means all computer software programs, source code and object code, portions of code, scripts and subroutines, including all works in progress relating to corrections, modifications or enhancements thereto as well as all current and prior versions of such software and user manuals constituting the material software used in the business of the Company and the Subsidiaries.

         (b) None of the Intellectual Property Rights owned, licensed to, or held by the Company and the Subsidiaries have been canceled, and the Company is not aware of any facts which would invalidate or render unenforceable any of the Intellectual Property Rights. Except as set forth in Section 4.22(b) of the Disclosure Letter, there are no licenses now outstanding or other rights granted to third parties under any of the Intellectual Property Rights, and neither the Company nor any Subsidiary is a party to any other agreement or understanding with respect to any Intellectual Property Rights relating to the Software.

                                       Annex A -- Agreement and Plan of Merger

         (c) The Company and the Subsidiaries have taken all commercially reasonable steps to maintain the source code versions of the Software as a trade secret. To the knowledge of the Company, the Software is not subject to any legal or contractual restriction that would prevent the Software from being licensed, sublicensed, marketed, incorporated in other software, modified, or otherwise sold by the Company without restriction. To the knowledge of the Company, no one has disputed the rights, title or interest of the Company or the Subsidiaries in or to any of the Software or related materials. All licenses to use or sublicense the Software granted by the Company or any of its related entities to third parties require the licensees thereunder to maintain the confidentiality thereof. All such licensees are, to the best of the knowledge of the Company, in full compliance with such confidentiality obligations and there are no defaults or breaches thereunder. Except as set forth in Section 4.22(c) of the Disclosure Letter, all employees or third parties of the Company, past and present, who had access to any of the Software have executed and delivered to the Company confidentiality agreements regarding the protection of the Software and assigning any claims of ownership in the Software to the Company. No claim of ownership or legal title or interest with respect to the Software by or against any employees or third parties who had access to any of the Software have been made or now exist and the Company does not know of any basis for any such claims. The Company is not aware of any breach of any confidentiality agreement in favor of the Company relating to the Software either by its employees or third parties. Except as set forth in Section 4.22(c) of the Disclosure Letter, the Company has not (i) conveyed any proprietary rights to the Software, or (ii) granted or provided, and is not obligated to grant or provide, any rights to license, sublicense, market, incorporate in other software, sell or otherwise use any of the Software.

         SECTION 4.23. Leases. Section 4.23 of the Disclosure Letter lists all leases of real property of the Company and the Subsidiaries (the "Leases"). Each Lease is a valid and binding agreement of the Company or one of the Subsidiaries and is in full force and effect, and none of the Company, the Subsidiaries nor, to the knowledge of the Company and the Subsidiaries, any other party thereto, is in default or breach in any material respect under the terms of any such Lease, and, to the knowledge of the Company and the Subsidiaries, no event or circumstance has occurred that, with notice or lapse of time or both, would constitute a material event of default thereunder on the part of the Company or the applicable Subsidiary. True and complete copies of each such Lease have been made available to Buyer or its representatives.

         SECTION 4.24. Inapplicability of Certain Restrictions. Section 203 of the Delaware Law "Business Combinations With Interested Stockholders" does not in any way restrict the consummation of the Merger or the other Contemplated Transactions. The adoption of this Agreement by the affirmative vote of the

                                       Annex A -- Agreement and Plan of Merger

holders of Shares entitling such holders to exercise at least a majority of the voting power of the Shares is the only vote of holders of any class or series of the capital stock of the Company required to adopt this Agreement or to approve the Merger or any of the other Contemplated Transactions and no higher or additional vote is required pursuant to the Company's certificate of incorporation or otherwise.

         SECTION 4.25. Year 2000 Compliance. Other than the Software listed in
Section 4.25 of the Disclosure Letter, each item of hardware, Software or firmware (a "System") that is, or is part of, a material asset of, or any product or service designed, manufactured, sold or provided by, or that is used in connection with, the business of, the Company or the Subsidiaries, is in all material respects Year 2000 Compliant except to the extent it could not reasonably be expected to have a Material Adverse Effect. For purposes of this
Section 4.25, "Year 2000 Compliant" means that all date-related functions of the System will accurately reflect the change from the year 1999 to the year 2000 and beyond, including leap year calculations, and the System will: (i) properly calculate, display, enter, store, manipulate and otherwise include symbols, numbers and words that represent dates, including dates prior to, during and after the year 2000, in all computations, reports and displays involving dates, and are able and shall remain able to accurately process date data (including, but not limited to, calculating, comparing and sequencing) from, into and between the twentieth and twenty-first centuries, (ii) resolve any ambiguities as to century date data in input and output without abnormal endings, user intervention or change in operations, and (iii) include an indication of century in all date-related user and data interface functionalities, and all date-related data fields, generated by or embodied in the System. Neither the Company nor any Subsidiary knows of any inability on the part of any of its suppliers, customers or service providers to timely ensure that the Systems of any such Person are Year 2000 Compliant, which inability, individually or in the aggregate, reasonably could be expected to have a Material Adverse Effect.

         SECTION 4.26. No Viruses Warranty. The Software does not and will not contain, as delivered by the Company, any viruses, time bombs, or other devices capable of disabling or interfering with Buyer's other systems, except to the extent such viruses, time bombs, or other devices could not reasonably be expected to have a Material Adverse Effect.

         SECTION 4.27. Export Warranty. The Company and the Subsidiaries are in compliance with any laws, rules, or regulations governing the export of the Software, including without limitation the procurement and renewal of all export or import licenses required under U.S. or any foreign law for the export or import of the Software.

                                       Annex A -- Agreement and Plan of Merger

         SECTION 4.28. Rights Plan. Neither the Company nor any Subsidiary has any rights plan or similar common stock or preferred stock purchase plan or similar arrangement.


                                   ARTICLE 5
                    REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer represents and warrants to the Company that:

         SECTION 5.01. Corporate Existence and Power. Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all corporate powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted. Since the date of its incorporation, Buyer has not engaged in any activities other than in connection with or as contemplated by this Agreement and the Merger or in connection with arranging any financing required to consummate the Contemplated Transactions.

         SECTION 5.02. Corporate Authorization. The execution, delivery and performance by Buyer of this Agreement and the consummation by Buyer of the Contemplated Transactions are within the corporate powers of Buyer and have been duly authorized by all necessary corporate action on the part of Buyer. This Agreement constitutes a valid and binding agreement of Buyer enforceable against Buyer in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws affecting the enforcement of creditors' rights generally and general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity.

         SECTION 5.03. Governmental Authorization. The execution, delivery and performance by Buyer of this Agreement and the consummation by Buyer of the Contemplated Transactions require no action by or in respect of, or filing with, any governmental body, agency, official or authority, domestic or foreign, other than (i) the filing of a certificate of merger with respect to the Merger with the Delaware Secretary of State and the United States Copyright Office, (ii) compliance with any applicable requirements of the HSR Act, and (iii) compliance with any applicable requirements of the 1933 Act, the 1934 Act and any other securities laws, whether state or foreign.

                                       Annex A -- Agreement and Plan of Merger

         SECTION 5.04. Non-contravention. The execution, delivery and performance by Buyer of this Agreement and the consummation by Buyer of the Contemplated Transactions do not and will not (i) contravene, conflict with, or result in any violation or breach of any provision of the certificate of incorporation or bylaws of Buyer, (ii) assuming compliance with the matters referred to in Section 5.03, contravene, conflict with or result in a violation or breach of any provision of, any applicable law, statute, ordinance, rule, regulation, judgment, injunction, order or decree binding upon or applicable to the Company or any Subsidiary, (iii) require any consent or other action by any Person under, constitute a default under, or cause or permit the termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit to which Buyer is entitled under, any provision of any agreement or other instrument binding upon Buyer or any license, franchise, Permit or other similar authorization held by Buyer.

         SECTION 5.05. Disclosure Documents. (a) The information with respect to Buyer that Buyer furnishes to the Company in writing specifically for use in any Company Disclosure Document will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading (i) in the case of the Company Proxy Statement, at the time the Company Proxy Statement or any amendment or supplement thereto is first mailed to stockholders of the Company, at the time the stockholders vote on adoption of this Agreement and at the Effective Time, and (ii) in the case of any Company Disclosure Document other than the Company Proxy Statement, at the time of the filing of such Company Disclosure Document or any supplement or amendment thereto and at the time of any distribution thereof.

         (b) The Buyer Disclosure Documents, when filed, will comply as to form in all material respects with the applicable requirements of the 1934 Act and will not at the time of the filing thereof, at the time of any distribution thereof or at the time of the meeting of the Company's stockholders, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading, provided, that this representation and warranty will not apply to statements or omissions in the Buyer Disclosure Documents based upon information furnished to Buyer in writing by the Company specifically for use therein.

         SECTION 5.06. Financing. The Company has received copies of (a) commitment letters from various equity investors pursuant to which each of the foregoing has committed, subject to the terms and conditions set forth therein, to purchase securities of Buyer for an aggregate purchase price equal to $46,250,000

                                       Annex A -- Agreement and Plan of Merger

and (b) a commitment letter dated June 25, 1999 from DLJ Capital Funding, Inc. pursuant to which it, BankBoston, N.A. and The Chase Manhattan Bank has committed, subject to the terms and conditions set forth therein, to lend the Surviving Corporation up to $40,000,000. The aforementioned commitments shall be referred to as the "Financing Agreements", and the financing referred to therein and under the arrangements described above shall be referred to as the "Financing." The aggregate proceeds of the Financing are in an amount sufficient to pay the Merger Consideration, to repay all of the Company's and its Subsidiaries' indebtedness together with any interest, premium or penalties payable in connection therewith, to provide a reasonable amount of working capital financing and to pay related fees and expenses (collectively, the "Required Amounts"). As of the date of this Agreement, none of the Financing Agreements referred to above has been withdrawn and each is in full force and effect without modification and Buyer does not know of any facts or circumstances that may reasonably be expected to result in any of the conditions set forth in the Financing Agreements not being satisfied.

         SECTION 5.07. Capitalization. The authorized capital stock of Buyer consists of 1,000 shares of Buyer Common Stock, of which as of the date of this Agreement, there were outstanding 1,000 shares. All outstanding shares of capital stock of Buyer have been duly authorized and validly issued and are fully paid and nonassessable. As of the moment immediately prior to the Effective Time, 1,000 shares of Buyer Common Stock will be outstanding; except as set forth in this Section 5.07, there will be, at the Effective Time, (a) no shares of capital stock or other voting securities of Buyer, (b) no securities of Buyer convertible into or exchangeable for shares of capital stock or voting securities of Buyer and (c) no options or other rights to acquire from Buyer, and no obligation of Buyer to issue any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of Buyer (the items referred to in clauses (a), (b) and (c) being referred to collectively as the "Buyer Securities"). There are no outstanding obligations of Buyer to repurchase, redeem or otherwise acquire any Buyer Securities.


                                   ARTICLE 6
                           COVENANTS OF THE COMPANY

         The Company agrees that:

         SECTION 6.01. Conduct of the Company. Except as otherwise specifically provided in this Agreement or as approved in writing by Buyer, which approval

                                       Annex A -- Agreement and Plan of Merger

shall not be unreasonably withheld, from the date hereof to the Effective Time, the Board of Directors of the Company shall not approve or authorize any action that would allow the Company and the Subsidiaries to carry on their respective businesses other than in the ordinary and usual course of business and consistent with past practice or any action that would prevent the Company and the Subsidiaries from (i) preserving intact its present business organization, (ii) keeping available the services of its key officers and employees and (iii) maintaining satisfactory relationships with its material customers, lenders, suppliers and others having business relationships with it. Without limiting the generality of the foregoing, and except as otherwise specifically provided in this Agreement, without the prior written consent of Buyer, prior to the Effective Time, the Board of Directors of the Company shall not, nor shall it authorize or direct the Company or any Subsidiary, directly or indirectly, to:

          (a) adopt or propose any change in its certificate of incorporation or bylaws, except as provided in Section 6.06;

          (b) except pursuant to existing agreements or arrangements (i) acquire (by merger, consolidation or acquisition of stock or assets) any material corporation, partnership or other business organization or division thereof, or sell, lease or otherwise dispose of a material subsidiary or a material amount of assets or securities; (ii) waive, release, grant, or transfer any rights of material value; (iii) modify or change in any material respect any existing material license, lease, contract, or other document;
(iv) except to refund or refinance commercial paper, incur, assume or prepay an amount of long-term or short-term debt in excess of $100,000 in the aggregate; (v) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person which, are in excess of $100,000 in the aggregate; (vi) make any loans, advances or capital contributions to, or investments in, any other Person which are in excess of $100,000 in the aggregate, or purchase for an amount in excess of $100,000 in the aggregate any property or assets of any other Person; (vii) authorize any new capital expenditures which, individually, is in excess of $100,000 or, in the aggregate, are in excess of $100,000; or (viii) enter into any material interest rate, currency or other swap or derivative transaction;

          (c) take any action that would make any representation and warranty of the Company hereunder inaccurate in any material respect at, or as of any time prior to, the Effective Time, or omit to take any action necessary to prevent any such representation or warranty from being inaccurate in any material respect at any such time;

          (d) enter into any agreement or commitment relating to the sale of products if any such agreement or commitment involves the expenditure by the

                                       Annex A -- Agreement and Plan of Merger

Company of amounts in excess of $100,000; provided that in respect of expenditures in excess of such amount, Buyer's consent to such excess expenditures shall not be unreasonably withheld;

          (e) split, combine or reclassify any shares of its capital stock, declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, other than cash dividends and distributions by a wholly-owned Subsidiary to the Company or to a Subsidiary all of the capital stock of which is owned directly or indirectly by the Company, or redeem, repurchase or otherwise acquire or offer to redeem, repurchase, or otherwise acquire any of its securities or any Subsidiary Securities;

         (f) adopt or amend any bonus, profit sharing, compensation, severance, termination, stock option, pension, retirement, deferred compensation, employment or employee benefit plan, agreement, trust, plan, fund or other arrangement for the benefit and welfare of any director, officer or employee, or (except for normal increases in the ordinary course of business that are consistent with past practices and that, in the aggregate, do not result in a material increase in benefits or compensation expense to the Company or any Subsidiary or as otherwise required by law) increase in any manner the compensation or fringe benefits of any director, officer or employee or pay any benefit not required by any existing plan or arrangement (including, without limitation, the granting of stock options or stock appreciation rights or the removal of existing restrictions in any benefit plans or agreements, except for normal increases in non-executive employee compensation in the ordinary course of business that are consistent with past practices and that, in the aggregate, do not result in a material increase in benefits or compensation expense to the Company or any Subsidiary or as otherwise required by law);

         (g) revalue in any material respect any of its assets, including, without limitation, writing down the value of inventory in any material manner or write-off of notes or accounts receivable in any material manner;

          (h) pay, discharge or satisfy any material claims, liabilities or obligations (whether absolute, accrued, asserted or unasserted, contingent or otherwise) other than the payment, discharge or satisfaction in the ordinary course of business, consistent with past practices, of liabilities reflected or reserved against in the consolidated financial statements of the Company or incurred in the ordinary course of business, consistent with past practices;

          (i) make any tax election or settle or compromise any material income tax liability;

                                       Annex A -- Agreement and Plan of Merger

          (j) take any action other than in the ordinary course of business and consistent with past practices with respect to accounting policies or procedures; or

          (k) agree or commit to do any of the foregoing.

         SECTION 6.02. Stockholder Meeting; Proxy Material. (a) The Company shall cause a meeting of its stockholders (the "Company Stockholder Meeting") to be duly called and held as soon as reasonably practicable for the purpose of voting on the approval and adoption of this Agreement and the Merger and the Charter Amendment. The Board of Directors of the Company shall recommend approval and adoption of this Agreement and the Merger and the Charter Amendment by the Company's stockholders and shall not subject to Section 6.04 withdraw such recommendation, save to the extent that the Board of Directors shall have concluded in good faith on the basis of written advice from outside counsel that failure to withdraw such recommendation would constitute a breach of the fiduciary duties of the Board of Directors. In any event a resolution to approve and adopt this Agreement and the Merger shall be submitted to the Company's stockholders.

          (b) In connection with the Company Stockholder Meeting, the Company and Buyer (i) will as promptly as practicable prepare and file with the SEC, will use its commercially reasonable efforts to have cleared by the SEC and will thereafter mail to its stockholders as promptly as practicable the Company Proxy Statement and all other proxy materials for such meeting, (ii) will use its best efforts to obtain the necessary approvals by its stockholders of this Agreement and the Contemplated Transactions and the Charter Amendment and (iii) will otherwise comply with all legal requirements applicable to the Company Stockholder Meeting. Buyer shall furnish all information concerning Buyer and its Affiliates as the Company may reasonably request in connection with the Company Proxy Statement.

         SECTION 6.03. Access to Information. From the date of this Agreement until the Effective Time, the Company will (i) give Buyer, its counsel, financial advisors, auditors and other authorized representatives reasonable access during normal business hours to the offices, properties, books and records of the Company and the Subsidiaries, (ii) furnish to Buyer, its counsel, financial advisors, auditors and other authorized representatives such financial and operating data and other information as such persons may reasonably request and (iii) instruct the Company's employees, counsel and financial advisors to cooperate with Buyer in its investigation of the business of the Company and the Subsidiaries; provided that no investigation pursuant to this Section 6.03 shall affect any representation or warranty given by the Company to Buyer hereunder; and provided, further that any information provided to Buyer pursuant to this

                                       Annex A -- Agreement and Plan of Merger

Section 6.03 shall be subject to the Confidentiality Agreement dated as of April 15, 1999 between the Company and LiveWire Ventures L.L.C. (the "Confidentiality Agreement").

         SECTION 6.04. Other Offers. (a) Neither the Company nor any Subsidiary shall (whether directly or indirectly through advisors, agents or other intermediaries), nor shall the Company or any Subsidiary authorize or permit any of its or their officers, directors, agents, representatives, advisors or subsidiaries to,

          (A) solicit, initiate or take any action knowingly to facilitate the submission of inquiries, proposals or offers from any Third Party (other than Buyer) relating to (i) any acquisition or purchase of 20% or more of the consolidated assets of the Company and the Subsidiaries or of over 20% of any class of equity securities of the Company or any Subsidiary, (ii) any tender offer (including a self tender offer) or exchange offer that if consummated would result in any Third Party beneficially owning 20% or more of any class of equity securities of the Company or any Subsidiary, (iii) any merger, consolidation, business combination, sale of substantially all assets, recapitalization, liquidation, dissolution or similar transaction involving the Company or any Subsidiary whose assets, individually or in the aggregate, constitute more than 20% of the consolidated assets of the Company and the Subsidiaries, other than the Contemplated Transactions, or (iv) any other transaction the consummation of which would or could reasonably be expected to impede, interfere with, prevent or materially delay the Merger or which would or could reasonably be expected to materially dilute the benefits to Buyer of the Contemplated Transactions (collectively, "Acquisition Proposals"), or agree to or endorse any Acquisition Proposal,

         (B) enter into, entertain or participate in any discussions or negotiations regarding any of the foregoing, or furnish to any Third Party any information with respect to its business, properties or assets in order to facilitate or encourage any effort or attempt by any Third Party to do or seek any of the foregoing, or otherwise cooperate in any way with, or knowingly assist or participate in, facilitate or encourage, any effort or attempt by any Third Party to do or seek any of the foregoing, or

                                       Annex A -- Agreement and Plan of Merger

         (C) grant any waiver or release under any standstill or similar agreement with respect to any class of equity securities of the Company or any Subsidiary;

provided, however, that the foregoing shall not prohibit the Company (either directly or indirectly through advisors, agents or other intermediaries) from
(v) furnishing information, including, without limitation, nonpublic information, pursuant to an appropriate confidentiality letter (which letter shall not be on terms less favorable to the Company in any material respect than those contained in the Confidentiality Agreement, and a copy of which shall promptly be provided for informational purposes only to Buyer) concerning the Company and its businesses, properties or assets to a Third Party who, without prior solicitation by or negotiation with the Company, has made a bona fide Acquisition Proposal, (w) engaging in discussions or negotiations with such a Third Party who has made such a bona fide Acquisition Proposal, (x) following receipt of such a bona fide Acquisition Proposal, taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) or Rule 14d-9 under the 1934 Act or otherwise making disclosures to its stockholders, (y) following receipt of such a bona fide Acquisition Proposal, failing to make or withdrawing or modifying its recommendation referred to in Section 6.02 and/or (z) taking any non-appealable, final action ordered to be taken by the Company by any court of competent jurisdiction, but in each case referred to in the foregoing clauses (v) through (z) only to the extent that the Board of Directors of the Company shall have concluded in good faith on the basis of written advice from outside counsel that such action is required to prevent the Board of Directors of the Company from breaching its fiduciary duties to the stockholders of the Company under applicable law; and provided, further, that the Board of Directors of the Company shall not take any of the foregoing actions referred to in clauses (v) through (y) until after reasonable notice to Buyer with respect to such action and the Board of Directors shall continue to advise Buyer after taking such action and, in addition, if the Board of Directors of the Company receives an Acquisition Proposal, then the Company shall promptly inform Buyer of the terms and conditions of such proposal and the identity of the Person making it. The Company will immediately cease and cause its advisors, agents and other intermediaries to cease any and all existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing, and shall use its reasonable best efforts to cause any such parties in possession of confidential information about the Company that was furnished by or on behalf of the Company to return or destroy all such information in the possession of any such party or in the possession of any agent or advisor of any such party. As used in this Agreement, the term "Third Party" means any person, corporation, entity or "group" as defined in Section 13(d) of the Exchange Act, other than Buyer or any of its Affiliates.

                                       Annex A -- Agreement and Plan of Merger

          (b) If a Payment Event occurs, the Company shall pay to Buyer, within two business days following such Payment Event, a fee of $2,500,000.

         (c) "Payment Event" shall mean: (i) this Agreement shall have been terminated pursuant to any of Sections 10.01(e) or 10.01(f); (ii) the termination of this Agreement by Buyer pursuant to Section 10.01(c), but only if the breach of covenant or warranty or misrepresentation in question arises out of the bad faith or wilful misconduct of the Company; or (iii) (A) a Third Party shall have made (whether orally or in writing) an Acquisition Proposal prior to the Company Stockholder Meeting, (B) this Agreement shall have been terminated pursuant to Section 10.01(g) and (C) the Company shall have entered into a binding written agreement in connection with any Acquisition Proposal (whether or not proposed prior to the Company Stockholder Meeting and whether or not it involves the Third Party making the Acquisition Proposal referred to in Section 6.04(c)(iii)(A) above) within twelve months after the termination of this Agreement.

          (d) Upon (i) the occurrence of a Payment Event provided that Buyer is not then in material breach of this Agreement or (ii) a termination by Buyer that follows a failure of the conditions set forth in Sections 9.01(a), 9.02(a), 9.02(f) or 9.02(g) to be satisfied, (iii) a failure by the Company to deliver the documents described in Section 6.10 (excluding clauses (a)(i) and (a)(ii) thereof) or (iv) a termination pursuant to Section 10.01(h), the Company shall reimburse Buyer and its Affiliates not later than ten business days after submission of reasonable documentation thereof for 100% of their documented reasonable out-of-pocket fees and expenses (including the reasonable fees and expenses of their counsel) up to $1,500,000 in the aggregate, in each case, actually incurred or payable by any of them or on their behalf in connection with this Agreement and the Contemplated Transactions (including the Merger).

          (e) The Company acknowledges that the agreements contained in this
Section 6.04 are an integral part of the Contemplated Transactions, and that, without these agreements, Buyer would not enter into this Agreement; accordingly, if the Company fails promptly to pay any amount due pursuant to this Section 6.04, and, in order to obtain such payment, the other party commences a suit which results in a judgment against the Company for the fee or fees and expenses set forth in this Section 6.04, the Company shall also pay to Buyer its costs and expenses incurred in connection with such litigation.

          (f) This Section 6.04 shall survive any termination of this Agreement, however caused.

         SECTION 6.05. Resignation of Directors. Prior to the Effective Time, the Company shall deliver to Buyer evidence satisfactory to Buyer of the resignation

                                       Annex A -- Agreement and Plan of Merger

of all directors of the Company (except as requested by Buyer) effective at the Effective Time.

         SECTION 6.06. Amendment to Articles of Incorporation. Prior to the Effective Time, the Company shall amend its Articles of Incorporation to authorize the issuance of 5,000,000 shares of Class B Common Stock that shall have the same rights and privileges as the Shares, except that they shall have a liquidation preference of $0.10 per share.

         SECTION 6.07. Exchange for Class B Common Stock. Immediately prior to the Effective Time, the Company shall issue to the Roll-over Group an aggregate number of shares of Class B Common Stock determined by Buyer, by written notice to the Company and to each member of the Roll-over Group no later than five (5) business days prior to the Effective Time. Such shares of Class B Common Stock shall be issued in exchange for the Shares owned by such member of the Roll-over Group, at a ratio of one share of Class B Common Stock for each Share so exchanged. Such number of Shares so exchanged shall not, in the aggregate, exceed 175,000 and shall not, in the aggregate be fewer than 125,000. Such shares of Class B Common Stock shall be issued in a ratio of 20% for Kimberlin Family Partners, L.P. and 80% for Oshkim Limited Partnership, or in such other ratio agreed by the Roll-over Group.

         SECTION 6.08. Outstanding Debt Securities. The Company shall (or shall cause the relevant Subsidiary to) take such steps as are necessary to take the following actions as of the Effective Time: (i) call for repayment and repay all outstanding amounts (including interest) under the Company's Credit Agreement dated as of June 5, 1998, as amended, with Bank One Corp.,
(ii) call for prepayment and prepay all outstanding amounts (including any prepayment penalty) under the Company's $9 million subordinated debenture dated March 26, 1998 and $6 million subordinated debenture dated September 1, 2008, each held by Allied Capital Corporation and (iii) call for redemption and redeem (w) the unsecured loan notes aggregating $908,044 issued by Enterprise Broadcast Systems Limited to Martin D. Welch and Colin S. K. Walls,
(x) the secured promissory notes aggregating $34,063 issued by the Company to Robert F. McConnell and George T. Beattie and (y) the promissory notes aggregating $171,114 issued by the Company to Peter Wouters and William Scheer, so that, as promptly as practicable after the Effective Time, all such debentures or notes shall be redeemed or repaid.

         SECTION 6.09. Transfers by Affiliates. The Company shall use its reasonable best efforts to obtain and provide to Buyer prior to the Effective Time undertakings in writing from each Person, if any, who according to counsel for the Company might reasonably be considered "affiliates" of the Company within the meaning of Rule 145(c) of the SEC pursuant to the Securities Act (each, a "Rule 145 Affiliate"), in each case in form and substance reasonably satisfactory to counsel for Buyer providing (i) such Rule 145 Affiliate will notify Buyer in writing before offering for sale or selling or otherwise disposing of any Surviving Corporation Shares owned by such Rule 145 Affiliate and (ii) no such sale or other disposition shall be made unless and until the Rule 145 Affiliate has supplied to Buyer an opinion of counsel for the Rule 145 Affiliate (which opinion and counsel shall be reasonably satisfactory to Buyer) to the effect that such transfer is not in violation of the 1933 Act.

         SECTION 6.10. Post-signing Deliveries. (a) The Company will use its best efforts to deliver to Buyer the following within 10 days after the date hereof:

               (i) a settlement agreement between Andre Blay and the Company substantially similar to the draft previously furnished to Buyer;

               (ii) a voting agreement from Andre Blay on terms similar to the draft agreement but without the restrictions set forth in paragraph 12 thereof; and

               (iii) a revised disclosure letter that provides information in respect of intellectual property, material contracts and employee benefits matters that is consistent with the information previously disclosed to Buyer.

          (b) Promptly after filing with the SEC, the Company will deliver to Buyer the Company 10-K, which will be substantially similar to the draft Company 10-K previously delivered to Buyer.

          (c) Within three business days of the date hereof, the Company will deliver to Buyer the written opinion of Schroder & Co. contemplated by Section 2.01(d).


                                   ARTICLE 7
                              COVENANTS OF BUYER

         Buyer agrees that:

         SECTION 7.01. SEC Filings. As soon as practicable after the date of announcement of the execution of the Merger Agreement, Buyer shall file (separately, or as part of the Company Proxy Statement) with the SEC, if required, a Rule 13E-3 Transaction Statement (the "Transaction Statement") with respect to the Merger (together with any supplements or amendments thereto,

                                       Annex A -- Agreement and Plan of Merger

collectively the "Buyer Disclosure Documents"). Buyer and the Company each agree to correct any information provided by it for use in the Buyer Disclosure Documents if and to the extent that it shall become aware that such information has become false or misleading in any material respect. Buyer agrees to take all steps necessary to cause the Buyer Disclosure Documents as so corrected to be filed with the SEC and to be disseminated to holders of Shares, in each case as and to the extent required by applicable federal securities laws. The Company and its counsel shall be given at least 3 business days opportunity to review and comment on each Buyer Disclosure Document prior to its being filed with the SEC along with any amendments thereto that are subsequently filed with the SEC.

         SECTION 7.02. Voting of Shares. Buyer agrees to vote all Shares beneficially owned by it in favor of adoption of this Agreement at the Company Stockholder Meeting.

         SECTION 7.03. Director and Officer Liability. (a) For a period of six years after the Effective Time, the Surviving Corporation shall indemnify, defend and hold harmless each Person who is now, or has been at any time prior to the date of this Agreement or who becomes prior to the Effective Time, an officer or director of the Company or any Subsidiary (each such Person, an "Indemnified Party") against all losses, claims, damages, liabilities, fees and expenses (including reasonable fees and disbursements of counsel and judgments, fines, losses, claims, liabilities and amounts paid in settlement (provided that any such settlement is effected with the prior written consent of the Surviving Corporation)) arising in whole or in part out of acts or omissions existing or occurring on or prior to the Effective Time to the full extent provided under applicable law or the Company's certificate of incorporation and bylaws in effect on the date of this Agreement and the Company's written indemnification agreements in effect on the date of this Agreement, including provisions therein relating to the advancement of expenses incurred in the defense of any action or suit; provided that (i) such indemnification shall be subject to any limitation imposed from time to time under applicable law, (ii) in the event any claim or claims are asserted or made within such Indemnification Period, all rights to indemnification in respect of any such claim or claims shall continue until disposition of any and all such claims, (iii) any determinations required to be made with respect to whether an indemnified party's conduct complies with the standards set forth under the Delaware Law, the Company's certificate of incorporation or bylaws or such agreements, as the case may be, shall be made by independent counsel mutually acceptable to the Surviving Corporation and the Indemnified Party, and (iv) nothing herein shall impair any rights or obligations of any Indemnified Party under the Company's certificate of incorporation or bylaws as in effect immediately prior to the Effective Time, or otherwise. In the event that any claim or claims are brought against any Indemnified Party (whether arising before or

                                       Annex A -- Agreement and Plan of Merger

after the Effective Time), such Indemnified Party may select counsel for the defense of such claim, which counsel shall be reasonably acceptable to the Company and Buyer (if selected prior to the Effective Time) and the Surviving Corporation (if selected after the Effective Time);

          (b) Prior to the Effective Time, Buyer will purchase, or cause the Surviving Corporation to purchase, a "run-off" officers' and directors' liability insurance in respect of acts or omissions occurring prior to the Effective Time covering each such person currently covered by the Company's officers' and directors' liability insurance policy on terms with respect to coverage and amounts no less favorable than those of such policy in effect on the date of this Agreement, such "run-off" policy to be in effect for a period of six years following the Effective Time.

         (c) In the event that the Surviving Corporation or any of its respective successors and assigns consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or transfers and conveys substantially all of its properties and assets to any Person, then, and in each case, proper provisions shall be made so that the successors and assigns of the Surviving Corporation, as applicable, assume the obligations set forth in this Section 7.03.

          (d) The rights under this Section 7.03 are intended to benefit the Company and each Indemnified Party hereunder, shall be binding on all successors and assigns of the Surviving Corporation and shall be enforceable by each Indemnified Party and his or her heirs and representatives. The parties hereto acknowledge and agree that the remedy at law for any breach of the obligations of the Surviving Corporation under this Section 7.03 is and will be insufficient and inadequate and that the Indemnified Parties, in addition to any remedies at law, shall be entitled to equitable relief (including specific performance). The Surviving Corporation shall pay all reasonable expenses, including reasonable attorneys' fees, in each case, as incurred, incurred by an Indemnified Party in enforcing the indemnity and other obligations set forth in this Section 7.03.

         SECTION 7.04. Financing. Buyer shall use its commercially reasonable efforts to obtain the Financing. In the event that any portion of such Financing becomes unavailable, regardless of the reason therefor, Buyer will use its commercially reasonable efforts to obtain alternative financing on substantially comparable or more favorable terms from other sources.

         SECTION 7.05. Employee Benefits. (a) Buyer shall maintain, or shall cause the Company to maintain, for a period of at least one year after the Effective

                                       Annex A -- Agreement and Plan of Merger

Time, without interruption, employee compensation and benefit plans, programs and policies and fringe benefits that will provide benefits to employees of the Company and the Subsidiaries that are no less favorable in the aggregate than those provided immediately prior to the Effective Time (other than any equity or other stock-based benefits provided to employees). Employees shall be given credit for all service with the Company or the Subsidiaries (or service credited by the Company or the Subsidiaries for similar plans, programs or policies) under any plans, policies or programs established by Buyer or the Company, as the case may be, following the Effective Time, except for defined benefit pension or retirement benefit plans and except to the extent that the crediting of such service would result in any duplication of benefits.

          (b) Buyer acknowledges that as of the Effective Time, the Surviving Corporation shall assume all of the obligations under the Employment Agreements listed in Section 4.17 (e) of the Disclosure Letter and the Surviving Corporation hereby agrees to discharge all obligations under each such Employment Agreement.

         SECTION 7.06. Non-Interference. Buyer will not willfully take any direct or indirect action that Buyer knows or should reasonably know would materially and adversely affect or delay the ability of Buyer or the Surviving Corporation to perform any of their respective obligations under this Agreement.


                                   ARTICLE 8
                      COVENANTS OF BUYER AND THE COMPANY

         The parties hereto agree that:

         SECTION 8.01. Further Assurances. (a) Subject to the terms and conditions of this Agreement, each party will use all commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate the Contemplated Transactions, including delivering such documents relating to corporate existence and authority as the other party may reasonably request. Each party shall also refrain from taking, directly or indirectly, any action contrary to or inconsistent with the provisions of this Agreement, including action which would impair such party's ability to consummate the Merger and the Contemplated Transactions. Without limiting the foregoing, the Company and the Board of Directors of the Company shall use their commercially reasonable efforts to (i) take all action reasonably necessary so that no state takeover statute

                                       Annex A -- Agreement and Plan of Merger

or similar statute or regulation is or becomes applicable to the Merger or any of the other Contemplated Transactions and (ii) if any state takeover statute or similar statute or regulation becomes applicable to any of the foregoing, take all action reasonably necessary so that the Merger and the other Contemplated Transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on the Merger and the other Contemplated Transactions.

         SECTION 8.02. Notices of Certain Events. Each party shall promptly notify the other of:

          (a) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the Contemplated Transactions;

          (b) any notice or other communication from any governmental or regulatory agency or authority in connection with the Contemplated Transactions;

          (c) any actions, suits, claims, investigations or proceedings commenced or, to the best of its knowledge threatened against, relating to or involving or otherwise affecting such party (or in the case of the Company only, any Subsidiary) or Buyer (in the case of Buyer), which, if pending on the date of this Agreement, would have resulted in a breach of Section 4.14 (in the case of the Company or any Subsidiary only) or which relate to the consummation of the Contemplated Transactions; and

         (d) any other fact or circumstance which, if existing on the date of this Agreement, would have resulted in a breach of any of the representations and warranties of such party, contained herein.

         SECTION 8.03. Certain Filings. (a) The Company and Buyer shall use their respective commercially reasonable efforts to take or cause to be taken,
(i) all actions necessary, proper or advisable by such party with respect to the prompt preparation and filing with the SEC of the Company Disclosure Documents and the Buyer Disclosure Documents, (ii) such actions as may be reasonably required to have the Company Proxy Statement cleared by the SEC, and (iii) such actions as may be reasonably required to have to be taken under state securities or applicable Blue Sky laws in connection with the issuance of the securities contemplated hereby, in each case as promptly as practicable.

          (b) The Company agrees to provide, and will cause the Subsidiaries and its and their respective officers, employees and advisors to provide, all reasonably necessary cooperation in connection with the arrangement of any financing to be

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                                       Annex A -- Agreement and Plan of Merger

consummated contemporaneous with or at or after the Effective Time in respect of the Contemplated Transactions, including without limitation, (x) participation in meetings, due diligence sessions and road shows, (y) the preparation of offering memoranda, private placement memoranda, prospectuses and similar documents, and (z) the execution and delivery of any commitment letters, underwriting or placement agreements, pledge and security documents, other definitive financing documents, or other requested certificates or documents, including a certificate of the chief financial officer of the Company with respect to solvency matters, comfort letters of accountants and legal opinions as may be reasonably requested by Buyer; provided that the form and substance of any of the material documents referred to in clause (y) and the terms and conditions of any of the material agreements and other documents referred to in clause (z), shall be substantially consistent with the terms and conditions of the financing required to satisfy the condition precedent set forth in Section 9.02(d).

          (c) The Company and Buyer shall cooperate with one another (i) in determining whether any action by or in respect of, or filing with, any governmental body, agency or official, or authority is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any material contracts, in connection with or as a result of the consummation of the Contemplated Transactions and (ii) in seeking any such actions, consents, approvals or waivers or making any such filings, furnishing information required in connection therewith or with the Company Disclosure Documents and Buyer Disclosure Documents and seeking timely to obtain any such actions, consents, approvals or waivers.

         SECTION 8.04. Public Announcements. Buyer and the Company will consult with each other and give due consideration to such comments as the other party may have before issuing any press release or making any public statement or announcement with respect to this Agreement or the Contemplated Transactions and, except as may be required by applicable law or any listing agreement with any national securities exchange or the Nasdaq Stock Market, will not issue any such press release or make any such public statement prior to such consultation.


                                   ARTICLE 9
                           CONDITIONS TO THE MERGER

         SECTION 9.01. Conditions to the Obligations of Each Party. The obligations of the Company and Buyer to consummate the Merger are subject to the satisfaction of the following conditions:

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                                       Annex A -- Agreement and Plan of Merger

         (a) this Agreement and the Charter Amendment shall have been approved and adopted by the stockholders of the Company in accordance with the Delaware Law;

         (b) any applicable waiting period under the HSR Act relating to the Merger shall have expired or been terminated;

         (c) no provision of any applicable law or regulation and no judgment, injunction, order or decree shall prohibit the consummation of the Merger; and

         (d) All consents, approvals and licenses of any governmental or other regulatory body required in connection with the execution, delivery and performance of this Agreement and for the Surviving Corporation to conduct the business of the Company and the Subsidiaries in substantially the manner now conducted, shall have been obtained, unless the failure to obtain such consents, authorizations, orders or approvals could not reasonably be expected to have a Material Adverse Effect after giving effect to the Contemplated Transactions (including the Financing).

         SECTION 9.02. Conditions to the Obligations of Buyer. The obligations of Buyer to consummate the Merger are subject to the satisfaction of the following further conditions:

         (a) (i) the Company shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Effective Time, (ii) the representations and warranties of the Company contained in this Agreement and in any certificate or other writing delivered by the Company pursuant hereto (x) that are qualified by materiality or Material Adverse Effect shall be true at and as of the Effective Time as if made at and as of such time, and (y) that are not qualified by materiality or Material Adverse Effect shall be true in all material respects at and as of the Effective Time as if made at and as of such time and (iii) Buyer shall have received a certificate signed by the Chief Executive Officer of the Company to the foregoing effect;

         (b) There shall not be instituted or pending any action or proceeding by any government or governmental authority or agency or any other person, that has a reasonable likelihood of success, before any court or governmental authority or agency, (i) challenging or seeking to make illegal, to delay materially or otherwise directly or indirectly to restrain or prohibit the consummation of the Merger or seeking to obtain material damages directly or indirectly relating to the Contemplated Transactions, (ii) seeking to restrain or prohibit the Surviving Corporation's (including its subsidiaries' and Affiliates') ownership or operation of all or any material portion of the business or assets of the Company and the

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                                       Annex A -- Agreement and Plan of Merger

Subsidiaries, taken as a whole, or to compel the Surviving Corporation or any of its subsidiaries or Affiliates to dispose of or hold separate all or any material portion of the business or assets of the Company and the Subsidiaries, taken as a whole, (iii) seeking to impose or confirm material limitations on the ability of the Surviving Corporation or any of its subsidiaries or Affiliates to effectively control the business or operations of the Company and the Subsidiaries, taken as a whole, or the ability of LiveWire Media, L.L.C. or any of its Affiliates effectively to exercise full rights of ownership of any Surviving Corporation Shares or any shares of the Surviving Corporation's subsidiaries or Affiliates prior to the Effective Time on all matters properly presented to the Surviving Corporation's stockholders, or (iv) seeking to require divestiture by LiveWire Media, L.L.C. or any of its Affiliates of any Surviving Corporation Shares, and no court, arbitrator or governmental body, agency or official shall have issued any judgment, order, decree or injunction, and there shall not be any statute, rule or regulation, that, in the sole judgment of Buyer is likely, directly or indirectly, to result in any of the consequences referred to in the preceding clauses (i) through (iv);

         (c) Buyer shall have received all documents it may reasonably request relating to the organization of the Company and the Subsidiaries as in effect immediately prior to the Effective Time and the authority of the Company for this Agreement, all in form and substance satisfactory to Buyer;

         (d) The funds in an amount at least equal to the Required Amounts shall have been made available to Buyer as contemplated in Section 5.06;

         (e) The holders of not more than 1% of the outstanding Shares shall have demanded appraisal of their Shares in accordance with Delaware Law;

         (f) Since the date of this Agreement, there shall not have been any event, occurrence, development or state of circumstance which, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect;

         (g) Buyer (at its own expense) shall have received a certificate from an independent third party confirming, to the reasonable satisfaction of Buyer, that the following products are Year 2000 Complaint: BMS, Landmark Air-time Sales, Vision, Novar, Equinox Traffic, ENS, AMS and the Boss II and the Boss Joint Scheduling System and any hardware having a value in excess of $250,000; and

         (h) the Charter Amendment shall have become effective under Delaware Law and the exchange contemplated by Section 6.07 shall have occurred.

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                                       Annex A -- Agreement and Plan of Merger

         SECTION 9.03. Conditions to the Obligation of the Company. The obligation of the Company to consummate the Merger is subject to the satisfaction of the following further conditions:

         (a) (i) Buyer shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Effective Time, (ii) the representations and warranties of Buyer contained in this Agreement and in any certificate or other writing delivered by Buyer pursuant hereto (x) that are qualified by materiality or Material Adverse Effect shall be true at and as of the Effective Time as if made at and as of such time, and (y) that are not qualified by materiality or Material Adverse Effect shall be true in all material respects at and as of the Effective Time as if made at and as of such time and (iii) the Company shall have received a certificate signed by the President of Buyer to the foregoing effect.

         (b) There shall not be issued and in effect by or before any court or other Governmental Authority having jurisdiction, an order or injunction restraining or prohibiting the Contemplated Transactions.

         (c) Buyer shall have delivered to the Company (i) copies of its organizational documents as in effect immediately prior to the Effective Time,
(ii) copies of resolutions adopted by the Board of Directors of Buyer authorizing the Contemplated Transactions, and (iii) a certificate of good standing of Buyer issued by the Delaware Secretary of State as of a date not more than five business days prior to the Effective Time, certified in each case as of the Effective Time by an authorized officer of Buyer as being true, correct and complete.

         (d) The Company shall have received such other documents, instruments and certificates incidental to the Contemplated Transaction as are reasonably requested by it.


                                  ARTICLE 10
                                  TERMINATION

         SECTION 10.01. Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time
(notwithstanding any approval of this Agreement by the stockholders of the Company):

         (a) by mutual written consent of the Company on the one hand and Buyer on the other hand;

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                                       Annex A -- Agreement and Plan of Merger

         (b) by either the Company or Buyer, if the Merger has not been consummated by November 1, 1999, provided that the party seeking to exercise such right is not then in breach in any material respect of any of its obligations under this Agreement;

         (c) by either the Company or Buyer, if (i) Buyer (in the case of termination by the Company), or the Company (in the case of termination by Buyer) shall have breached (so long as such terminating party is not then in breach in any material respect of its obligations under this Agreement) in any material respect any of its obligations under this Agreement, which breach shall not be remedied within 10 business days of written notice specifying such breach in reasonable detail and demanding that the same be remedied or
(ii) any representation and warranty of Buyer (in the case of termination by the Company) or the Company (in the case of termination by Buyer) shall have been incorrect in any material respect when made or at any time prior to the Effective Time;

         (d) by either the Company or Buyer, if there shall be any applicable law or regulation that makes consummation of the Merger illegal or otherwise prohibited or if any judgment, injunction, order or decree enjoining Buyer or the Company from consummating the Merger is entered and such judgment, injunction, order or decree shall become final and nonappealable;

         (e) by Buyer (so long as it is not then in material breach of its obligations under this Agreement) if the Board of Directors of the Company shall have withdrawn or modified or amended its approval or recommendation of this Agreement and the Merger and the Charter Amendment or its recommendation that stockholders of the Company adopt and approve this Agreement and the Merger and the Charter Amendment, or approved, recommended or endorsed any Acquisition Proposal, or if the Company has failed to call the Company Stockholder Meeting or failed as promptly as practicable to cause to be mailed the Company Proxy Statement to its stockholders or failed to include in such statement the recommendation referred to above;

         (f) by the Company, if (i) the Board of Directors of the Company authorizes the Company, subject to complying with the terms of this Agreement, to enter into a binding written agreement concerning a transaction that constitutes a Superior Proposal and the Company notifies Buyer in writing that it intends to enter into such an agreement, attaching the most current version of such agreement (or a description of all material terms and conditions thereof) to such notice, (ii) Buyer does not make, within three business days of receipt of the Company's written notification of its intention to enter into a binding agreement for a Superior Proposal, an offer that is at least as favorable to the shareholders of

                                       Annex A -- Agreement and Plan of Merger

the Company as the Superior Proposal, it being understood that the Company shall not enter into any such binding agreement during such three-day period and (iii) the Company prior to such termination pursuant to this clause 10.01(f) pays to Buyer in immediately available funds the fees required to be paid pursuant to Section 6.04. The Company agrees to notify Buyer promptly if its intention to enter into a written agreement referred to in its notification shall change at any time after giving such notification. "Superior Proposal" means any bona fide Acquisition Proposal for or in respect of at least a majority of the outstanding Shares on terms that are more favorable to all of the Company's shareholders than the Merger (it being understood that, for this purpose, if it is the judgment of the Company's Board of Directors and Schroder & Co. Inc. that such Acquisition Proposal is superior, from a financial point of view, to the Company's shareholders, applicable fiduciary duties may require that such Board of Directors not reject such proposal);

           (g) by either the Company or Buyer if, at a duly held stockholders meeting of the Company or any adjournment thereof at which this Agreement and the Merger and the Charter Amendment are voted upon, the requisite stockholder adoption and approval shall not have been obtained; and

           (h) by the Company or Buyer if the Merger Consideration is less than $8.85 per share, provided that if the Company seeks to terminate the Agreement pursuant to this Section 10.01(h), Buyer may, within three business days of receiving the Company's notice pursuant to this paragraph (h), revoke such termination by delivery of a notice agreeing that the Merger Consideration will be equal to $8.85 per share.

         The party desiring to terminate this Agreement pursuant to Sections 10.01(b)-(i) shall give written notice of such termination to the other party in accordance with Section 11.01.

         SECTION 10.02. Effect of Termination. If this Agreement is terminated pursuant to Sections 10.01, this Agreement shall become void and of no effect without liability of any party (or any stockholder, director, officer, employee, agent, consultant or representative of such party) to the other party hereto, except that the agreements contained in Sections 6.04 and 11.04 shall survive any termination hereof pursuant to Section 10.01.

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                                       Annex A -- Agreement and Plan of Merger

                                  ARTICLE 11
                                 MISCELLANEOUS

         SECTION 11.01. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission) and shall be given,

         if to Buyer, to:

                LiveWire Acquisition Corporation
                711 Westchester Avenue
                White Plains, NY 10604
                Attention: Steven Price
                Telephone: (914) 422-0800
                Fax: (914) 289-1344

         with a copy to:

                Davis Polk & Wardwell
                450 Lexington Avenue
                New York, New York 10017
                Attention: John Buttrick
                Fax: (212) 450-4800

         if to the Company, to:

                Enterprise Software, Inc.
                8415 Explorer Drive
                Colorado Springs, CO 80920
                Attention: Richard Schleufer
                Telephone: (719) 548-1812
                Fax: (719) 548-1818

         with a copy to:

                Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                590 Madison Avenue
                New York, New York 10022
                Attention: Alan Siegel, Esq.
                Telephone: (212) 872-1000
                Fax:  (212) 872-1002

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                                       Annex A -- Agreement and Plan of Merger

or such other address or facsimile number as such party may hereafter specify for the purpose by notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5 p.m., and such day is a business day, in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding business day in the place of receipt.

         SECTION 11.02.  Survival of Representations, Warranties and Covenants.
(a) The representations and warranties contained herein and in any certificate or other writing delivered pursuant hereto shall not survive the Effective
Time or the termination of this Agreement.

         (b) The covenants and agreements of the parties to be performed after the Effective Time contained in this Agreement shall survive the Effective Time.

         SECTION 11.03. Amendments; No Waivers. (a) Any provision of this Agreement may be amended or waived prior to the Effective Time if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or, in the case of a waiver, by each party against whom the waiver is to be effective, provided that, after the adoption of this Agreement by the stockholders of the Company and without their further approval, no such amendment or waiver shall alter or change (i) the amount or kind of consideration to be received in exchange for any shares of capital stock of the Company or (ii) any of the terms or conditions of this Agreement if such alteration or change would adversely affect the holders of any shares of capital stock of the Company.

         (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

         SECTION 11.04.  Expenses.  (a) Except as otherwise provided in Sections
6.04 and 11.04(b) or agreed in writing by the parties, all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

         (b) If, notwithstanding the satisfaction or waiver of each of the conditions set forth in Sections 9.01 and 9.02, Buyer fails to consummate the Merger, Buyer shall pay to the Company an amount in liquidated damages equal to $2,500,000. The payment made by Buyer pursuant to this Section 11.04(b)

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                                       Annex A -- Agreement and Plan of Merger

shall be the sole remedy available to the Company in the event that, notwithstanding the satisfaction or waiver of each of the conditions set forth in Section 9.01 and 9.02, Buyer fails to consummate the Merger. The payment of such amount by Buyer shall be guaranteed by LiveWire Corporation.

         SECTION 11.05. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party hereto, except that Buyer may transfer or assign, in whole or from time to time in part, to one or more of its Affiliates, the right to enter into the Contemplated Transactions.

         SECTION 11.06. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

         SECTION 11.07. Jurisdiction. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the Contemplated Transactions may be brought in any federal court located in the State of Delaware or any Delaware state court, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient form. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section
11.01 shall be deemed effective service of process on such party.

         SECTION 11.08. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE CONTEMPLATED TRANSACTIONS.

         SECTION 11.09. Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto. No provision of this Agreement is intended to confer any rights, benefits, remedies, obligations

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                                       Annex A -- Agreement and Plan of Merger

or liabilities hereunder upon any Person other than the parties hereto and their respective successors and assigns.

         SECTION 11.10. Entire Agreement. Except for the Confidentiality Agreement, the Voting Agreements, this Agreement and the Disclosure Letter constitute the entire agreement between the parties with respect to the subject matter of this Agreement and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement.

         SECTION 11.11. Captions. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

         SECTION 11.12. Specific Performance. The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in any federal court located in the State of Delaware or any Delaware state court, in addition to any other remedy to which they are entitled at law or in equity.

         SECTION 11.13. Disclosure Schedules. The inclusion of any matter in the Disclosure Letter will not be deemed an admission by any party that such listed matter is material or that such listed matter has or would have a Material Adverse Effect on the Company and its Subsidiaries.

         SECTION 11.14. Severability. If any provision of this Agreement shall be declared to be invalid or unenforceable, in whole or in part, such invalidity or unenforceability shall not affect the remaining provisions hereof which shall remain in full force and effect.

                                       Annex A -- Agreement and Plan of Merger

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                                        ENTERPRISE SOFTWARE, INC.

                                        By: /s/Richard Schleufer
                                           ------------------------------------
                                           Name: Richard Schleufer
                                           Title: Chairman and Chief
                                           Executive Officer


                                        LIVEWIRE ACQUISITION
                                        CORPORATION

                                        By: /s/ Steven Price
                                           ------------------------------------
                                           Name: Steven Price
                                           Title:  President

                                       Annex A -- Agreement and Plan of Merger

                                                                      EXHIBIT A



         FIRST:  The name of the Corporation is Enterprise Software, Inc.

         SECOND: The address of its registered office in the State of Delaware is 1013, Centre Road, Wilmington, Delaware 19805. The name of its registered agent at such address is Corporation Service Company.

         THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended ("Delaware Law").

         FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 155,000,000, consisting of (i) 100,000,000 shares of Class A Common Stock, par value $0.001 per share, (ii) 5,000,000 shares of Class B Common Stock, par value $0.001 per share and (iii) 50,000,000 shares of Preferred Stock, par value $0.001 per share. The shares of Class B Common Stock shall be identical to the shares of Class A Common Stock in all respects except that each share of Class B Common Stock will have a liquidation preference of $0.10 per share. The Board of Directors is hereby empowered to authorize by resolution or resolutions from time to time the issuance of one or more classes or series of Preferred Stock and fix the designations, powers, preferences and relative, participating, optional or other rights, if any, and the qualifications, limitations or restrictions thereof, if any, with respect to each such class or series of Preferred Stock and the number of shares constituting each such class or series, and to increase or decrease the number of shares of any such class or series to the extent permitted by Delaware Law.

         FIFTH: The Board of Directors shall have the power to adopt, amend or repeal the bylaws of the Corporation.

         SIXTH: Election of directors need not be by written ballot unless the bylaws of the Corporation so provide.

         SEVENTH: (1) A director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by Delaware Law.

          (2) (a) Each person (and the heirs, executors or administrators of such person) who was or is a party or is threatened to be made a party to, or is involved

                                       Annex A -- Agreement and Plan of Merger

in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by Delaware Law. The right to indemnification conferred in this ARTICLE SEVENTH shall also include the right to be paid by the Corporation the expenses incurred in connection with any such proceeding in advance of its final disposition to the fullest extent authorized by Delaware Law. The right to indemnification conferred in this ARTICLE SEVENTH shall be a contract right.

          (b) The Corporation may, by action of its Board of Directors, provide indemnification to such of the officers, employees and agents of the Corporation to such extent and to such effect as the Board of Directors shall determine to be appropriate and authorized by Delaware Law.

          (3) The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss incurred by such person in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under Delaware Law.

          (4) The rights and authority conferred in this ARTICLE SEVENTH shall not be exclusive of any other right which any person may otherwise have or hereafter acquire.

          (5) Neither the amendment nor repeal of this ARTICLE SEVENTH, nor the adoption of any provision of this Certificate of Incorporation or bylaws of the Corporation, nor, to the fullest extent permitted by Delaware Law, any modification of law, shall eliminate or reduce the effect of this ARTICLE SEVENTH in respect of any acts or omissions occurring prior to such amendment, repeal, adoption or modification.

         EIGHTH: The Corporation reserves the right to amend this Certificate of Incorporation in any manner permitted by Delaware Law and, with the sole exception of those rights and powers conferred under the above ARTICLE SEVENTH, all rights and powers conferred herein on stockholders, directors and officers, if any, are subject to this reserved power.

                                       Annex A -- Agreement and Plan of Merger

         NINTH: The name and mailing address of the incorporator is as follows:
Roger V. Davidson, Esq., 1375 Walnut, Suite 2000, Boulder, Colorado 80302.

                                           Annex B -- Form of Voting Agreement

                               VOTING AGREEMENT

     In consideration of LiveWire Acquisition Corporation, a Delaware corporation ("Buyer"), and Enterprise Software, Inc., a Delaware corporation (the "Company"), entering into on the date hereof an Agreement and Plan of Merger (the "Merger Agreement") which provides, among other things, that upon the terms and subject to the conditions thereof, Buyer will be merged with and into the Company (the "Merger") with the Company continuing as the surviving corporation, and pursuant thereto each outstanding share of Common Stock will be converted into the right to receive the Merger Consideration (as defined in the Merger Agreement) in accordance with the terms of the Merger Agreement, the undersigned holder (the "Stockholder") of shares of Common Stock agrees with Buyer as follows:

      1. During the period (the "Agreement Period") beginning on the date hereof and ending on the earliest of (i) the Effective Time (as defined in the Merger Agreement), (ii) the date that is 90 days after the termination of the Merger Agreement in accordance with Section 10.01(e), 10.01(f) or 10.01(g) thereof and payment in full of all amounts (if any) payable to Buyer pursuant to Section 6.04 of the Merger Agreement and (iii) the date of termination of the Merger Agreement for any other reason, the Stockholder hereby agrees to vote all of the shares of Common Stock owned or controlled by it at the date of this Agreement and any other shares of Common Stock obtained under any warrant, stock option or compensation plan or arrangement of the Company during the Agreement Period (the "Stockholder Securities") to approve and adopt the Merger Agreement and the Merger (provided that the Stockholder shall not be required to vote in favor of the Merger Agreement or the Merger if the Merger Agreement has, without the written consent of the Stockholder, been amended in any manner that is material and adverse to the Stockholder) and any actions directly and reasonably related thereto at any meeting or meetings of the stockholders of the Company, and at any adjournment thereof or pursuant to action by written consent, at or by which such Merger Agreement, or such other actions, are submitted for the consideration and vote of the stockholders of the Company so long as such meeting is held and completed (including any adjournment thereof) or written consent adopted prior to the termination of the Agreement Period.

      2. During the Agreement Period, the Stockholder hereby agrees that it will not vote any of the Stockholder Securities in favor of the approval of any other merger, consolidation, sale of assets, reorganization, recapitalization, liquidation or winding up of the Company or any other extraordinary transaction involving the Company or any matters related to or in connection therewith, or any corporate action relating to or the consummation of which would either frustrate the purposes of, or prevent or delay the consummation of, the Contemplated Transactions.

      3. During the Agreement Period, the Stockholder will not, directly or indirectly, (i) take any action to solicit, initiate, encourage or facilitate any Acquisition Proposal or (ii) engage in negotiations or discussions with, or furnish or disclose any nonpublic information relating to the Company or any Subsidiary or afford access to the properties, books or records of the Company or any Subsidiary to, or otherwise assist, facilitate or encourage, any Third Party that the Stockholder believes may be considering making, or has made, an Acquisition Proposal. The Stockholder will promptly notify Buyer after receipt of any Acquisition Proposal or any indication from any Third Party that it is considering making an Acquisition Proposal or any request for nonpublic information relating to the Company or any Subsidiary or for access to the properties, books or records of the Company or any Subsidiary by any Person that may be considering making, or has made, an Acquisition Proposal and will keep Buyer fully informed of the status and details of any such Acquisition Proposal, indication or request.

      4. The Stockholder agrees not to exercise any rights (including, without limitation, under Section 262 of the General Corporation Law of the State of Delaware) to demand appraisal of any shares of Common Stock owned by the Stockholder with respect to the Merger.

                                           Annex B -- Form of Voting Agreement

      5. The Stockholder hereby represents and warrants to Buyer that as of the date hereof:

     (a) the Stockholder (i) owns beneficially all of the Stockholder Securities, (ii) has the full and unrestricted legal power, authority and right to enter into, execute and deliver this Voting Agreement without the consent or approval of any other person and (iii) is not party to any voting agreement, and has not granted any person any proxy (revocable or irrevocable) with respect to the Stockholder Securities (other than this Voting Agreement);

     (b) this Voting Agreement is the valid and binding agreement of the Stockholder; and

     (c) other than as disclosed pursuant to the Merger Agreement, no investment banker, broker or finder is entitled to a commission or fee from the Company or any Subsidiary in respect of this Voting Agreement based upon any arrangement or agreement made by or on behalf of the Stockholder.

      6. If any provision of this Voting Agreement shall be invalid or unenforceable under applicable law, such provision shall be ineffective to the extent of such invalidity or unenforceability only, without in any way affecting the remaining provisions of this Voting Agreement.

      7. This Voting Agreement may be executed in two or more counterparts each of which shall be an original with the same effect as if the signatures hereto and thereto were upon the same instrument.

      8. The parties hereto agree that if for any reason any party hereto shall have failed to perform its obligations under this Voting Agreement, then the party seeking to enforce this Voting Agreement against such non-performing party shall be entitled to specific performance and injunctive and other equitable relief, and the parties hereto further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or other equitable relief. This provision is without prejudice to any other rights or remedies, whether at law or in equity, that any party hereto may have against any other party hereto for any failure to perform its obligations under this Voting Agreement.

      9. This Voting Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

     10. The Stockholder will, upon reasonable request, execute and deliver any additional documents deemed by Buyer to be necessary or desirable to complete and effectuate the covenants contained herein.

     11. This Voting Agreement shall terminate upon the termination of the Agreement Period.

     12. The Stockholder agrees that it will not sell, transfer, assign, encumber or otherwise dispose of any of the Stockholder Securities (whether to an affiliate or otherwise) until the expiration of the Agreement Period, other than pursuant to the terms of this Voting Agreement or pursuant to the Merger.

     13. Buyer and the Company understand and agree that this Voting Agreement pertains only to the Stockholder and not to any of its affiliates, if any, or advisers.

     14. (a) Buyer represents and warrants to the Stockholder that (i) this Voting Agreement is the valid and binding agreement of Buyer and (ii) all other voting agreements signed with existing shareholders of the Company prior to or concurrently herewith are substantially identical to this Voting Agreement.

     (b) If Buyer or the Company enters into any agreement with any other stockholder having a purpose or effect substantially similar to that of this Voting Agreement on financial or other terms (with respect to such other

                                           Annex B -- Form of Voting Agreement

stockholder) more favorable than the terms of this Voting Agreement, the Stockholder will have the right to elect any of the benefits thereof, as they may be amended or waived from time to time.

     15. All notices, requests and other communications to any party hereunder shall be in writing (including telecopy or similar writing) and shall be given:

     if to Buyer, to:

          LiveWire Acquisition Corporation
          711 Westchester Avenue
          White Plains, New York 10604
          Attention: Steven Price
          Fax: (914) 289-1344

     if to the Company, to:

          Enterprise Software, Inc.
          8415 Explorer Drive
          Colorado Springs, CO 80920
          Attention: Richard Schleufer
          Fax: (719) 548-1818

     if to the Stockholder to:

          [                                 ]
          [                                 ]
          [                                 ]
          Attention: [                      ]
          Fax: [                 ]

or such other address or telecopy number as such party may hereafter specify for the purpose by notice to the other parties hereto.

     16. Capitalized terms not defined herein shall have the meaning ascribed to them in the Merger Agreement.

                                           Annex B -- Form of Voting Agreement

     IN WITNESS WHEREOF, the parties hereto have executed this Voting Agreement as of this 27th day of June, 1999.

                                       LIVEWIRE ACQUISITION
                                            CORPORATION


                                       By /s/ Steve Price
                                          -------------------------------------
                                          Name:  Steven Price
                                          Title: President


                                       ENTERPRISE SOFTWARE, INC.


                                       By /s/ Richard Schleufer
                                          --------------------------------------
                                          Name:  Richard Schleufer
                                          Title: Chairman and Chief Executive
                                                 Officer



                                       Name of Stockholder: [                 ]


                                       By /s/ [                       ]
                                          -------------------------------------
                                          Name:  [                    ]
                                          Title: [                    ]

                                      Annex C -- Voting and Exchange Agreement

                         VOTING AND EXCHANGE AGREEMENT

     In consideration of LiveWire Acquisition Corporation, a Delaware corporation ("Buyer"), and Enterprise Software, Inc., a Delaware corporation (the "Company"), entering into an Amended and Restated Agreement and Plan of Merger (the "Merger Agreement") dated as of July 26, 1999, which provides, among other things, that upon the terms and subject to the conditions thereof, Buyer will be merged with and into the Company (the "Merger") with the Company continuing as the surviving corporation, and pursuant thereto each outstanding share of common stock, par value $.001 per share, of the Company (the "Common Stock") will be converted into the right to receive the Merger Consideration (as defined in the Merger Agreement) in accordance with the terms of the Merger Agreement, the undersigned holders (the "Stockholders") of shares of Common Stock, some of which will be exchanged for an equal number of shares of Class B Common Stock (as defined in the Merger Agreement) immediately prior to the Merger (the "Exchange") agrees with Buyer as follows:

      1. During the period (the "Agreement Period") beginning on the date hereof and ending on the earliest of (i) the Effective Time (as defined in the Merger Agreement), (ii) the date that is 90 days after the termination of the Merger Agreement in accordance with Section 10.01(e), 10.01(f) or 10.01(g) thereof and payment in full of all amounts (if any) payable to Buyer pursuant to Section 6.04 of the Merger Agreement and (iii) the date of termination of the Merger Agreement for any other reason, the Stockholders hereby agree to vote all of the shares of Common Stock owned or controlled by them at the date of this Agreement and any other shares of Common Stock obtained during the Agreement Period (the "Stockholder Shares") to approve and adopt the Merger Agreement and the Merger (provided that the Stockholders shall not be required to vote in favor of the Merger Agreement or the Merger if the Merger Agreement has, without the written consent of the Stockholders, been amended in any manner that is material and adverse to the Stockholders) and any actions directly and reasonably related thereto at any meeting or meetings of the stockholders of the Company, and at any adjournment thereof or pursuant to action by written consent, at or by which such Merger Agreement, or such other actions, are submitted for the consideration and vote of the stockholders of the Company so long as such meeting is held and completed (including any adjournment thereof) or written consent adopted prior to the termination of the Agreement Period.

      2. During the Agreement Period, the Stockholders hereby agree that they will not vote any of the Stockholder Shares in favor of the approval of any other merger, consolidation, sale of assets, reorganization, recapitalization, liquidation or winding up of the Company or any other extraordinary transaction involving the Company or any matters related to or in connection therewith, or any corporate action relating to or the consummation of which would either frustrate the purposes of, or prevent or delay the consummation of, the Contemplated Transactions.

      3. During the Agreement Period, the Stockholders will not, directly or indirectly, (i) take any action to solicit, initiate, encourage or facilitate any Acquisition Proposal or (ii) engage in negotiations or discussions with, or furnish or disclose any nonpublic information relating to the Company or any Subsidiary or afford access to the properties, books or records of the Company or any Subsidiary to, or otherwise assist, facilitate or encourage, any Third Party that the Stockholders believe may be considering making, or has made, an Acquisition Proposal. The Stockholders will promptly notify Buyer after receipt of any Acquisition Proposal or any indication from any Third Party that it is considering making an Acquisition Proposal or any request for nonpublic information relating to the Company or any Subsidiary or for access to the properties, books or records of the Company or any Subsidiary by any Person that may be considering making, or has made, an Acquisition Proposal and will keep Buyer fully informed of the status and details of any such Acquisition Proposal, indication or request.

      4. The Stockholders agree not to exercise any rights (including, without limitation, under Section 262 of the General Corporation Law of the State of Delaware) to demand appraisal of any shares of Common Stock owned by the Stockholders with respect to the Merger.

                                      Annex C -- Voting and Exchange Agreement

      5. Each Stockholder hereby represents and warrants to Buyer that as of the date hereof:

          (a) the Stockholder (i) owns beneficially or controls the number of Stockholder Shares set forth opposite its name on the signature page hereto (ii) has the full and unrestricted legal power, authority and right to enter into, execute and deliver this Agreement without the consent or approval of any other person and (iii) is not party to any Agreement, and has not granted any person any proxy (revocable or irrevocable) with respect to the Stockholder Shares (other than this Agreement);

          (b) this Agreement is the valid and binding agreement of the Stockholder; and

          (c) other than as disclosed pursuant to the Merger Agreement, no investment banker, broker or finder is entitled to a commission or fee from the Company or any Subsidiary in respect of this Agreement based upon any arrangement or agreement made by or on behalf of the Stockholder.

      6. Immediately prior to the Effective Time, pursuant to Section 6.07 of the Merger Agreement, the Stockholders agree to exchange an aggregate of between 125,000 and 175,000 shares of Company Common Stock for Class B Common Stock at a ratio of one share of Class B Common Stock for each share of Company Common Stock so exchanged. The aggregate number of Class B Shares to be received by the Stockholders in the exchange will be allocated 20% to Kimberlin Family Partners, L.P. and 80% to Oshkim Limited Partnership, or in such other ratio as agreed by the Stockholders. The Company hereby agrees to take all reasonable actions necessary to ensure that the Charter Amendment is enacted and the Exchange is effected.

      7. If any provision of this Agreement shall be invalid or unenforceable under applicable law, such provision shall be ineffective to the extent of such invalidity or unenforceability only, without in any way affecting the remaining provisions of this Agreement.

      8. This Agreement may be executed in two or more counterparts each of which shall be an original with the same effect as if the signatures hereto and thereto were upon the same instrument.

      9. The parties hereto agree that if for any reason any party hereto shall have failed to perform its obligations under this Agreement, then the party seeking to enforce this Agreement against such non-performing party shall be entitled to specific performance and injunctive and other equitable relief, and the parties hereto further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or other equitable relief. This provision is without prejudice to any other rights or remedies, whether at law or in equity, that any party hereto may have against any other party hereto for any failure to perform its obligations under this Agreement.

     10. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

     11. The Stockholders will, upon reasonable request, execute and deliver any additional documents deemed by Buyer to be necessary or desirable to complete and effectuate the covenants contained herein.

     12. This Agreement shall terminate upon the termination of the Agreement Period.

     13. The Stockholders agree that they will not sell, transfer, assign, encumber or otherwise dispose of any of the Stockholder Shares (whether to an affiliate or otherwise) until the expiration of the Agreement Period, other than pursuant to the terms of this Agreement or pursuant to the Merger.

                                      Annex C -- Voting and Exchange Agreement


     14. Buyer represents and warrants to the Stockholders that this Agreement is the valid and binding agreement of Buyer.

     15. All notices, requests and other communications to any party hereunder shall be in writing (including telecopy or similar writing) and shall be given:

          if to Buyer, to:

               LiveWire Acquisition Corporation
               711 Westchester Avenue
               White Plains, New York 10604
               Attention: Steven Price
               Fax: (914) 289-1344

          if to the Company, to:

               Enterprise Software, Inc.
               8415 Explorer Drive
               Colorado Springs, CO 80920
               Attention: Richard Schleufer
               Fax: (719) 548-1818

          if to the Stockholder, to:

               Kevin Kimberlin
               Spencer Trask Securities Incorporated
               18th Floor
               535 Madison Avenue
               New York, New York 10022
               Fax: (212) 751-3483

or such other address or telecopy number as such party may hereafter specify for the purpose by notice to the other parties hereto.

     16. Capitalized terms not defined herein shall have the meaning ascribed to them in the Merger Agreement.

                                      Annex C -- Voting and Exchange Agreement

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of this 22nd day of July, 1999.



                                          LIVEWIRE ACQUISITION
                                               CORPORATION


                                         By /s/ Steve Price
                                            ----------------------------------
                                            Name:  Steven Price
                                            Title: President


                                         ENTERPRISE SOFTWARE, INC.


                                         By /s/ Richard Schleufer
                                            ----------------------------------
                                            Name:  Richard Schleufer
                                            Title: Chairman and Chief Executive
                                                   Officer


Number of Stockholder Shares:            KIMBERLIN FAMILY
              56,835                        PARTNERS, L.P.


                                         By /s/ Kevin Kimberlin
                                            ----------------------------------
                                            Name:  Kevin Kimberlin
                                            Title: General Partner



Number of Stockholder Shares:            OSHKIM LIMITED
             223,558                        PARTNERSHIP


                                         By /s/ Kevin Kimberlin
                                            ----------------------------------
                                            Name:  Kevin Kimberlin
                                            Title: General Partner

                                     Annex D -- Opinion of Schroder & Co. Inc.

                                                                  July 26, 1999

Board of Directors
Enterprise Software, Inc.
8415 Explorer Drive
Colorado Springs, CO 80920

Members of the Board of Directors:

     We understand that Enterprise Software, Inc. ("Enterprise Software" or the "Company") and LiveWire Acquisition Corporation (the "Buyer"), a wholly owned subsidiary of LiveWire Ventures LLC ("LiveWire"), have entered into an Agreement and Plan of Merger dated as of June 27, 1999 (as amended and restated as of July 26, 1999, the "Merger Agreement"), pursuant to which the Buyer will be merged (the "Merger") with and into the Company with the Company being the surviving corporation (the "Surviving Corporation") in the Merger. The Merger Agreement provides that each outstanding share of common stock, par value $0.001, of the Company (the "Company Common Stock") shall be converted in the Merger into the right to receive $9.25 in cash (the "Merger Consideration"); provided, however, that pursuant to an agreement among Kimberlin Family Partners, L.P., Oshkim Limited Partnership (together the "Roll-Over Group"), the Company and the Buyer, the Roll-Over Group has agreed to exchange between 125,000 and 175,000 shares of Company Common Stock immediately prior to the Merger for shares of a new class of common stock, par value $0.001 per share, of the Company (the "Class B Common Stock").

     Pursuant to Section 2.02(e) of the Merger Agreement, the Merger Consideration is subject to reduction under certain circumstances. For purposes of our Opinion as expressed herein, we have assumed, at your direction, that no reduction in the Merger Consideration will occur pursuant to such Section.

     You have requested our opinion, as investment bankers, as to the fairness, from a financial point of view, of the Merger Consideration to the holders of Company Common Stock who will receive the Merger Consideration in the Merger (the "Opinion"). It is understood that the Opinion shall be used by you solely in connection with your consideration of the fairness of the Merger Consideration to such holders of Company Common Stock and for no other purpose, and that Enterprise Software will not furnish the Opinion or any other material prepared by Schroder & Co. Inc. ("Schroders") to any other person or persons or use or refer to the Opinion for any other purpose without Schroders' prior written approval. Schroders understands and agrees that its Opinion may be referred to and reproduced in full in a registration statement on Form S-4 or any proxy to be filed with the Securities and Exchange Commission in connection with the Merger.

     Schroders, as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes.

     In connection with our Opinion set forth herein, we have, among other things:

     i. reviewed the Company's Annual Reports on Form 10-K filed with the Securities and Exchange Commission for the years ended March 31, 1996, 1997, 1998 and 1999; the Company's quarterly reports on Form 10-Q for the fiscal quarters ended June 30, September 30 and December 31, 1998; the Company's reports on Form 8-K filed on August 4, 1998, September 1, 1998, November 16, 1998, January 4, 1999,
           January 21, 1999, February 4, 1999, February 16, 1999, March 5, 1999, April 30, 1999, May 14, 1999, and July 12, 1999, and the
           Company's proxy statements on Schedule 14A filed on June 5, 1998 and December 7, 1998;

                                     Annex D -- Opinion of Schroder & Co. Inc.


Board of Directors                      2                         July 26, 1999
Enterprise Software, Inc.


     ii. reviewed the Company's draft income statement, draft balance sheet, and select draft information from the statement of changes in cash flow for the quarter ended June 30, 1999, as provided by management on July 23, 1999;

     iii. reviewed the Company's projected divisional revenue and EBITDA for the fiscal years ended March 31, 2000 through 2004, as provided by management on May 20, 1999 (complete income statement, balance sheet and statement of changes in cash flow projections were not made available to us);

     iv. visited the principal office of the Company and conducted discussions with the senior management of the Company concerning its historical and projected financial information as presented and described in (i), (ii) and (iii) above;

     v. performed various financial analyses, as we deemed appropriate, of Enterprise Software using generally accepted analytical methodologies, including: (i) the application to the historical and financial results of Enterprise Software of the public trading multiples of companies which we deemed reasonably comparable; and
           (ii) the application to the financial results of Enterprise Software of the multiples reflected in recently reported public merger and acquisition transactions involving businesses which we deemed reasonably comparable;

     vi. reviewed the historical trading prices and volumes of Enterprise Software Common Stock on NASDAQ from January 1, 1997 to July 23, 1999;

     vii.  reviewed the Merger Agreement;

     viii. discussed the Merger with LiveWire senior management; and

     ix. performed such other financial studies, analyses, inquiries and investigations as we deemed appropriate.

     We did not perform a discounted cash flow analysis because the projected financial information made available to us as described in (iii) above was not sufficient to permit us to perform such analysis.

     In our review and analysis and in formulating our Opinion, we have assumed and relied upon the accuracy and completeness of all information supplied or otherwise made available to us by Enterprise Software or obtained by us from other sources, and upon the assurance of Enterprise Software's management that they are not aware of any information or facts that would make the information provided to us materially incomplete or misleading. We have not attempted to independently verify any of such information. We have not undertaken an independent appraisal of the assets or liabilities (contingent or otherwise) of Enterprise Software, nor have we been furnished with any such appraisals.

     The Company has previously retained Schroders for the divestiture of Starcom Mediatech, Inc. to Digital Generation Systems, Inc. in July 1997 and the placement of $15,000,000 of subordinated debentures with warrants with Allied Capital in March 1998, for which Schroders was paid customary investment banking fees.

     Our Opinion is necessarily based upon financial, economic, market and other conditions as they exist and can be evaluated by us on the date hereof. We disclaim any undertaking or obligation to advise any person of any change in any fact or matter affecting our Opinion which may come or be brought to our attention after the date of the Opinion unless specifically requested to do so.

Annex D -- Opinion of Schroder & Co. Inc.




Board of Directors                      3                         July 26, 1999
Enterprise Software, Inc.


     Our Opinion does not constitute a recommendation as to any action the Board of Directors of the Company or any shareholder of the Company should take in connection with the Merger Agreement or any aspect thereof or alternative thereto. Without limitation to the foregoing, this letter does not constitute a recommendation to any shareholder with respect to whether to vote in favor of the Merger, and should not be relied upon by any shareholder as such. In rendering our Opinion, we have not been engaged as an agent or fiduciary of the Company's shareholders or of any other third party. Our Opinion relates solely to the fairness, from a financial point of view, of the Merger Consideration to the holders of Company Common Stock (other than the Roll-Over Group). Except as expressly set forth herein, we express no opinion herein as to the structure, terms or effect of any other aspect of the Merger or the Merger Agreement.

     Based upon and subject to all the foregoing, we are of the opinion, as investment bankers, that as of the date hereof, the Merger Consideration to be received by holders of Company Common Stock (other than the Roll-Over Group), is fair, from a financial point of view.

                                             Very truly yours,



                                             Schroder & Co. Inc.


                                             By: /s/ Ivan L. Lustig
                                                 ------------------------------
                                                 Ivan L. Lustig
                                                 Managing Director

                                        Annex E -- Section 262 of the Delaware
                                        General Corporation Law



      SECTION 262 OF THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

SS. 262. Appraisal Rights

     (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to ss. 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

     (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to ss. 251 (other than a merger effected pursuant to ss. 251(g) of this title), ss. 252, ss. 254, ss. 257, ss. 258, ss. 263 or ss. 264
of this title:

          (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either

               (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or

               (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of ss. 251 of this title.

          (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to ss.ss. 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

               a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

               b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

                                        Annex E -- Section 262 of the Delaware
                                        General Corporation Law


               c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

               d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

          (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under ss. 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

     (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

     (d)   Appraisal rights shall be perfected as follows:

          (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of his shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of his shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of his shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

          (2) If the merger or consolidation was approved pursuant to ss. 228 or ss. 253 of this title, each constituent corporation, either before the effective date of the merger or consolidation or within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section; provided that, if the notice is given on or after the effective date of the merger or consolidation, such notice shall be given by the surviving or resulting corporation to all such holders of any class or series of stock of a constituent corporation that are entitled to appraisal rights. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or

                                        Annex E -- Section 262 of the Delaware
                                        General Corporation Law


     consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

     (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw his demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after his written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

     (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

     (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

                                        Annex E -- Section 262 of the Delaware
                                        General Corporation Law


     (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted his certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that he is not entitled to appraisal rights under this section.

     (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

     (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

     (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded his appraisal rights as provided in subsection
(d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of his demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

     (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

                                                   Annex F -- Amendment to the
                                                   Certificate of Incorporation


                           CERTIFICATE OF AMENDMENT
                                    OF THE
                         CERTIFICATE OF INCORPORATION
                                      OF
                           ENTERPRISE SOFTWARE, INC.

                    Pursuant to Section 242 of the Delaware
                            General Corporation Law

     Pursuant to the provisions of Section 242 of the Delaware General Corporation Law, the undersigned, being a duly elected officer of the Corporation, does hereby certify and set forth as follows:

     FIRST: The name of the Corporation is Enterprise Software, Inc. (the "Corporation").

     SECOND: The Certificate of Incorporation of the Corporation was filed with the Secretary of State on the 17th day of July, 1995.

     THIRD: The Certificate of Incorporation is hereby amended to increase the authorized capital of the Corporation pursuant to Section 242 of the General Corporation Law. Article IV, "CAPITAL", is hereby amended in its entirety to read as follows:

          "IV CAPITAL: The total number of shares of capital stock which the Corporation shall have authority to issue is 105,000,000, consisting of
     (i) 100,000,000 shares of Class A Common Stock, par value $0.001 per share, and (ii) 5,000,000 shares of Class B Common Stock, par value $0.001 per share. Upon acceptance by the Delaware Secretary of State of the filing of this amendment (the "Effective Date"), all common stock (as such are designated prior to the Effective Date), whether such shares of common stock are issued and outstanding or not, shall be designated Class A common Stock.

          The shares of Class B Common Stock shall be identical to the shares of Class A Common Stock in all respects except that each share of Class B Common Stock will have a liquidation preference of $0.10 per share.

          No share shall be issued until it has been paid for, and it shall thereafter be nonassessable. The Corporation may also issue up to Ten Million (10,000,000) shares of preferred stock at $.0001 par value per share. The preferred stock of the Corporation shall be issued in one or more series as may be determined from time to time by the Board of Directors. In establishing a series, the Board of Directors shall give to it a distinctive designation so as to distinguish it from the shares of all other series and classes, shall fix the number of shares in such series, and the preference, rights and restrictions thereof. All shares in a series shall be alike. Each series may vary close in the following respects: (1) the rate of dividend; (2) the price at and the terms and conditions on which shares shall be redeemed; (3) the amount payable upon shares in the event of involuntary liquidation; (4) the amount payable upon shares in the event of voluntary liquidation; (5) sinking fund provisions for the redemption of shares; (6) the terms and conditions on which shares may be converted if the shares of any series are issued with the privilege of conversion and (7) voting powers".

     FOURTH: The amendment to the Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Section 228 and 242 of the General Business Law of the State of Delaware.

     IN WITNESS WHEREOF, the undersigned hereby executes his name and affirms that the statements made herein are true under the penalties of perjury, this ___ day of ________, 1999.



--------------------
Richard L. Schleufer
Chief Executive Officer

                                                                     Appendix I


                           ENTERPRISE SOFTWARE, INC.
                              8415 Explorer Drive
                       Colorado Springs, Colorado 80920

               SPECIAL MEETING OF STOCKHOLDERS, _________, 1999

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                         OF ENTERPRISE SOFTWARE, INC.


     The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and the accompanying Proxy Statement, each dated ____________, 1999, regarding the Special Meeting of Stockholders of Enterprise Software, Inc. to be held on ____________, 1999 and any adjournment thereof, and does hereby appoint Richard L. Schleufer and H. Bradley Eden, or either of them, each with full power of substitution, as the proxy of the undersigned to represent the undersigned and to vote all shares of common stock, $.001 par value, of Enterprise Software, Inc. which the undersigned would be entitled to vote if personally present at said Special Meeting and any adjournments thereof.

     PLEASE MARK YOUR CHOICES LIKE THIS [X] IN BLUE OR BLACK INK.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1 AND FOR PROPOSAL
2.

     1. APPROVAL AND ADOPTION OF THE AGREEMENT AND PLAN OF MERGER AND THE TRANSACTIONS CONTEMPLATED THEREBY.

          FOR [  ]                AGAINST [  ]                      ABSTAIN [  ]

     2. APPROVAL OF THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION.

          FOR [  ]                AGAINST [  ]                      ABSTAIN [  ]

     2. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY POSTPONEMENTS OR ADJOURNMENTS THEREOF.

     When properly executed, the shares represented by this Proxy will be voted as directed. IF NO DIRECTION IS MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR PROPOSAL 1 AND FOR PROPOSAL 2.



                              (see reverse side)

                                                                    Appendix I

                          (continued from other side)



                                         Dated:


                                         ________________________________, 1999

                                         ______________________________________
                                                       (Signature)

                                         ______________________________________
                                         (Signature, if held jointly)


                                        Please sign exactly as your name or
                                        names appear on your stock
                                        certificate, and when signing as
                                        attorney, executor, administrator,
                                        trustee or guardian, give your full
                                        title as such. If the signatory is a
                                        corporation, sign the full corporate
                                        name by a duly authorized officer. If
                                        a partnership, please sign in
                                        partnership name by authorized person.

              PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD
                    PROMPTLY USING THE ENCLOSED ENVELOPE.



                                      I-2